                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SOUTHERN ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                 SOUTHERN ACCEPTANCE CORPORATION
                    277 Pat Mell Road, Suite A
                     Marietta, Georgia  30060
                         October 8, 1996

To Our Shareholders:

     You are cordially invited to attend a Special Meeting (the
"Special Meeting") of Shareholders of Southern Acceptance
Corporation (the "Company") to be held at The Smyrna Community
Center, 200 Village Green Circle, Smyrna, Georgia, on November 7,
1996, at 2:00 p.m., Marietta time.

     At the Special Meeting you will be asked to approve four proposals. Under the first proposal (the "Merger Proposal"), you will be asked to adopt and approve a merger agreement pursuant to which Efficiency Lodge, Inc., a Georgia corporation ("ELI"), will be merged with and into the Company (the "Merger") on the terms set forth under "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- General" in the attached Proxy Statement. As part of the Merger Proposal, you will also be asked to approve an amendment of the Company's Articles of Incorporation, as amended (the "Articles"), to change the name of the Company to "Efficiency Lodge, Inc." In the Merger, each one hundred shares of the Company's common stock will be converted into one share of stock in the surviving corporation. In lieu of the issuance of fractional shares, each shareholder will instead receive an amount in cash equal to $.10 in the Merger (the "Surviving Corporation") multiplied by the shareholder's unconverted shares. Shareholders with fewer than one hundred shares of common stock in the Company will cease to be shareholders following the Merger. The ELI shareholders will receive 95% of the shares in the Surviving Corporation in exchange for their shares of stock in ELI which it estimates to be approximately 992,000 shares, and the current Company shareholders will hold 5% of the shares of the Surviving Corporation which it estimates to be approximately 52,000 shares. The Merger will result in a change in control of the Company by causing the Company's shareholders to hold collectively 5% of the Surviving Corporation and the two shareholders of ELI to own the remaining 95% of the Surviving Corporation. Under the Merger Agreement, four of the Company's current directors will remain directors of the Surviving Corporation following the Merger.

     Under the second proposal (the "Articles Amendment Proposal"), you will be asked to approve an amendment of the Company's Articles. Under the proposal, the Articles will be amended to add certain provisions to limit the potential monetary liability of directors of the Company for breaches of their duty of care or other duties as a director to the extent allowed under Georgia law.

     Under the third proposal (the "By-Law Amendment Proposal"), you will be asked to approve an amendment to Article III, Section 1 of the Company's By-Laws, as amended, to permit the annual meeting of the Company to be held in May of each year, beginning in 1997.

     Under the fourth proposal (the "Adjournment Proposal"), you will be asked to approve a proposal to allow management of the Company, in its discretion, to adjourn the Special Meeting to permit the solicitation of additional proxies in the event there are not sufficient affirmative votes to approve the Merger, Articles Amendment and By-Law Amendment Proposals.

     Your Board of Directors believes that the Merger Proposal, the Articles Amendment Proposal, the By-Law Amendment Proposal and the Adjournment Proposal are in the best interests of the Company and recommends that you vote "FOR" each of the proposals. Approval of each of the Merger Proposal, the Articles Amendment Proposal and the By-Law Amendment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the common stock of the Company. Approval of the Adjournment Proposal requires that more shares of common stock of the Company represented at the special meeting in person or by proxy vote for the proposal than against it.

     YOU ARE URGED TO READ CAREFULLY THE ENCLOSED PROXY STATEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE MERGER, ARTICLES AMENDMENT, BY-LAW AMENDMENT AND ADJOURNMENT PROPOSALS. Whether or not you plan to attend the Special Meeting, please be sure to date, sign and return the enclosed Proxy as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own. If you attend the Special Meeting, you may vote in person whether or not you have previously returned your Proxy.

                                  Sincerely,

                                  /s/ J. A. Cochran
                                  J. A. Cochran
                                  PRESIDENT

                 SOUTHERN ACCEPTANCE CORPORATION
                    277 Pat Mell Road, Suite A
                     Marietta, Georgia  30060
                       ___________________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD NOVEMBER 7, 1996
                            2:00 P.M.

TO THE SHAREHOLDERS OF SOUTHERN ACCEPTANCE CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Southern Acceptance Corporation, a Georgia corporation (the "Company"), will be held at The Smyrna Community Center, 200 Village Green Circle, Smyrna, Georgia, on November 7, 1996, at 2:00 p.m., Marietta time, for the purpose of considering and voting upon the following matters, each of which is described in the attached Proxy Statement:

     1. A proposal to approve and adopt an Agreement and Plan of Merger, dated as of January 22, 1996, as amended, between the Company and Efficiency Lodge, Inc., a Georgia corporation ("ELI"), a copy of which is attached to the enclosed Proxy Statement as Appendix A. Under the proposal, the Company's Articles of Incorporation, as amended (the "Articles"), will be amended to change the name of the Company to "Efficiency Lodge, Inc.;"

     2. A proposal that the Company's Articles be amended in accordance with the article amendment attached to the enclosed Proxy Statement as Appendix B;

     3.  A proposal that Article III, Section 1 of the Company's
     By-Laws be amended in accordance with Appendix C of the enclosed Proxy Statement;

     4. A proposal that the Company's officers be allowed in their discretion to adjourn the Special Meeting to solicit additional Proxies; and

     5. To transact such other business as may properly come before the Special Meeting, or any adjournments thereof.

     Only shareholders of record at the close of business on September 25, 1996 will be entitled to notice of and to vote at the Special Meeting.

     A Proxy Statement and Proxy Card solicited by the Board of Directors of the Company are enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the Proxy Card and return it promptly in the enclosed postage-paid return envelope. If you attend the Special Meeting, you may, if you wish, revoke your Proxy and vote in person.

                              By Order of the Board of Directors

                              /s/ Bonnie L. Byers
                              BONNIE L. BYERS
                              VICE PRESIDENT AND SECRETARY-TREASURER

Marietta, Georgia, October 8, 1996

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE SPECIAL MEETING IF YOU DO NOT ATTEND
PERSONALLY.
                 SOUTHERN ACCEPTANCE CORPORATION
                    277 Pat Mell Road, Suite A
                     Marietta, Georgia  30060
                       ___________________

              PROXY STATEMENT FOR SPECIAL MEETING OF
           SHAREHOLDERS TO BE HELD ON NOVEMBER 7, 1996

     This Proxy Statement is being furnished to the holders of common stock, par value $.10 per share (the "Company Stock"), of Southern Acceptance Corporation, a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be used at a Special Meeting of Shareholders of the Company, and any and all adjournments or postponements thereof (the "Special Meeting"). The Special Meeting will be held on November 7, 1996 at 2:00 p.m., Marietta time, at The Smyrna Community Center, 200 Village Green Circle, Smyrna, Georgia, to consider and vote upon four proposals.

     Under the first proposal (the "Merger Proposal"), holders of Company Stock will be asked to approve and adopt an Agreement and Plan of Merger dated January 22, 1996, as amended (the "Merger Agreement"), pursuant to which Efficiency Lodge, Inc., a Georgia corporation ("ELI"), will be merged with and into the Company (the "Merger") on the terms set forth under "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- General" in the attached
Proxy Statement.   Immediately prior to the Merger, three of the
seven members of the Company's board of directors (the "Board") will resign, and the remaining directors will appoint Roy Barnes, Ray Barnes and Annette Bone, each of whom is a designee of ELI, to membership on the Board. Under the Merger Agreement, each one hundred shares of the Company Stock will be converted into one share of the surviving corporation following the Merger (the "Surviving Corporation"), and in lieu of issuing fractional shares, the Company will pay shareholders $.10 multiplied by the number of unconverted shares of Company Stock held by the shareholder. Shareholders of the Company who hold fewer than one hundred shares of Company Stock prior to the Merger will cease to be shareholders of the Surviving Corporation following the Merger. The Company's shareholders will collectively hold 5% of the stock in the Surviving Corporation and the two shareholders of ELI will hold the remaining 95% of the stock. In addition, the Articles of Incorporation of the Company, as amended (the "Articles"), will be amended upon consummation of the Merger to change the name of the Company to "Efficiency Lodge, Inc." The Merger Agreement, including the proposed Article amendment, is attached to this Proxy Statement as Appendix A, and any summary contained herein of the terms of the Merger Agreement is qualified by reference to the Merger Agreement.

     Under the second proposal (the "Articles Amendment Proposal"), holders of Company Stock will be asked to approve an amendment to the Company's Articles to add provisions to limit the potential monetary liability of directors of the Company for breaches of their duty of care or other duties as a director to the extent allowed under Georgia law. The proposed article amendment is attached to this Proxy Statement as APPENDIX B, and any summary contained herein of the proposed article amendment is qualified by reference to such article amendment.

     Under the third proposal (the "By-Law Amendment Proposal"), holders of the Company Stock will be asked to approve an amendment to Article III, Section 1 the Company's By-Laws, as amended (the "By-Laws"), which is attached to this Proxy Statement as APPENDIX C.
     Under the fourth proposal (the "Adjournment Proposal"), holders of the Company Stock will be asked to approve a proposal to allow management of the Company, in their discretion, to adjourn the Special Meeting to permit the solicitation of additional proxies.

     The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent or given to shareholders is October 8, 1996. For purposes of this Proxy Statement, all references to outstanding shares of the Company are unadjusted for the conversion of Company Stock and ELI Stock proposed in the Merger unless such shares are designated as being "Post-Merger Shares."

     Any Proxy given pursuant to the solicitation may be revoked without compliance with any other formalities by any shareholder who attends the Special Meeting and gives notice of his or her election to vote in person. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Special Meeting by delivering to Bonnie Byers, the Secretary of the Company, a notice of revocation or a duly executed Proxy for the same shares bearing a later date.
                             _______________

                        TABLE OF CONTENTS

                                                                                                        Page(s)

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Voting at the Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Proxy Solicitation Expense   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Background of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Negotiation with ELI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Recommendations of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Reasons for the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Effects of the Merger on the Company's Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   The Merger Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Exchange of Stock Certificates and Payment of Cash in Lieu of Fractional Shares  . . . . . . . . . . . .  12
   Appraisal Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Interests of Certain Persons in the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Material Federal Income Tax Consequences of the Merger   . . . . . . . . . . . . . . . . . . . . . . . .  14
   Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Regulatory Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

INFORMATION REGARDING THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Business of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Description of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Ownership of the Company Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY  . . .  18

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

INFORMATION REGARDING ELI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   Business of ELI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   The Extended Stay Lodging Industry   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   The Efficiency Lodges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Expansion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                       -i-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ELI  . . . . . . .  26
   Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

DIVIDENDS ON AND MARKET PRICES OF THE COMPANY AND ELI COMMON STOCK  . . . . . . . . . . . . . . . . . . . .  32

COMPARATIVE PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

OPERATIONS AFTER THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Business of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Company Management   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF  INCORPORATION OF THE COMPANY . . . . . . . . . . . . . . . .  38
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Recommendation of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Background and Reasons for the Articles Amendment Proposal   . . . . . . . . . . . . . . . . . . . . . .  38
   Effect of the Article Amendment Proposal on Shareholders   . . . . . . . . . . . . . . . . . . . . . . .  39
   Appraisal Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

PROPOSAL TO AMEND ARTICLE III, SECTION 1 OF THE BY-LAWS OF THE COMPANY  . . . . . . . . . . . . . . . . . .  40

PROPOSAL TO PERMIT MANAGEMENT OF THE COMPANY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES .  41

INFORMATION CONCERNING ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

DATE FOR RECEIPT OF STOCKHOLDERS PROPOSALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-i

AGREEMENT AND PLAN OF MERGER...........................................................................APPENDIX A

PROPOSED ARTICLE AMENDMENT.............................................................................APPENDIX B

PROPOSED BY-LAW AMENDMENT..............................................................................APPENDIX C

TAX OPINION OF KILPATRICK & CODY.......................................................................APPENDIX D

                                              THE SPECIAL MEETING

VOTING AT THE SPECIAL MEETING

     Only holders of record of common stock of Southern Acceptance Corporation (the "Company"), $.10 par value per share (the "Company Stock"), outstanding at the close of business on September 25, 1996 (the "Record Date") are entitled to vote at the Special Meeting and at any adjournment thereof. As of the close of business on the Record Date, 5,238,905 shares of Company Stock were outstanding and entitled to vote at the Special Meeting. Unless otherwise indicated, all references in this Proxy Statement to percentages of outstanding shares of Company Stock are based on 5,238,905 shares outstanding. In addition, all references to the outstanding shares of Company Stock are unadjusted for the conversion of Company Stock and the common stock of Efficiency Lodge, Inc. ("ELI") pursuant to the Merger, unless such shares are designated as "Post-Merger Shares."

     Each share of Company Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Company Stock entitled to vote on a matter is necessary to constitute a quorum at the Special Meeting. The affirmative vote of 2,619,453 shares of Company Stock, a majority of the issued and outstanding shares, are required to approve the Merger, Articles Amendment and By-Law Amendment Proposals. If a quorum is present, the Adjournment Proposal will be approved if more votes are cast in favor of the proposal than against it. Directors and executive officers of the Company who own 347,698 shares, or 6.64% of the outstanding Company Stock, have indicated that they will vote in favor of the Merger, Articles Amendment, By-Law Amendment and Adjournment Proposals. Abstentions and broker non-votes will be counted in determining whether a quorum is present, but will have the effect of a vote against the Merger, Article Amendment and By-Law Amendment Proposals but will have no effect on the outcome of the vote for the Adjournment Proposal.

     All shares of Company Stock represented by properly executed and unrevoked proxies will be voted at the Special Meeting in accordance with the direction on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER, ARTICLES AMENDMENT, BY-LAW AMENDMENT AND ADJOURNMENT PROPOSALS DESCRIBED IN THIS PROXY STATEMENT. The Company does not know of any matters, other than those described in the Notice of Special Meeting, which will come before the Special Meeting. If any other matters are properly presented for action at the Special Meeting, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

PROXY SOLICITATION EXPENSE

     In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission, telegram or personal interview, for which they will receive no compensation in addition to their regular compensation. Each of the Company and ELI will pay its own expenses related to the Merger. All

expenses of this Proxy solicitation, including the cost of printing and mailing the Proxy, which are anticipated by the Company to be approximately $75,000, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding to beneficial owners of shares of the Company Stock. Normal handling charges may be paid for the forwarding service.

            PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT
                                 (ITEM 1)

GENERAL

     The following is a brief summary of the material aspects of the proposed Merger of ELI with and into the Company (the "Merger"). This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger by and between the Company and ELI dated January 22, 1996, as amended on June 11, 1996 and September 6, 1996 (the "Merger Agreement"), which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

     At the effective time of the consummation of the Merger (the "Effective Time"), ELI will be merged with and into the Company, which will be the surviving corporation in the Merger (the "Surviving Corporation"). Shareholders of the Company will receive one Post-Merger Share of the Company Stock for each one hundred shares of Company Stock held by them prior to the Merger receiving an estimated 52,000 shares in the aggregate. In order to avoid the issuance of fractional Post-Merger Shares, each shareholder of the Company otherwise entitled to receive a fractional share shall receive in lieu thereof a cash payment of $.10 multiplied by each unconverted share of Company Stock held by the shareholder. All of the issued and outstanding shares of ELI common stock (the "ELI Stock") will be canceled, and the ELI shareholders will receive 95% of the Common Stock of the Surviving Corporation in exchange therefore, which is estimated to be approximately 992,000 shares. In addition, the Articles of Incorporation, as amended (the "Articles"), of the Company will be amended to change the name of the Company to "Efficiency Lodge, Inc." Because the former shareholders of ELI will own 95% of the shares of the Surviving Corporation following the Merger, there will be a change in control of the Company if the Merger is approved. The resulting percentage ownership of 5% of the Surviving Corporation by the existing shareholders of the Company was determined through arms-length negotiations with ELI.

     At the Effective Time, approximately 356 shareholders who hold fewer than 100 shares of Company Stock will receive a cash payment in lieu of continuing to be shareholders of the Company, and the remaining shareholders of the Company will own a significantly smaller percentage of the Company than they did prior to the Merger. Four of the Company's existing seven directors will continue to serve as directors of the Surviving Corporation.


PARTIES

     The Company was incorporated in 1962 and engaged in the business of real estate investment. In 1974, the Company filed for bankruptcy protection under Chapter XI of the Federal Bankruptcy Laws. Since emerging from bankruptcy in 1980, the Company has not engaged in real estate investment, but instead has been primarily engaged in real estate sales and rentals. At June 30, 1996, the total assets reflected on the Company's balance sheet were $241,651. See "INFORMATION REGARDING THE COMPANY."

     ELI was organized in 1992 as the successor by merger to several other corporations and is engaged in the business of owning and developing Efficiency Lodges and acquiring existing extended-stay lodges. As of June 30, 1996, ELI owned and operated six Efficiency Lodges, which offer both short and long-term accommodations, with an aggregate of 712 guest rooms in Georgia. At June 30, 1996, the total assets reflected on ELI's balance sheet were $10.5 million.

BACKGROUND OF THE MERGER

     BACKGROUND. In the early 1970's the Company encountered financial difficulties related to its business of building and operating motels and apartments, and in 1974 the Company declared bankruptcy. In 1980 the Company emerged from bankruptcy, but its poor financial performance continued because most of the Company's properties had been sold in the bankruptcy proceedings, leaving it with limited personnel and resources. Although management of the Company worked to conduct the Company's operations profitably and to realize increased value for the Company's shareholders, the Company's business continued to suffer because of insufficient resources and the general decline in the real estate industry in Georgia in the late 1980s and early 1990s. From time to time, the Company explored opportunities to diversify its business. It became increasingly apparent to the Board of Directors that the Company did not have the financial resources and sufficient skilled personnel necessary to compete in real estate sales or development or to diversify the business of the Company. Although the Company kept operating expenses to a minimum, such expenses continued to exceed the Company's operating income. During the past eighteen months, the Board began to consider a merger with another enterprise.

     The Board believes that if the Company were liquidated today the shareholders would realize approximately $.03 a share following payment of liquidation expenses. The Company's stock is currently held by 3,782 shareholders, many of whom own fewer than 1,000 shares. Such shareholders would receive $30 or less in the liquidation, and most have a substantially higher basis in their shares. Based on conversations with shareholders, the Directors concluded that a majority would prefer to merge with another company with a history of profitable operation and growth than to receive a small amount of money for their stock. As a result the Board began looking for a merger opportunity in late 1994.

     The Company's few resources and small size limit its opportunities. The Board soon found that there was little interest in the Company's assets and none in its business operations. The interest of potential merger partners appeared to be solely in the Company's value as a public company. Because of the Company's history of operations in real estate and the directors' own knowledge of the real estate business, the Board felt most qualified to evaluate merger possibilities with other real estate companies.

     During early 1995 the Company was approached by two companies concerning a possible merger, one engaged in the used car business (the "Used Car Company") and one engaged in the sale of software products for telephone original equipment manufacturers (the "Software Company"). The Used Car Company offered to acquire the Company, but the Board believed its acquisition offer was inadequate. The Used Car Company did not make a counter-offer. The Board decided not to pursue that possibility beyond the preliminary stage because (i) of the inadequacy of the Used Car Company's initial offer, (ii) the Used Car Company was located out-of-state and (iii) the Board was uncomfortable investing in the used car industry. The Board did not believe it was qualified to evaluate the opportunity with the Software Company and therefore engaged R.J. Wareham & Company, an investment banking firm, to assist it in analyzing the Software Company. The investment banking firm advised the Board that the merger held little upside potential for the Company's shareholders and considerable risk based on the nature of the Software Company's business. Also, following its investigation of the Software Company, the Board did not believe that the Software Company was financially sound. No offer was made by the Software Company to acquire the Company. Because of the costs to the Company of considering merger proposals and the Company's continuing losses, the Board realized that it was in the interest of the Company's shareholders to find an acceptable merger prospect as quickly as possible.

NEGOTIATION WITH ELI

     Al Cochran, Chairman of the Board of the Company, and Roy Barnes, Secretary/Treasurer of ELI, who were previously acquainted, had informal discussions over the course of several months in late 1994 and 1995 concerning the desire of Roy Barnes and Ray Barnes to eventually conduct an initial public offering for ELI. Eventually, Messrs. Cochran and Barnes began to discuss informally the possibility of merging the Company and ELI so that ELI could realize the benefits of being a public company by using the Company as a vehicle for ELI to become a publicly owned corporation and the Company's shareholders could become part of a company with the potential to grow. During the second quarter of 1995, the Merger discussions continued and became more serious with ELI focusing on the history and the financial status of the Company and the Company reviewing the business of ELI, its financial status and plans for future growth. Mr. Cochran informed the Board of Directors of ELI's interest and was authorized to negotiate on behalf of the Company.

     From the second quarter of 1995 until the Merger Agreement was signed in January of 1996, the parties held numerous informal discussions concerning the possibility of the Merger during which financial information in the nature of income tax returns and financial statements were exchanged. The negotiations continued to be primarily conducted in a series of informal telephone conversations by Roy Barnes on behalf of ELI and Al Cochran on behalf of the Board of Directors of the Company. Mr. Cochran informed the Board of Directors of the Company of the status

of discussions with ELI and received their recommendations regarding the negotiations at the regular board meetings of the Company and in telephone conferences. The discussions primarily concerned the structure of the transaction, the relative financial positions of the parties and the percentage of the Surviving Corporation to be owned by the Company and ELI shareholders respectively. There were no formal agendas or minutes kept for these meetings and the exact dates of the meeting are not known. The Board of Directors did not retain an investment banking firm to assist them in evaluating the ELI offer because, as discussed in further detail below, members of the Board were generally familiar with the principals of ELI and the ELI business and because of the costs and difficulty of locating an established firm willing to work on a transaction of this size. See "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- Reasons For the Merger."

     ELI's management believed that a merger with the Company would be a relatively easy and inexpensive way to obtain access to the public capital markets and would facilitate the development of a public market for its shareholders' stock. ELI placed little value on the Company's real estate assets and none on the Company as an operating business. Accordingly, the ELI shareholders were unwilling to give up more than five percent of their company to effect the merger with the Company. In addition, ELI's management desired for the Company to conduct a reverse stock split as part of the Merger to reduce the number of outstanding shares in the Surviving Corporation and because it believed the reduction might help increase the market value of the stock of the Surviving Corporation. See "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- Reasons for the Merger." The Board of Directors of the Company decided to accept ELI's offer based on the reasons set forth below.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     At a meeting held on January 19, 1996, the Company's Board of Directors (the "Board") concluded that the Merger was in the best interests of the shareholders of the Company and approved the Merger Agreement. For the reasons outlined below, the Board recommends that the shareholders of the Company approve the Merger Agreement and the transactions and proposals contemplated thereby.

REASONS FOR THE MERGER

     Following is a discussion of the material factors considered by the Board of Directors of the Company in determining to approve the Merger and recommend it to the shareholders of the Company.

     The Board of Directors of the Company were generally familiar with the business of ELI and believed it to have considerable potential. They also knew Roy and Ray Barnes and had confidence in their integrity and management skills. The Directors believed that the ownership of five percent of a profitable and growing company such as ELI could be worth much more than the liquidation value of the Company. The Board's judgment in this regard appears to have been confirmed by the high valuations placed by the stock market in recent months on other extended stay motel companies operating in the Atlanta market.

     The Board recognizes that ELI may not achieve the same level of success in the capital markets as its competitors, and the Company's shareholders should consider the risks of the real estate and motel industries in determining how to cast their votes on the proposed merger. These risks include the susceptibility of the extended-stay lodging industry to changes in national, regional and local economic conditions, the relatively illiquid nature of real estate holdings, the possibility of an ongoing need for capital improvements of real estate investments, and risks associated with real estate development, including the risk of obtaining financing on favorable terms, the possibility of costly delays and the possibility that development costs will exceed budgeted amounts. In addition, ELI's ability to manage its growth and to compete in the expanded stay motel market has not been proven. The Board also considered the fact that the two former ELI shareholders would own 95% of the Surviving Corporation and consequently would be able to elect sufficient directors to control the Surviving Corporation's Board of Directors. The Company's success in the future will be significantly dependent on the management skills of Roy and Ray Barnes.

     Based on the terms of the proposed Merger, the Company would contribute less than five percent of the Surviving Corporation's assets, but because ELI had a stockholder's deficit of $7,702 compared to the Company's stockholders' equity of $186,955 at June 30, 1996, the book value of the Company's shareholders would be substantially diluted. See "Unaudited Pro Forma Financial Statements." However, the Company had revenues for the six months ended June 30, 1996 of $14,555, and a net loss of $57,581, compared to ELI's revenues of $2,002,577, and net income of $356,303. In passing judgment on the proposed Merger, the Board of Directors of the Company carefully considered the track record of ELI, its plans for growth, and its potential. The Board believed that the only course open to the Company in the absence of a merger would be liquidation. The Board of Directors of the Company concluded, after thoughtful deliberation, that the shareholders would benefit more from owning a small interest in an expanding company than from the liquidation of the Company and believed that the five percent interest in the Surviving Corporation was the best deal they could negotiate for the Company's Shareholders. Consequently, the Board of Directors decided to approve the Merger and to recommend the Merger to the Company's shareholders. The Company anticipates that the legal, accounting and other fees associated with the Merger and other Proxy solicitation expenses will total approximately $75,000.

     The Board also evaluated the reduction of each one hundred shares of Company Stock to one Post-Merger Share and concluded that the conversion might help to increase the market value of the Company Stock following the Merger. The Board has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of securities that have a market value of less than $5.00 per share. Currently, there is no market for the Company Stock, and the Company Stock has not been actively traded within the last 19 years. In addition, there is currently no market for the ELI Stock. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock (such as the Company Stock) in an amount not to the exceed 50% of the market value of such shares.

     There is no way to determine in advance of the Merger whether a public market will develop for the Company's shares, and if one does develop, at what price the shares would trade. Management of ELI has announced its intention, following the Merger, to explore raising additional capital for the Surviving Corporation and to develop a trading market for the Company Stock. Based on the foregoing, the Board determined that the conversion of each one hundred shares of Company Stock into one Post-Merger Share would be in the long-term best interests of the Company and its shareholders.

     Although there is no assurance that the proposed Merger will achieve the results outlined above and desired by the Board or that a market for the Company Stock will develop following the Merger, the Board believes that the likelihood of these results being achieved will be significantly improved.

     Management of the Company is not aware of any attempts by any person or other entity to purchase Company Stock in order to obtain control of the Company, and the proposed conversion of Company Stock in the Merger is not intended to be an anti-takeover device. In fact, the conversion of Company Stock is a condition to consummation of the Merger with ELI.

     The Company's Board also considered the factors listed in this Proxy Statement under "PROPOSAL TO ADOPT THE MERGER AGREEMENT -- Interests of Certain Persons in the Merger" in determining whether to approve the Merger Agreement and recommend approval thereof by the shareholders of the Company. If the Merger is not approved, the Company intends to immediately commence the liquidation process. The Company believes that if the Company were liquidated today, the shareholders would realize approximately $.03 per share in the liquidation process following the payment of liquidation expenses.

EFFECTS OF THE MERGER ON THE COMPANY'S SHAREHOLDERS

     GENERAL. The new Post-Merger Shares of Company Stock issued to the Company Shareholders and ELI pursuant to the Merger will be fully paid and non-assessable. The voting rights and other rights that accompany Company Stock will not be altered by the Merger, nor will the total number of shares authorized for issuance under the Articles be amended.

     DIMINUTION OF OWNERSHIP INTEREST. Following the Merger, the existing shareholders of the Company (other than those shareholders of the Company who hold fewer than one hundred shares of Company Stock at the Effective Time) will collectively hold 5%, and the ELI shareholders will collectively hold 95%, of the Post-Merger Shares. At December 31, 1995, the assets reflected on the Company's balance sheet totaled approximately $298,628, while the assets reflected on ELI's balance sheet totaled approximately $10.3 million. In addition, during the year ended December 31, 1995, the Company had net operating revenues of $224,574, compared to ELI's net operating revenues for the year ended December 31, 1995 of $3,249,952. Thus, the existing shareholders in the Company will

hold a substantially smaller interest in the Surviving Corporation, which will have greater assets and financial resources than does the Company presently. Company shareholders who hold fewer than one hundred shares of Company Stock on consummation of the Merger will not receive any Post-Merger Shares in the Merger, but instead will receive a cash payment in an amount less than $10.00 in lieu of the issuance of a fractional Post-Merger Share of Company Stock. Because the current ELI shareholders will control 95% of the Post-Merger Shares, they will be in a position to control the election of Board members and to exercise control of the Surviving Corporation.

     AVAILABILITY OF AUTHORIZED BUT UNISSUED SHARES. As a result of the Merger, the number of outstanding shares of Company Stock will be reduced from 5,238,905 shares to approximately 1,044,620 shares, as adjusted to reflect the total number of shares eliminated as a result of the payment of cash in lieu of the issuance of fractional shares, including the shares of Company Stock that will be issued to the ELI shareholders as part of the Merger. The number of Post-Merger Shares authorized for issuance by the Restated and Amended Articles will continue to be 7,500,000 shares. The authorized but unissued Post-Merger Shares will be available for general corporate purposes, and can be issued by the Board from time to time, without further shareholder action, for proper corporate purposes, including acquisitions, financings, stock dividends, stock splits, benefit plans and such other proper purposes as the Board may deem to be in the best interest of the Surviving Corporation.

     SHAREHOLDERS' EQUITY. As a result of the Merger, the Surviving Corporation's stated capital, which consists of the par value per share of the Company Stock multiplied by the number of shares of Company Stock outstanding, will be reduced by approximately $417,000 to approximately $104,000 on the effective date of the Merger. Accordingly, stated capital will be decreased because the number of shares outstanding will be reduced. Correspondingly, the Surviving Corporation's capital in excess of par value, which consists of the difference between the Surviving Corporation's stated capital and the net fair value of the Company's assets and liabilities received by the Surviving Corporation upon the issuance of all currently outstanding Company Stock, will be reduced to approximately $208,000.

THE MERGER AGREEMENT

     GENERAL. The following is a brief summary of the material terms of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Appendix A.

     The Merger Agreement provides that, upon the satisfaction or waiver of conditions to the Merger, ELI will be merged with and into the Company, and the Company will continue as the Surviving Corporation, although the name of the Company will be changed to "Efficiency Lodge, Inc." Pursuant to the Merger Agreement and subject to shareholder approval, the amended Articles as described below will be the Articles of Incorporation of the Surviving Corporation and the by-laws of the Company in effect at the Effective Time will be the by-laws of the Surviving Corporation.

     CONVERSION. At the Effective Time, each outstanding one hundred shares of Company Stock will be converted into the right to receive one newly-issued Post-Merger Share of Company Stock. In addition, the outstanding shares of ELI Stock will be converted into 95% of the outstanding stock of the Surviving Corporation following the Merger. See "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT - Exchange of Stock Certificates and Payment of Cash in Lieu of Fractional Shares."

     ISSUANCE OF CASH IN LIEU OF FRACTIONAL SHARES. To avoid the existence of fractional shares, shareholders otherwise entitled to receive a fractional share of the Company Stock following the one-for-one hundred conversion of Company Stock will instead receive $.10 in cash multiplied by the number of unconverted shares of Company Stock held by such shareholder. See "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT
- Exchange of Stock Certificates and Payment of Cash in Lieu of Fractional Shares." The parties negotiated the fractional share price of $.10 per share of the Company Stock based upon the price paid by the Company on February 19, 1994 to a shareholder for redemption of such shareholder's shares, which is the only relatively recent trade of the Company's stock of which the Company is aware. A more current valuation for the fractional share amount was not used because no such valuation was available. Based on the Company's book value per share, management of the Company does not believe that a valuation would have supported a higher fractional share price.

     CLOSING; EFFECTIVE TIME. The Closing will take place on the day following the later to occur of the Special Meeting or the date on which the conditions to Closing in the Merger Agreement are satisfied or waived, or on such other date as the parties agree. After the conditions set forth in the Merger Agreement have been satisfied or waived, the Merger will become effective at such time as the Certificate of Merger required under Georgia law is filed with the Secretary of State of Georgia. The Effective Time will be the close of business, Marietta time, on the date of Closing.

     REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of ELI and the Company relating to, among other things: (a) organization and similar corporate matters;
(b) capital structure; (c) subsidiaries; (d) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related agreements; (e) corporate books and records; (f) the accuracy of the information provided in Securities and Exchange Commission filings and financial statements; (g) the absence of certain material changes; (h) compliance with certain laws; (i) required consents; (j) contractual obligations concerning brokers' or finders' fees; (k) contracts; and (l) title to properties.

     NON-SOLICITATION AGREEMENT. Pursuant to the Merger Agreement, the Company and ELI have agreed that each will not initiate, solicit or encourage any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of it, whether by merger, purchase of assets, tender offer or otherwise (a "Business Combination Transaction") and will not provide any confidential information to or have any discussions with corporations or any other entity ("Third Party") relating to, or engage in any negotiations concerning, a Business Combination Transaction. However, the Company may furnish information

concerning its business, properties or assets to a Third Party which has expressed an interest in making a bona fide offer or proposal to the Company to enter into a Business Combination Transaction, and which in the opinion of the Company, has the financial capability to consummate such transaction (and when the Company has not initiated the offer or proposal and has not solicited or encouraged such Third Party to express such offer or proposal). Following receipt of such expression of interest, the Company may negotiate and enter into any appropriate agreements with such Third Party with regard to a Business Combination Transaction, if outside counsel advises the Board of Directors that failure to furnish such information, negotiate or enter into appropriate agreements with such Third Party would subject the Board of Directors to a substantial risk of liability for breach of their fiduciary duties or for failure to comply with the requirements of federal or applicable state securities laws. If the Company has received an expression of interest or offer, it has agreed to promptly inform ELI as to, and provide it with copies of, any such inquiry, offer or proposal.

     OPERATIONS PENDING CLOSING. Pursuant to the Merger Agreement, the Company and ELI have agreed that during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement or as consented to in writing by the other party, they each will carry on their respective businesses only in the ordinary and usual course and consistent with past practices.

     BOARD OF DIRECTORS. Three of the Company's directors have tendered their resignations from the Company's Board effective as of the Effective Time. Pursuant to the Merger Agreement, the Company's Board will appoint Ray Barnes, Roy Barnes and Annette Bone to fill the vacancies created by the resignations of the existing directors. These appointments will be contingent upon the consummation of the Merger. For more information regarding the members of the Surviving Corporation's Board after the Merger, see "OPERATIONS AFTER THE MERGER - Company Management."

     OFFICERS. All of the existing officers of the Company have tendered their resignations from the Company effective as of the Effective Time. The Merger Agreement provides that Ray Barnes, Roy Barnes, and Annette Bone will be appointed, effective as of the Effective Time, as the President and Chairman of the Board, Secretary/Treasurer and Vice President of Operations, respectively, of the Surviving Corporation. These appointments will be contingent on consummation of the Merger. For more information regarding the members of management after the Merger, see "OPERATIONS AFTER THE MERGER - Company Management."

     AMENDMENT OF ARTICLES TO EFFECT NAME CHANGE. The Merger Agreement provides that as of the Effective Time, the Articles will be amended to change the name of the Surviving Corporation to "Efficiency Lodge, Inc."

     REGISTRATION RIGHTS. The Merger Agreement grants the ELI shareholders and their respective designees or transferees "piggyback" registration rights if the Surviving Corporation files one or more registration statements under the Securities Act of 1933 (the "1933 Act") within three years after the Effective Time with respect to a public offering of equity securities of the Surviving Corporation. In addition,

the Merger Agreement grants the ELI shareholders and their designees or transferees a one-time right to require the Surviving Corporation to use its reasonable efforts to file a registration statement under the 1933 Act to permit a public offering of the shares of Company Stock held by the ELI Shareholders. The Surviving Corporation will bear all fees and expenses incurred in connection with the preparation and filing of any such registration statements.

     CONDITIONS TO THE MERGER. The respective obligations of the Company and ELI to effect the Merger are subject to a number of conditions, including, among others:

          (a) the approval of the Merger Proposal by the Company's shareholders as described in this Proxy Statement;

          (b) no preliminary or permanent injunction or other order or decree by any court or any governmental agency preventing the consummation of the Merger will have been issued or taken and remains in effect;

          (c) ELI and the Company will have received a legal opinion to the effect that the Merger will constitute a tax-free reorganization under Sections 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

          (d) all governmental consents required for the consummation of the Merger will have been received, and such transactions will not violate any order or decree of any court or governmental body;

          (e) the Company and ELI each will have performed and complied with all covenants and agreements contained in the Merger Agreement and all representations and warranties of each of the Company and ELI will be true and correct in all material respects on and as of the date made and the Effective Time;

          (f) all consents required from any party will have been obtained prior to the Effective Time;

          (g) there will have been no material adverse change in the business, prospects, operations, assets or condition (financial or otherwise) of the parties since the date of the Merger Agreement and through the date of Closing; and

          (h) certain legal opinions will have been delivered to the parties.

     RIGHT TO TERMINATE. BY THE COMPANY OR ELI. The Merger Agreement may be terminated (a) at any time by the mutual written consent of the Company and ELI; (b) unilaterally by either the Company or ELI if: (i) the Merger has not been consummated prior to November 30, 1996 (the "Termination Date"); (ii) the shareholders of the Company fail to approve any of the proposals described herein; (iii) a court has issued an order or decree permanently restraining or enjoining any action contemplated by the Merger Agreement and such order has become final and non-appealable;

or (iv) any law or regulation has been effected which makes the consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited.

     BY THE COMPANY. The Merger Agreement may also be terminated by the Company if prior to the Effective Time (a) the Company's Board has withdrawn or modified in a manner adverse to ELI its recommendations that shareholders of the Company adopt and approve the Merger Proposal in order for the Company to execute another acquisition agreement or to approve an offer for the Company Stock (a "Company Withdrawal"); (b) there has been (x) a material breach of any covenant or agreement in the Merger Agreement on the part of ELI which has not been cured or adequate assurance of cure given or (y) a material breach of any representation or warranty in the Merger Agreement which by its nature cannot be cured prior to the Termination Date (collectively, an "ELI Breach"); or (c) the Company discovers a condition existing with respect to the earnings of ELI or any of the properties or assets of ELI which might materially and adversely affect the earnings, business or prospects of ELI.

     BY ELI. The Merger Agreement may also be terminated by ELI if prior to the Effective Time there has been (a) a Company Withdrawal; (b) a material breach of any covenant or agreement in the Merger Agreement on the part of the Company which has not been cured or adequate assurance of cure given or (c) a material breach of any representation or warranty in the Merger Agreement which by its nature cannot be cured prior to the Termination Date.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT OF CASH IN LIEU OF FRACTIONAL
SHARES

     As soon as practicable after the Effective Time, each holder as of the Effective Time of any shares of Company Stock will, upon presentation and surrender of such certificates representing such shares to the Company (which serves as its own transfer agent) be entitled to receive in exchange therefore a certificate or certificates representing the number of whole Post-Merger Shares of Company Stock to which such holders shall be entitled together with the amount of cash payable in lieu of a fractional interest in Company Stock. Beginning at the Effective Time, each certificate representing shares of the Company Stock held by a Company shareholder prior to the Merger will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Company Stock. No script or fractional certificates will be issued in connection with the proposed Merger. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive payment for such fractional interest at the rate of $.10 per unconverted share.

     Under the escheat laws of various governing jurisdictions, sums due for fractional interests which are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction unless correspondence has been received by the Company or the Exchange Agent considering ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders who are otherwise entitled to receive such funds for their fractional share interest may be required to seek to obtain such funds directly from the jurisdiction to which they were paid.

APPRAISAL RIGHTS

     Under the Georgia Business Corporation Code, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Merger Proposal because the Company has greater than 2,000 shareholders and, in the Merger, the Company's shareholders will receive only shares of Company Stock or cash in lieu of fractional shares. The Company Stock is currently held by 3,782 shareholders, and following the Merger, the Company Stock will be held by approximately 3,400 shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Company's Board with respect to the Merger, shareholders of the Company should be aware that certain current and proposed members of the Company's management and the Company's Board have interests in the Merger that may differ from the interests of shareholders of the Company generally. The Company's Board was aware of these interests and considered them, among other matters, in approving the Merger and the transactions contemplated thereby. See "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- Reasons for the Merger."

     Under the Merger Agreement, Messrs. Cochran, Crowe, Sweat and Thigpen will continue to serve as directors of the Company following the Merger. Messrs. Crowe and Thigpen are also currently directors of ELI. Each of them abstained from the vote by the Board on the Merger Proposal. No shareholders, directors or officers of the Company own any shares of ELI.

     The Merger Agreement contemplates that Ray Barnes and Roy Barnes (the "Barnes"), the sole shareholders of ELI, will be appointed directors of the Company following the Merger. Roy and Ray Barnes will each receive 47.5% of the Company Stock following the Merger, or approximately 496,000 Post-Merger Shares, respectively. At June 30, 1996, the Company's book value was $186,955, and ELI's book value was ($7,702). Based solely on the pro forma book value of the Surviving Corporation, the Barnes would have collectively held an investment with a book value of approximately ($73,770) had the Merger been completed at June 30, 1996, compared to the book value of ELI at June 30, 1996 of ($7,702).
See "Unaudited Pro Forma Financial Statements."

     Other than as described above, no existing or proposed director or officer of the Company or any of their affiliates has any direct or indirect material interest in the Merger, except that such persons may own shares of Company Stock that will be converted into shares of the Surviving Corporation in the Merger on the same terms as shares of Company Stock held by shareholders of the Company generally. See "INFORMATION REGARDING THE COMPANY -- Ownership of the Common Stock." In the Merger, approximately 298 shares of Company Stock held by officers, directors and holders of greater than 5% of the Company Stock will be converted into $29.80 in lieu of the issuance of fractional shares, and the remaining 347,698 shares held by them will be converted into 3,473 shares, or less than 1% of the outstanding shares, in the Surviving Corporation.

EXPENSES

     Each of the Company and ELI will pay its own expenses incurred in connection with the Merger, Merger Agreement and the transactions contemplated thereby. Management anticipates that the Company's legal, accounting and other expenses related to the Merger will total approximately $75,000.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Company has received an opinion of Kilpatrick & Cody, Atlanta, Georgia, to the effect that, assuming the Merger is consummated in accordance with the Merger Agreement:

     1. The Merger and the issuance of Post-Merger Shares to the holders of ELI Stock in connection therewith, as described in the Merger Agreement, will constitute a tax-free reorganization under section 368(a)(1)(A) of the Code. The issuance of Post-Merger Shares to the holders of Company Stock in connection with the Merger, as described in the Merger Agreement, will constitute a tax-free reorganization under section 368(a)(1)(E) of the Code.

     2. Except for the recognition of gain as required by section 302 of the Code with respect to the receipt by the holders of Company Stock and ELI Stock of cash in lieu of the issuance of fractional Post-Merger Shares, no gain or loss will be recognized by the Company, ELI, or holders of Company Stock or ELI Stock as a result of the Merger.

     3. The aggregate tax basis of the Post-Merger Shares received by a holder of Company Stock or ELI Stock pursuant to the Merger will be the same as the tax basis of the shares of Company Stock or ELI Stock exchanged therefor, decreased by any portion of such tax basis allocated to shares of Company Stock or ELI Stock that are treated as redeemed by the Company.

     4. The holding period of the Post-Merger Shares received by a holder of Company Stock or ELI Stock as part of the Merger will include the holding period of the shares of Company Stock or ELI Stock exchanged therefor, provided that the Company Stock or ELI Stock, as the case may be, is held as a capital asset on the date of consummation of the Merger.

     The opinion of Kilpatrick & Cody is based upon certain assumptions and representations with respect to factual matters which are required to qualify the Merger as a "tax-free reorganization" under the Code, all of which are set forth in such opinion. A copy of such opinion is attached hereto as APPENDIX D and incorporated herein by reference.

     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION OF WHETHER TO VOTE IN FAVOR OF THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR SHAREHOLDER WHO IS SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS, AND SHAREHOLDERS WHO DO NOT HOLD THEIR SHARES OF THE COMPANY STOCK AS "CAPITAL ASSETS" WITHIN THE MEANING OF SECTION 1221 OF CODE, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS

OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE COMPANY AND ELI SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

ACCOUNTING TREATMENT

     Based on the comparative size of the holdings of the shareholders of each company after the merger, ELI is considered to be the acquiring company and the Company is the acquired company under generally accepted accounting principles. The transaction will be accounted for as a purchase transaction pursuant to generally accepted accounting principles. The assets and liabilities of ELI will be recorded by the Surviving Corporation at the same amounts currently recorded by ELI. ELI's accumulated deficit will also be recorded by the Surviving Corporation. The Merger will result in a change of ELI's tax status from a nontaxable to a taxable entity. Accordingly, a deferred tax liability of approximately $162,000 will be recorded by the Surviving Corporation to reflect this change.

     The assets and liabilities of the Company will be recorded by the Surviving Corporation at their fair values. The common stock of the Surviving Corporation will be recorded at an amount equal to the par value of all shares issued. The net difference of all of the above amounts will be recorded as additional paid-in capital. Revenues and expenses recognized by ELI since the beginning of its fiscal year will be recognized by the Surviving Corporation. Revenue and expenses recognized by the Company prior to the merger will not be recognized by the Surviving Corporation.

REGULATORY APPROVALS

     No governmental regulatory approvals are required with respect to the Merger, except for the filing of the Certificate of Merger with the Georgia Secretary of State.

                         INFORMATION REGARDING THE COMPANY

BUSINESS OF THE COMPANY

     The Company was incorporated in 1962 as a Georgia corporation, and for 34 years engaged in the business of real estate sales and development in Georgia. Specifically, the Company purchased or built and operated motels and apartments. In 1974, following several years of losses, the Company filed for bankruptcy under Chapter XI of the federal bankruptcy laws. At the time the Company filed for bankruptcy in 1974, it owned approximately 18 properties, most of which the Company sold during the bankruptcy proceedings.

     The Company emerged from bankruptcy in 1980. Thereafter, the Company operated five motels until the motels were sold in the early 1980s. Following the sale of the motels, the Company continued to engage to a limited extent in the purchase and sale of real estate in Georgia.

     The Company is currently primarily engaged in the business of real estate sales and earns commissions from such real estate sales. In addition, the Company earns interest on its notes receivable, rental income from its rental properties and income from the purchase and sale of investment properties. As of June 30, 1996, the book value of the Company's assets was $241,651. Management does not believe there is any substantial unrecognized value in these assets.

     The principal executive offices of the Company are located at 277 Pat Mell Road, Suite A, Marietta, Georgia 30060, and the telephone number at that address is 770-432-6684.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending or known to be contemplated to which the Company is a party or to which any of its property is subject.

DESCRIPTION OF PROPERTY

     The Company owns the 3,813 square-foot, one-story office building at 277 Pat Mell Road in Cobb County, Georgia that houses its principal executive offices as well as one tenant. This property constitutes substantially all of the assets of the Company and is subject to a mortgage with a balance as of June 30, 1996 of approximately $40,789.
The mortgage on the property accrues interest at the rate of 10% per year, and will mature in 2004.

OWNERSHIP OF THE COMPANY STOCK

     The following table sets forth the number of shares and percentage of outstanding shares of the Company Stock beneficially owned on
March 31, 1996, and that will be beneficially owned following consummation of the Merger, by:  (i) each person who is known by management to be the beneficial owner of more than 5% of the Company Stock; (ii) each of the current directors of the Company; (iii) the


Company's current Chief Executive Officer; and (iv) all of the current directors and executive officers of the Company as a group. The information concerning shares of Company Stock owned following the Merger reflects the exchange of shares of Company Stock and ELI Stock pursuant to the Merger.

     Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power.

                            Before the Merger   Following the Merger

         Name of               Shares                   Shares
        Beneficial           Beneficially   Percent   Beneficially  Percent
          Owner                Owned       of Class      Owned     of Class
        ----------           ------------  --------   ------------ --------
Bonnie L. Byers                  103<F1>       *            1          *
Harry W. Chappell, Jr.        17,139<F2>       *          171          *
Joseph A. Cochran             34,838<F3>       *          348          *
Arthur L. Crowe, Jr.          21,186           *          211          *
Wesley Howard Stembridge       2,704           *           27          *
Dr. Roy W. Sweat, D.C.       270,698<F4>      5.17%     2,706          *
Ken F. Thigpen                  1,030          *          10           *

All executive officers and    347,698        6.64%      3,473          *
directors of the Company
as a group (a total of 7
persons)

*  Less than one percent.

<F1>  Owned by Mrs. Byers jointly with her husband.
<F2>  Owned by Mr. Chappell jointly with his wife.
<F3>  25,550 shares are owned by Mr. Cochran jointly with his wife.
<F4>  Dr. Sweat's address is 4735 River Court, Duluth, Georgia, 30136.

     Messrs. Stembridge and Chappell and Ms. Byers have tendered their resignations from the Board effective upon the consummation of the Merger, and the Board has appointed Ray Barnes, Roy Barnes (collectively, the "Barnes") and Annette Bone as directors of the Company effective upon the consummation of the Merger. For information concerning stock ownership of Messrs. Barnes and Ms. Bone in the Surviving Corporation following the Merger, see "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- Operations After the Merger -- Ownership of Stock of the Surviving Corporation."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY


The Company is primarily engaged in the business of real estate sales. The Company also earns commissions from real estate sales and receives rental income from its office building. Although the Company sold a piece of investment property and two pieces of property held for resale at gains during 1995, the Company experienced a net loss for the eighth consecutive year. During 1995 the Company changed its fiscal year from September 30 to December 31 in anticipation of the Merger.

RESULTS OF OPERATIONS

     YEARS ENDED DECEMBER 31, 1995, SEPTEMBER 30, 1994 AND SEPTEMBER 30, 1993, AND TRANSITION QUARTER ENDED DECEMBER 31, 1994. Interest income declined steadily during each of the captioned periods as the Company collected its notes receivable. Also, there was a general decline in rental income as the Company was unable to replace tenants who vacated and sales commissions fluctuated along with the residential sales market. The
Company's results of operations for 1995 were further negatively impacted by the write down of its remaining piece of investment property to the property's net realizable value. The Board decided to sell the property and invest the proceeds after receiving a lower appraisal of the property in 1995. The value of the property declined as a result of water shortages following an increase in commercial use of water in the area.
The property was sold in early 1996 for its net realizable value.

     Operating revenues for the year ended December 31, 1995 increased 164% over the year ended September 30, 1994 due primarily to sales of two pieces of property for resale compared to a 16% increase of fiscal 1994 over fiscal 1993. Operating revenues for the fiscal year ended September 30, 1993 decreased 10% over the fiscal year ended September 30, 1992 due to a decrease in sales commissions and rental income. There were no such sales in either the year ended September 30, 1994 or the transition quarter ended December 31, 1994, although there was a significant gain on the sale of some investment property in fiscal 1994. There was a small gain on the sale of a piece of property in the Company's inventory during fiscal 1993. Costs and expenses for the year ended December 31, 1995 increased 152% over the year ended September 30, 1994 due primarily to the cost of sales of property held for resale, for which there were no comparable transactions in either the year ended September 30, 1994 or the transition quarter ended December 31, 1994 and to the $50,294 write-down of investment property to its net realizable value. During 1995, the Board of Directors concluded that it would be in the best interests of the shareholders to merge the Company with ELI. Work was commenced on the legal and accounting matters necessary to present the merger to a vote of shareholders, resulting in a 16% increase in administrative and general expenses due to increased legal and accounting fees.
Administration and general expenses for the year ended September 30, 1994 increased 24% over fiscal 1993 due primarily to a $5,679 increase in commissions paid for real estate sales, $5,577 of expenses incurred in an abandoned attempt to enter the electronic health claim filing business, a $5,454 increase in advertising, and the $6,609 loss incurred in the repossession of property previously sold. Costs and expenses decreased by 9% in fiscal 1993.

     Although the Company continues to experience losses from operations, the Company has been able to continue its operations and generate cash flow by collecting receivables, rents and sales commissions. The Company has also occasionally sold parcels of real property held by it.

     SIX MONTHS ENDED JUNE 30, 1996 AND 1995. Operating revenues for the six months ended June 30, 1996 decreased 90% from the six months ended June
30, 1995, due in part to a 31% decrease in rental income, as described below, and in part to the fact that there were no sales of property held for resale during the six months ended June 30,1996 compared to the sale of a lot and a house during the six months ended June 30, 1995. Rental income for the six months ended June 30, 1996 decreased from the corresponding period in the preceding year due to the loss of a tenant in the Company's office building and also to the sale of a piece of adjacent rental property in October 1995. These decreases in revenue were partially compensated for by a 61% increase in interest income due to investing the proceeds from the sale of the Company's last piece of investment property in certificates of deposit and by a 167% increase in commissions earned from residential sales activity during the six months ended June 30, 1996 compared to the year earlier period.

     Interest expense during the six months ended June 30, 1996 decreased 56% from the corresponding period in 1995 due primarily to liquidating the mortgage on the rental property which was sold. Continuing work on the proposed Merger gave rise to a 15% increase in administrative and general expenses. While the Company is exercising tight expense controls, it continues to suffer from a lack of sufficient operating revenues to cover general and administrative expenses.

LIQUIDITY AND SOURCES OF CAPITAL

The ratio of current assets to current liabilities was 11 to 1 at June 30, 1996; 9 to 1 at December 31, 1995; 7 to 1 at December 31, 1994; 24 to
1 at September 30, 1994; and 2 to 1 at September 30, 1993. At June 30, 1996 the Company had cash or cash equivalents of $200,105 from which it can fund its cash requirements for operations and other expenditures. Prior to the Merger, the Company hopes to use some of its funds to buy and sell property at a profit. There is no assurance, however, that such transactions will be consummated. Management anticipates that some of the Company's funds will continue to be used to pay legal, accounting and other expenses in connection with the proposed Merger.

                    SELECTED CONSOLIDATED HISTORICAL
                     FINANCIAL DATA OF THE COMPANY

The following selected consolidated financial data for the four fiscal years ended September 30, 1994, the transition quarter ended December 31, 1994 and the fiscal year ended December 31, 1995, has been derived from the Company's audited, consolidated financial statements and should be

read in conjunction with the consolidated financial statements, related notes, and other financial information included elsewhere herein. The selected financial data as of and for the six months ended June 30, 1996 has been derived from the Company's unaudited, consolidated financial statements and reflects, in the opinion of management of the Company, all adjustments (consisting of normal accruals) considered necessary for a fair presentation. The pro forma selected financial data for the six months ended June 30, 1996 has been derived from the unaudited pro forma condensed financial statements and reflects, in the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation.

         Southern Acceptance Corporation And Subsidiaries



                                                                                                                     Pro Forma
                                  Six Months,                                                                       Combined for
                                    Ended       Year Ended    Quarter Ended                                          the Six
                                   June 30     December 31,  December 31,          Years Ended September 30,        Months Ended
                                                                                -----------------------------------    June 30
                                     1996          1995         1994      1994        1993       1992        1991        1996
                                  -----------  -----------   ---------   -------     -------     ------    --------   -----------
                                  (Unaudited)                                                                         (Unaudited)
Net operating revenues             $14,555      $224,574      $16,225    $85,072      $73,548     $81,103   $109,229    $2,002,577

Income (Loss) from continuing      (51,581)     (156,302)     (27,337)   (66,061)     (75,247)    (81,780)   (76,357)      204,722
  operations

Total assets                       241,651       298,628      497,689    499,692      751,103     742,154    869,834    10,844,591

Current portion of long-term         3,786         3,603        5,958      4,814        4,279       3,806      3,388       667,834
  debt

Long-term debt, less current        37,003        38,943       59,431     60,726       65,540      69,820     73,626     9,551,964
  maturities

Income (Loss) from continuing         (.01)         (.03)        (.01)      (.01)        (.01)       (.01)      (.01)         .20
  operations per common share

Net income (loss) per common share    (.01)         (.03)        (.01)      (.01)        (.01)       (.01)      (.01)         .20

Cash dividends per common              .00           .00          .00        .00          .00         .00        .00          .00
  share

Average number of common and     5,238,905      5,238,905     5,238,905  5,591,129  6,157,204   6,157,204  6,157,204    1,044,620
  common equivalent shares
  outstanding

                            INFORMATION REGARDING ELI

BUSINESS OF ELI

     ELI, a Georgia corporation, was formed in January 1993, as the result of the consolidation of five existing companies, each of which operated an extended-stay facility. ELI is engaged in the business of developing and owning Efficiency Lodges (the "Lodges"), which are lodging facilities that offer both temporary and long-term accommodations. As of June 30, 1996, ELI owned and operated six Efficiency Lodges which were located in or near East Point, Douglasville, Atlanta, Carrollton, Cartersville and Forest Park, Georgia. The Lodges have an aggregate of 712 guest rooms. The principal executive offices of ELI are located at 928 Bankhead Highway, Mableton, Georgia, and its telephone number at that address is (770) 948-2447.

THE EXTENDED STAY LODGING INDUSTRY

     Extended stay lodges such as the Efficiency Lodges are designed to serve guests who require lodging for a minimum of seven days in rooms designed to include functional space, and in particular, fully-equipped cooking facilities The extended stay lodging industry (which includes economy extended stay motels) is a relatively small but growing part of the lodging industry. Management of ELI believes that the consumer demand for economy extended stay lodges is underserved and increasing. The economic, social and demographic changes in the United States contributing to the demand for extended stay lodging include, among others, the restructuring of corporate America, the increased mobility of the population of the United States, the increase in single person households, the travel requirements of a service economy and the increasingly strict credit standards of many apartment operators. Unlike most types of rental property which are generally subject to leases of six months or longer, extended stay lodges, including Efficiency Lodges, may raise or lower rents (i.e. room rates) with much greater frequency based upon occupancy levels. Typical guests in economy extended stay properties include people on short-term work or training assignments, individuals in the midst of relocation for business or personal reasons, military and government personnel, recreational travelers and persons who cannot meet the credit standards of apartments.

THE EFFICIENCY LODGES

     ELI has constructed all but one of its Efficiency Lodges using a standard design, with similar architectural styles and guest room floor plans and similar construction materials. One Efficiency Lodge was purchased from another operator. Each Efficiency Lodge includes guest rooms, a manager's apartment, an office and a guest laundry room. Each guest room contains a combination living room and bedroom, a bathroom, a closet, a fully-equipped kitchenette, and a table and chairs. Guest services, which are minimal in comparison to motels or hotels, typically include limited front desk hours and limited maid service, and extra charges for amenities, such as televisions.

     Each Efficiency Lodge is an economy extended-stay facility with room rates that are typically lower than those charged by most motels and hotels in its market. Although daily rates are available, most guests at the Efficiency Lodges choose to occupy rooms on a weekly basis, at rates which, as of June 30, 1996, ranged from $109 to $139 per week for single occupancy. The Efficiency Lodges are able to charge lower rates because of the elimination of certain amenities found in higher-priced lodging

facilities, such as restaurants, cocktail lounges, meeting rooms, retail shops, pools and other large common areas, which ELI has found to be unnecessary for the comfort and enjoyment of its extended stay guests, and because it uses economical furniture, fixtures and equipment. ELI provides its extended stay guests with free access to satellite TV, convenience items for sale in the front office, and an on-premises laundry facility.

     Following is information with respect to each of the Lodges owned by
ELI:

     EAST POINT LODGE. This two-story Lodge is located at 1275 Norman Berry Drive near East Point, Georgia on approximately two-thirds of an acre. The Lodge has been owned by ELI since 1987. The property, which has 40 guest rooms, is pledged to secure long-term debt of ELI with two lenders with outstanding balances at June 30, 1996 of approximately $871,679.

     DOUGLASVILLE LODGE. This two-story, 148-room Lodge is located in Douglasville, Georgia on 92 Highway. The Lodge has been owned by ELI since 1988. The facility is pledged to secure long-term debt to one lender, with an outstanding balance at June 30, 1996 of approximately $1.72 million.

     FULTON LODGE.  This two-story Lodge is located on a approximately
2.77 acres at 4050 Wendell Drive in Atlanta. ELI has owned this 152-room Lodge since 1989. This facility secures debt to two lenders with outstanding balances at June 30, 1996 of approximately $2.47 million.

     FOREST PARK LODGE.  This two-story Lodge is located on approximately
2.28 acres in Forest Park, a commercial area of Atlanta. The property has 120 guest rooms and an approximately 2,500 square-foot auxiliary building used for office and retail space and secures long-term with an outstanding balance at June 30, 1996 of approximately $1.86 million.

     BARTOW LODGE. A two-story, 124-room facility, this Lodge is located on approximately 3.89 acres near Highway 20 in Cartersville, Georgia.
ELI has owned this Lodge since July 1995. The property secures debt to three lenders, including the former owner of the property, with outstanding balances at June 30, 1996 of approximately $2.36 million.

     WEST GEORGIA LODGE. This two-story lodge with 128 guest rooms is located on 4.18 acres on Bankhead Highway in Carrollton, Georgia. The West Georgia lodge secures long-term debt at June 30, 1996, with an outstanding balance of approximately $1.45 million.

     Total debt of ELI as of June 30, 1996 was approximately $10.2 million. The outstanding balances on the notes detailed above total approximately $10.7 million because the Fulton and East Point Lodges are pledged to secure one note with an outstanding balance at June 30, 1996 of $559,907, and the note balance is included in the description of both of the properties above.

     As of June 30, 1996 there were no lease agreements in effect for any of the Lodges, nor any contracts in place to sell any such properties.

OPERATIONS

     ELI's operations manual guides on-site management of each Lodge, which is managed by a Property Manager, who resides on site, and an Assistant Manager. Managers are trained in all aspects of extended stay lodge operations, with particular emphasis placed on customer service.

The managers are trained to provide conscientious customer service, are provided with incentives to exercise the authority granted to them, and are efficiently supervised through management information systems and on-site audits by ELI management, which visits and inspects each Efficiency Lodge on a regular basis to ensure that consistency and quality standards are being met. Managers and staff receive bonuses based on both performance and occupancy.

     Each Efficiency Lodge is computerized with a software package that handles all on-site transactions and recordkeeping. The software provides on-site management with a database of updated information such as available units, units needing cleaning or repairs, room charges due, guest payment history, and telephone volume. Operating results are compiled and reviewed regularly. The ELI corporate office handles purchasing supplies and virtually all payments of property expenses.

     Each of the Efficiency Lodges collects data about each new guest including his or her occupation, permanent residence, length of stay and how they learned about the Lodge. The ELI uses this information in the preparation of advertising and sales materials for each specific Efficiency Lodge. ELI employs various marketing techniques, including billboard and print, as well as direct marketing to potential customer groups.

EXPANSION

     As of June 30, 1996, a new Lodge was under development in DeKalb County, Georgia, by Efficiency Lodge of DeKalb, Inc. ("ELI-DeKalb"), a corporation owned by ELI's sole shareholders, Roy Barnes and Ray Barnes. As with the development of past Lodges, Messrs. Barnes have formed a new corporation for purposes of obtaining construction financing and developing the proposed Lodge. ELI and ELI-DeKalb have entered into a letter agreement pursuant to which ELI-DeKalb has agreed to transfer the Lodge for no consideration to ELI when it has been built and ELI has agreed to assume all of the obligations of ELI-DeKalb with respect to the Lodge. As of September 1, 1996, construction on the Lodge, which will contain 100 guest rooms, has begun, and management anticipates that construction will be complete and the Lodge will be transferred to ELI, during the fourth quarter of 1996. Construction of the Lodge is being financed by a $1.5 million dollar construction loan with a permanent provision by Columbus Bank and Trust, which loan will be assumed by ELI when the new Lodge is acquired by it.

     Future plans and commitments of ELI include building Lodges in new locations. The following lists the locations and details the level of planning or commitment for each.

--   Columbus, Georgia:
     -----------------

     The property has been located and discussions are underway with Columbus Bank and Trust regarding the financing arrangements. Their verbal commitment has been received to coordinate the financing.

--   Columbia, South Carolina and Nashville, Tennessee:
     -------------------------------------------------

     These two locations are in the preliminary market research stages. The current outlook is good for both.

   Management believes that the national demand for these facilities far exceeds the current supply and plans to continue to expand. Financial plans for future expansion include the use of cash flow from operations as well as outside financing.

EMPLOYEES

       As of June 30, 1996, ELI did not have any employees. Instead, ELI leased approximately 38 full-time employees, including members of management, pursuant to an agreement with Team Staff. Under ELI's agreement with Team Staff, ELI selects its employees who are hired by Team Staff, which provides administrative services and is responsible for the payment of all employee wages, payroll taxes and employee benefits. ELI also occasionally hires part-time employees through Team Staff. ELI has elected to lease employees to minimize its administrative expenses and to take advantage of economies of scale offered by Team Staff in providing workers' compensation insurance, employee benefits and administrative services. ELI is charged a fee for the employee and administrative services received. The fee is based on the hourly rate of the employee and hours worked plus a percentage of gross wages for payroll taxes, insurance and other benefits. The lease was renewed on May 1, 1996 and may be terminated by ELI on May 1, 1997. ELI believes that its relationship with its leased employees is good.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous, toxic or petroleum substances on such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous, toxic or petroleum substance to another property may be liable for the costs of removal or remediation of substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to conduct remediation promptly, may adversely affect the value of the real estate or the owner's ability to sell the real estate or to borrow using the real estate as collateral.

     Phase I environmental audits have been obtained on all of the Lodges. The Phase I audits were intended to identify potential sources of contamination for which the Lodges may be responsible and to assess the status of environmental regulatory compliance. These audits included historical reviews of the Lodges, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of asbestos, PCB's and underground storage tanks, and the preparation and issuance of a written report. The Phase I assessments did not include invasive procedures, such as soil sampling or ground water analysis.

     The Phase I audit reports have not revealed any environmental liability that ELI believes would have a material adverse effect on ELI's business, assets or results of operations, nor is ELI aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which ELI is unaware.

     ELI believes that the Lodges are in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. ELI has not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental issues in connection with any of its present or former properties.

COMPETITION

     The lodging industry is highly competitive. Each Efficiency Lodge is located in a developed area that includes motels and other lodges and in some cases other economy extended stay lodges. ELI does not believe that any single competitor or small number of competitors is dominant in the markets in which the Lodges are located. The number of competitive facilities in a particular area has a material effect on occupancy and revenues of the Lodges. ELI seeks to compete based on the price charged, the quality of the Lodges, and service to guests.

     ELI competes for investment opportunities with entities which have substantially greater financial resources than ELI and which as a consequence may be in a position to accept more risk with respect to investment opportunities than ELI, including risks with respect to the creditworthiness of an operator of a facility or the locations of facilities. Such competition may reduce the number of suitable investment opportunities offered to ELI and increase the bargaining power of property owners seeking to sell.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS OF ELI

     ELI owns and operates Lodges which offer both temporary and long-term accommodations to residents. As of June 1995, ELI purchased the Bartow Lodge in Cartersville, Georgia, which it operates in a similar manner to its other locations. Prior to this purchase, it operated five Lodges at five different metro Atlanta locations. See "INFORMATION REGARDING ELI - Business of ELI."

     All of the Lodges' day to day operations are overseen by the President who reviews financial and operational information on a daily basis.

The following comments on the financial condition and the results of operations for the full 1994 and 1995 fiscal years, and the six months ended June 30, 1995, and 1996, should be read in conjunction with the Financial Statements of ELI and notes thereto included elsewhere in this Proxy Statement.

RESULTS OF OPERATIONS

     FISCAL YEARS ENDED DECEMBER 31, 1995 AND 1994. Operating revenue for 1995 was $3,292,952, compared with $2,641,091 for 1994, an increase of $651,861, which can be attributed to the purchase of the Bartow Lodge in June of 1995 and the assumption of management of operations of the West Georgia Lodge. Prior to July of 1995 when ELI began operating the West Georgia Lodge, ELI had a leasing contract which generated fixed monthly revenue of $17,000. When ELI took over the operations of the West
Georgia Lodge, the Lodge generated $253,458 in additional revenue.  The
West Georgia Lodge and the Bartow Lodge account for 89% of the increase in revenue. The remaining 11% is attributable to increases in occupancy.

ELI experienced an increase in operating expenses of approximately 32% from 1994 to 1995. 72% of the increase is due to the purchase of the Bartow Lodge and from managing the operations of the West Georgia Lodge in 1995. The following is a detail of increased expenses relating to the purchase of Bartow Lodge and the assumption of management of West Georgia
Lodge:

               Advertising            $   6,719
               Auto                       1,632
               Bonuses                    7,969
               Cable TV Expense           6,718
               Depreciation              82,983
               Employee Leased Expense  102,930
               Maintenance Supplies      33,655
               Management Fee            21,899
               Office Expense             2,378
               Pest Control               1,841
               Subcontractor             10,338
               Telephone                 20,238
               Utilities                 48,044

     The remaining increase consists primarily of increases (or decreases) in the following expenses, which account for 28% of the total increase in operating expenses:

              Compensation Costs     $   54,738
              Depreciation              (17,068)
              Supplies                   20,231
              Legal & Professional       28,987
              Cable TV                    9,583
              Utilities                  28,940
              Advertising                10,964

     Compensation costs increased primarily due to an increase in management fees of $24,019 and an increase in employee lease expense of $22,113, which was primarily attributable to increases in employee bonuses that are tied to revenues and therefore increased with the increase in revenues. Legal and professional fees increased due to additional services required in connection with the proposed Merger. Supplies, cable TV, and utilities also increased, partially due to the 3% increase in occupancy.

     Interest expense for 1995 and 1994, respectively, was $1,039,805 and $781,351, an increase of $258,454. ELI's lodge-related debts increased from 1994 to 1995 by $2,060,941. The increase in debt was due primarily to the purchase of the Bartow Lodge.

     SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 30, 1995. Operating revenues for the six months ended June 30, 1996 and 1995, respectively, were $2,002,577 and $1,298,715, an increase of $703,862. This increase is attributable to the purchase of Bartow Lodge and ELI's assumption of management of operations of West Georgia Lodge.

     Total operating expenses increased from June 30, 1995 to June 30, 1996 by $400,292. As a percentage of revenue, these expenses increased by approximately 20%. 92% of this increase is attributable to the purchase of Bartow Lodge and ELI's assumption of management of operations of West Georgia Lodge.

     Interest expense for the six months ended June 30, 1996 exceeded that for the six months ended June 30, 1995 by $74,930. Interest expense as a percentage of total debt increased by .74%.

GENERAL

     West Georgia Lodge was operated differently than the other Lodges from December 1992 to June 30, 1995. During this time, the West Georgia Lodge was leased in its entirety for operation to an unrelated third party. Effective July 1, 1995, this arrangement ceased, and ELI management resumed operation of the West Georgia Lodge. At that time, the former third party lessee became an employee of ELI.

     The spring through the fall are generally the best seasons of operation of the Lodges, and management of ELI estimates that about 10-15% of ELI's total revenue is affected by seasonality. Typically, revenue declines at the end of November and begins to increase again in mid-February. This seasonality is primarily due to the large number of Lodge residents who work in the construction industry. The effect of the seasonal changes was more significant in prior years than recently, and management of ELI believes that the occupancy rates are now consistently high enough that the impact of seasonal fluctuations has significantly decreased.
Management believes that the effect of seasonal fluctuations will continue to lessen.

Following is a breakdown of the average occupancy rate per Lodge during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993:

                         Six Months Ended           Years Ended December 31,
                          June 30, 1996             1995     1994      1993
                          -------------             ----     ----      ----
East Point Lodge               99.6%                98.9%     99.8%    99.5%

Douglasville Lodge             89.0                 88.7      92.0     78.3

Fulton Lodge                   91.0                 90.1      79.9     78.2

Forest Park Lodge              95.8                 99.8      99.8     99.6

Bartow Lodge                   80.4                 <F1>      <F1>     <F1>

West Georgia Lodge             99.4                 <F2>      <F2>     <F2>
------------------

<F1> Average occupancy rates preceding the purchase of Bartow Lodge by ELI are unknown to management of ELI. The average occupancy rate from July through December 1995 was 91.4%.

<F2> West Georgia Lodge was leased for operation to an unrelated third party prior to July 1995, and the occupancy rates are unknown for December 1992 through June 1995. The occupancy rate for July through December 1995 was 90%.


(3) Occupancy rates were determined by dividing the total number of guest rooms sold by the total number of available guest rooms for the applicable period.

     The following table sets forth the average weekly and annual rates per available room and revenue per available room for all of the Lodges operated by ELI during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993:

                            Six Months      Years Ended December 31,
                              Ended
                          June 30, 1996    1995      1994      1993
                          -------------    -----     -----     ----
      Average weelky         $114.43      $106.50   $108.87    $99.59
      rental
      Annual  average         5,950        5,538     5,661      5,179
      rate
      Revenue per
      available room          105.01       98.81      98.96      85.59

     Average weekly rates are determined by dividing room revenue by guest rooms sold and multiplying by seven. Average annual rate is determined by multiplying the average weekly rate by 52. Weekly revenue per available room is determined by dividing room revenue by the number of available guest rooms and multiplying by seven.

     The increase in occupancy from the year ended December 31, 1993 through the year ended December 31, 1995 can be attributed to the increased market demand as well as the competitive rate and attractiveness of the Lodges. Management believes that the demand for the "extended stay" accommodations will continue to rise because guests will continue to be attracted to the affordable rates, amenities and convenience of the Lodges. However, there is no assurance that the occupancy rates will continue to increase.

     Set forth below is the amount of annual realty taxes paid for each Lodge in 1995:

                                         Year ended December 31, 1995
                                         ----------------------------
East Point Lodge                                  $10,071
Douglasville Lodge                                 20,216
Fulton Lodge                                       29,002
Forest Park Lodge                                  18,682
Bartow Lodge                                       13,397
West Georgia Lodge                                 20,639

     No realty improvements are proposed with respect to any of the Lodges.

     ELI calculates depreciation for book and federal tax purposes using an accelerated method. At December 31, 1995, ELI calculated depreciation for federal tax purposes as follows:

                                Cost     Life in Yrs.       Method
                             ----------  ------------     ------------
     Buildings               $8,680,967      31.50        Straight line
     Furniture & fixtures     1,138,259       5-7         Double declining balance

LIQUIDITY AND CAPITAL RESOURCES

     ELI has historically funded its operations primarily with cash flow from operations. For the year ended December 31, 1995, ELI generated $506,519 in cash flow from operations compared to $615,952 for the year ended
December 31, 1994. Although operating profits increased by $147,803 in 1995, interest expense increased by $258,454, leading to an approximate $110,000 decrease in net cash from operating activities. The Company had cash balances of $6,933 and $84,064 at December 31, 1994 and 1995 respectively.

     For the six months ended June 30, 1995 and June 30, 1996 net cash provided by operating activities was $346,610 and $705,306, respectively. Operating profit for this period as a percent of revenue was 42.5% and 42.7%, respectively, with net earnings at approximately 7% and 18%, respectively. Interest paid during the six months ended June 30, 1995 as

a percentage of revenue was 37% compared to 28% for the six months ended June 30, 1996. ELI's cash balances at June 30, 1995 and June 30, 1996 were $209,440 and $299,362, respectively.

     Historically, ELI has funded the development of the Lodges principally from borrowings. As of June 30, 1996, ELI had outstanding indebtedness on its six Lodges of approximately $10.2 million. In 1994 the Company used $58,310 in cash for investing activities contrasted with $2,480,329 in 1995. This increase is largely due to the purchase of Bartow Lodge, an existing facility, in June of 1995. Although there were no loan proceeds in 1994, in 1995 proceeds from notes payable were approximately $2.3 million, primarily due to the purchase of Bartow Lodge. Debt reduction used cash of $377,857 and $321,962 in 1994 and 1995, respectively, and distributions to shareholders were $200,000 and $10,000 for the same period. Without any cash flow from financing during 1994, ELI used cash in financing activities of $598,857. In 1995, borrowings to purchase Bartow Lodge resulted in net cash provided by financing of $2,050,941. There are no material unused sources of liquidity.

     ELI anticipates building or acquiring additional Lodges in the future and may seek to do so by incurring debt, by exchanging capital stock, through cash flow or by or issuing equity. See "OPERATIONS AFTER THE MERGER -- Business of the Surviving Corporation." A Lodge is being constructed in DeKalb County Georgia by ELI-DeKalb, a corporation owned by the sole shareholders of ELI. See "Operations Following the Merger." This Lodge will be transferred to ELI following construction, and ELI will assume all of the related obligations, including a $1.5 million mortgage.
Management believes that no additional financing will be required for this Lodge and that its income from operations will be sufficient to fund its working capital and debt amortization requirements. Other than the DeKalb Lodge, ELI has no current commitments for the purchase or construction of any facility.

     ELI anticipates that the cash flow from operations will be sufficient to meet its current and future working capital needs. Management intends for financing to be utilized only for the acquisition or construction of new Lodges and not for working capital. Management's anticipation of meeting working capital needs through current operations is based on the past performance of the Lodges, which have not historically required borrowings to finance working capital needs. However, there can be no assurance in the future that any new or existing facility will be able to fully fund its working capital through operations.

     There are no future short-term financing commitments and, except for DeKalb Lodge, as noted above, ELI has no commitments for additional future long-term financing. It may, however, seek to increase its debt, issue equity securities or negotiate additional debt. Any such commitment would be subject to such terms as approved by ELI's Board of Directors.

     Two risk factors which may effect costs related to operations and development, and thus affect liquidity, are increases in interest rates and inflation. Management of ELI recognizes these factors and intends to manage to reduce these risks. However, there can be no assurance that present or future performances will be in accordance with management's expectations.

TRANSACTIONS WITH RELATED PARTIES

     At June 30, 1996, ELI held an unsecured note receivable of Ray Barnes, a fifty percent shareholder of ELI, in the principal amount of $470,000.
The Note bears interest at 7% and matures on February 14, 1998.  At June
30, 1996, Mr. Barnes also owed accrued interest on the note totaling
$70,089. In addition, at June 30, 1996, a $180,214 receivable was due from Mr. Barnes to ELI. This receivable is unsecured and does not bear interest. At June 30, 1996, there were no specified repayment terms with respect to the receivable.

     During the 1995 fiscal year, management fees totaling $117,500 were paid to Ray Barnes by ELI to compensate him for management services rendered to the Corporation. The fees were not paid pursuant to a management contract.

     At June 30, 1996, ELI had an outstanding advance to ELI-DeKalb, a company owned by Roy and Ray Barnes, totaling $209,982. This advance is unsecured and bears no interest. The advance was used by ELI-DeKalb to partially fund acquisition and development of a lodge in DeKalb County, Georgia. See "OPERATIONS AFTER THE MERGER -- Business of the Surviving Corporation."

                        DIVIDENDS ON AND MARKET PRICES OF
                        THE COMPANY AND ELI COMMON STOCK

     There is no public trading market for the Company Stock. As of June 30, 1996, there were 5,238,905 outstanding shares of Company Stock and 3,782 holders of record of such shares. Although there are currently no legal or contractual restrictions on the payment of dividends by the Company, it has not paid any dividends since 1974 because of poor operational results and insufficient earnings. It is anticipated that the Surviving Corporation will retain earnings for expansion. Consequently, it is anticipated that the Surviving Corporation will not pay dividends in the near term, and there is no assurance that the Surviving Corporation will ever pay dividends.

     The last sales price of the Company Stock known to management prior to the public announcement of the Merger on June 19, 1995 was $.10 per share. Management is unaware of any trades since that date.

     There are no outstanding options or warrants to purchase, or securities convertible into, Company Stock, and all of its shares of the Company Stock would be eligible for sale under Rule 144 under the Securities Act of 1933 (the "Securities Act") if there were a public
trading market for the stock.   The Company does not have any agreements
to register any shares of the Company Stock held by existing securities holders for sale under the Securities Act; however, the Merger Agreement grants the ELI shareholders certain registration rights pursuant to which the Barnes, who will collectively own or control 95% of the issued and outstanding shares of the Surviving Corporation following the Merger, can cause the Surviving Corporation to register the shares of Company Stock received by them in the Merger. See "PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT -- The Merger Agreement."

     There is no public trading market for ELI Stock. As of June 30, 1996, there were two holders of record of the ELI Stock. ELI has never paid any dividends on its common stock. There are currently no legal or contractual restrictions on the payment of dividends by ELI.

     No shares of ELI Stock are subject to outstanding options or warrants to purchase, or securities convertible into, the ELI Stock. In addition, no shares of the ELI Stock are eligible for sale under Rule 144 under the Securities Act, nor has ELI agreed to register any shares of ELI Stock under the Securities Act for sale by its security holders.

                        COMPARATIVE PER SHARE DATA

     The following table sets forth selected comparative unaudited per share data for the Company on a historical basis (the "Company Historical"), for ELI on a historical basis (the "ELI Historical"), for the Company and ELI on a pro forma basis assuming the Merger had been effective for the periods indicated (the "Pro Forma Combined"), for the Company on a pro forma equivalent basis (the "Company Pro Forma Equivalent") and for ELI on a pro forma equivalent basis (the "ELI Pro Forma Equivalent"). The Merger will be accounted for as a purchase transaction in accordance with generally accepted accounting principles.

     The information presented below should be read in conjunction with the Pro Forma Financial Information and the historical financial statements of the Company and ELI included elsewhere in this Proxy Statement. The pro forma equivalent per share data shows, for each share of Company
Stock and ELI Stock outstanding prior to the Merger, its equivalent position after giving effect to the exchange of ELI and Company Stock as contemplated by the Merger Agreement.

                                             COMPARATIVE PER-SHARE DATA

                                              Company                            ELI
                                        ----------------------------     -----------------------------
                                                        Pro Forma                        Pro Forma
                                        Historical     Equivalent<F1>     Historical     Equivalent<F2>
                                        ----------     -------------     ----------     --------------

Book value per share as of                 $0.04          $-0-             $ (8.56)        $(81.97)
June 30, 1996
Cash dividends declared per share:
  For the year ended                      -0-              -0-             -0-              -0-
  December 31, 1995

For the six months ended June 30,         -0-              -0-             -0-              -0-
  1996

Income (loss) per share from continuing
operations:
   For the year ended                      (0.03)           -0-             166.73          (42.59)
   December 31, 1995

   For the six months ended                (0.01)           -0-             395.89          216.10
   June 30, 1996

<F1>  Company pro forma equivalent amounts were computed based on the pro forma financial statements included elsewhere in this Proxy Statement and the percentage of the Surviving Corporation that will be owned by Company shareholders (5%). Each of the computed amounts is less than one-half cent per share. The Company pro forma equivalent amounts do not reflect the 1-for-100 reverse stock split.

<F2>  ELI pro forma equivalent amounts were computed based on the pro forma financial statements included elsewhere in this Proxy Statement and on the percentage of the Surviving Corporation that will be owned by ELI shareholders (95%). ELI stockholders will receive approximately 1102.66 shares of Company stock for each one share of ELI stock.

                                                OPERATIONS AFTER THE MERGER

BUSINESS OF THE SURVIVING CORPORATION

     Management of ELI and the Company anticipate that the Surviving Corporation will (i) develop additional Lodges, (ii) purchase motels for conversion to the Efficiency Lodge format or purchase existing economy extended stay motels that meet current ELI acquisition criteria and (iii) realize increased lease revenues from growth in room revenues.
Management of the Surviving Corporation plans to dispose of the Company's remaining properties following the Merger on an orderly basis at the best available terms.

     Management of ELI and the Company anticipate that the Surviving Corporation will focus initially on development and acquisition opportunities available in the Southeastern United States. Additional

Lodges may be financed, in whole or in part, with cash flow, borrowings, proceeds from subsequent securities issuances or from the exchange of the Surviving Corporation's securities for existing facilities.

     As of June 30, 1996, ELI had debt of approximately $10.2 million related to financing the construction of facilities, and the Surviving Corporation may seek to borrow additional amounts to fund investments in additional Lodge properties.

     A Lodge is under construction in DeKalb County, Georgia, by ELI-DeKalb, a corporation owned by the sole shareholders of ELI. The Lodge will be transferred to ELI, ELI will forgive a $209,982 advance to ELI-DeKalb which was used by ELI-DeKalb for acquisition and construction of the Lodge and ELI will assume all of the obligations of ELI-DeKalb with respect thereto, including a $1.5 million mortgage, upon completion of the project, which is anticipated to occur in the fourth quarter of 1996. The transfer of the assets and related liabilities will be recorded on the books of ELI at ELI-DeKalb's cost. There will be no gain realized by ELI-DeKalb as a result of the transfer. As with the other locations, management believes that a working capital loan will not be required but that the Lodge's operations will fund the debt and operational costs. It is anticipated that within the first year of operations, based on management's experience with the other Lodges, the Lodge will have a positive cash flow. ELI is also currently contemplating developing additional Efficiency Lodges in Columbus, Georgia, Columbia, South Carolina and Nashville, Tennessee. See "INFORMATION REGARDING ELI." In considering opportunities for developing additional Lodges, ELI's historical policy has been to give strong consideration to demographic and traffic studies, and to review the availability and pricing of suitable sites, the costs and risks of developing, the availability of
financing, as well as any other factors deemed relevant.   ELI has
historically selected sites for the development of Efficiency Lodges by conducting an analysis of neighborhood demographics and economic variables. This data is compared against site selection criteria employed by ELI and compiled from the base of existing Lodges. Each site must satisfy the two most important variables: a high daily automobile traffic count and a significant amount of employment within a three-mile radius.

     The Surviving Corporation may continue to acquire additional economy extended stay lodges and convert them to Efficiency Lodges. In appropriate circumstances, the Surviving Corporation may also acquire and convert conventional motels to Efficiency Lodges.

     Historically, ELI has considered investments in existing properties, including properties that would require complete renovation, which meet one or more of the following criteria: (i) the facility is located in an area with relatively high demand for rooms, a relatively low supply of extended stay lodges, and barriers to easy entry into the lodge business, such as a scarcity of suitable sites or zoning restrictions; and (ii) the facility is in an attractive location that ELI believes could benefit significantly by becoming an Efficiency Lodge.

COMPANY MANAGEMENT

     BOARD OF DIRECTORS. Three of the seven current directors of the Company have tendered their resignations from the Company's Board effective as of the Effective Time. Pursuant to the Merger Agreement, the Company's Board has appointed Ray Barnes, Roy Barnes and Annette Bone to fill the vacancies created by the resignations of the existing directors. The appointment of these directors is contingent upon the consummation of the Merger and will be effective as of the Effective Time.

     The following table sets forth certain information, as of December 31, 1995, concerning each of the individuals who will be a director of the Surviving Corporation. Roy and Ray Barnes are brothers; otherwise, there are no family relationships between any of the current or proposed directors, nor between any of them and any current or proposed executive officers of the Company.

        Name (Age)             Principal Occupation During the Past Five Years
        ---------              -----------------------------------------------

Roy E. Barnes (47)             Mr. Barnes has served as Secretary/Treasurer of
                               ELI and its predecessors since 1986.  Mr. Barnes,
                               an attorney, has been a partner with Barnes,
                               Browning, Tanksley & Casurella and  has served as
                               a member of the Georgia State Legislature since 1975.

W. Ray Barnes (56)             Mr. Barnes has served as President and Chief Executive
                               Officer of ELI and its predecessors since 1986. Mr. Barnes has owned and operated Barnes Store in Mableton, Georgia
                               since 1954.  He is also a director of Georgia State Bank.

C. Annette Bone (54)           Ms. Bone has served as Vice President of Operations of ELI since July 1, 1995.  Prior to that, Ms. Bone operated the
                               West Georgia Lodge under a lease agreement with ELI and the
                               Bartow Lodge before it was purchased by ELI.  Since 1989 she has served as President and Chief Executive Officer of Bone
                               Properties, a real estate and financial consulting and
                               management firm.

Arthur  L.  Crowe,  Jr. (71)   A director of the Company since 1994, Mr. Crowe is an attorney.
                               He is currently of counsel with the law firm of Cauthorn &
                               Phillips, P.C. in  Marietta, Georgia.  From 1989 to 1994,
                               Mr. Crowe was a sole practitioner.

Joseph A. Cochran (65)         Mr. Cochran has been director of the Company and its affiliates,
                               Piedmont Southern Co., Pacemaker Properties, Inc., Ramco Inns of
                               Georgia, Inc., SAC Building, Piedmont Southern Insurance Agency
                               and SAC Holdings, since 1966 and President of each of the
                               foregoing since 1990.  Mr. Cochran, an attorney, has been a member of the  law firm of Cochran Camp & Snipes since 1966.



                                   -36-

Ken F. Thigpen (55)            Mr.  Thigpen has served as a director of the Company and Piedmont
                               Southern Co., Pacemaker Properties, Inc., Ramco Inns of Georgia,
                               Inc., SAC Building,  Piedmont Southern Insurance Agency and SAC
                               Holdings, since 1994.  Mr. Thigpen has been President and Chief
                               Executive Officer of Georgia State Bank since 1990.  Mr. Thigpen has also served as a director of ELI since 1994.

Dr. Roy W. Sweat, D.C.         Dr. Sweat has been a director of the Company and Piedmont Southern
  (68)                         Co., Pacemaker  Properties, Inc.,  Ramco Inns of Georgia, Inc.,
                               SAC Building,  Piedmont Southern Insurance Agency and SAC Holdings,
                               since 1963  and Vice President of each of the foregoing since 1990.
                               Dr. Sweat, a chiropractor, is president of Sweat Chiropractic
                               Clinic, P.C.   Dr. Sweat is also a director of Capital City Bank & Trust.


     EXECUTIVE OFFICERS. Pursuant to the Merger Agreement, all of the Company's current executive officers have tendered their resignations, effective as of the Effective Time, and the Company and ELI have agreed to appoint Roy Barnes as Secretary/Treasurer, Ray Barnes as President and Chief Executive Officer and Annette Bone as Vice President of Operations of the Surviving Corporation. Officers are elected by the Company's Board annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

     STOCK OWNERSHIP. The following table sets forth the number of shares and percentage of outstanding shares of the Company Stock that will be beneficially owned following consummation of the Merger (based on the number of shares of the Company and ELI held at March 31, 1996) by:
(i) each person who will beneficially own more than 5% of the stock of the Surviving Corporation; (ii) each of the directors of the Surviving Corporation; (iii) the Chief Executive Officer of the Surviving Corporation; and (iv) all of the directors and executive officers of the Surviving Corporation as a group.


     Name of Beneficial         Shares Beneficially Owned      Percent
            Owner                  Following the Merger        of Class
            -----                  --------------------        --------

Roy E. Barnes                             496,195                47.50%
W. Ray Barnes                             496,195                47.50%
C. Annette Bone                                84                  *
Arthur L. Crowe, Jr.                          211                  *
Joseph A. Cochran                             347                  *
Ken F. Thigpen                                 10                  *
Dr. Roy W. Sweat, D.C.                      2,706                  *
All officers and directors as a group     995,478                95.3%
(7 persons)
______________
*Less than one percent

                                            PROPOSAL TO AMEND THE ARTICLES OF
                                               INCORPORATION OF THE COMPANY
                                                         (ITEM 2)

GENERAL

     Under the Articles Amendment Proposal, the Articles will be amended to add a new Article 11 limiting the potential monetary liability of directors of the Company for breaches of duty of care and other duties as a director to the full extent permitted by Georgia law. The following summary of the material features of the proposed amendment to the Articles is qualified in all instances by reference to the proposed Article amendment, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated into the Proxy Statement by reference.
The effective date of the Article amendment will be the date on which the Article amendment is filed with the Secretary of State of Georgia, which is anticipated to occur immediately prior to the Effective Time of the Merger.

RECOMMENDATION OF THE BOARD

     At a meeting held on January 19, 1996, the Company's Board concluded that adoption of the Article Amendment was in the best interests of the Company and its shareholders. For the reasons stated below, the Board unanimously recommends that all shareholders of the Company vote "FOR" the approval of the Articles Amendment Proposal.

BACKGROUND AND REASONS FOR THE ARTICLES AMENDMENT PROPOSAL

     The Board is required by Georgia law to seek shareholder approval of the proposed amendment to limit the directors' liability for monetary damages to the Company described below. Under the Corporate Code, directors are required to discharge their duties with the care of an ordinarily prudent person. Should the Board of Directors fail to exercise such care, the Board's actions could be enjoined or rescinded by court order or the directors themselves could be sued for damages. The proposed amendment would limit a director's liability to the Company to the full extent permitted by Georgia law but would not permit the Company to preclude the availability of equitable remedies, such as injunction or rescission, for breach of a duty of care or other duty as a director. In addition, the amendment may not eliminate or limit the liability of any director for any act or omission which has occurred prior to the date on which the amendment becomes effective.

     The proposed amendment would eliminate certain of the potential liabilities of directors of the Company for monetary damages for breach of the directors' duty of care and other duties as directors. Section 14-2-202(b)(4) of the Corporate Code permits Georgia corporations to eliminate or limit directors' personal liability to the corporation or shareholders for monetary damages for breaches of a duty of care or other duty as a director, except that the corporation may not eliminate or limit the liability of a director for (i) any appropriation, in violation of such director's duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) any action for which the director could be found liable pursuant to Section 14-2-832 of the Corporate Code, which is generally concerned with the improper declaration of dividends, purchase of the corporation's shares or distribution of its assets; or
(iv) any transaction from which the director derives an improper personal benefit. Thus, under Georgia law, a director's liability is based upon any one of the foregoing grounds, the director may still be found liable for monetary damages. A director's liability for violation of federal securities laws is unaffected by the Corporate Code.

     The provisions limiting or eliminating the potential monetary liability of directors apply only to the "duties of care" of directors, that is unintentional errors in deliberation or judgments and not to any form of "bad faith" conduct.

     The Board believes that the amendment to limit a director's potential liability for monetary damages to the Company is necessary due to changes in recent years in the market for directors' liability insurance and to significant increases in the number of magnitude of lawsuits against directors. The Board believes that these changes may threaten the quality and stability of the governance of the Company because directors may be deterred from serving or from making entrepreneurial decisions because of the threat of personal liability. Although the Company has not experienced difficulties in recruiting or retaining directors as a result of the current provisions in the Articles regarding director's liability, the Company's Board believes that such difficulties could be encountered in the future. Although adoption of the proposed amendment will affect the potential liability of current directors who will remain members of the Board of the Surviving Corporation following adoption of the proposal, and such members are, therefore, interested in its adoption, the entire Board believes that the proposed amendment is important in order to help assure the ability of the Company to continue to recruit and retain competent directors.

EFFECT OF THE ARTICLES AMENDMENT PROPOSAL ON SHAREHOLDERS

     While the Board believes that the amendment is in the best interests of the shareholders as well as the Company, such an amendment will limit the remedies available to a shareholder dissatisfied with Board decisions protected by the amendment, including responses to any takeover proposals of the Company. A shareholder's only remedy under the Corporate Code in such circumstances may be to sue to stop the completion of the Board's action. In many situations, this remedy may not be effective. Shareholders, for example, may not be aware of a transaction or an event until it is too late to be prevented. In these cases, the shareholders and the Company could be injured by, and yet have no effective remedy under the Corporate Code for a Board decision which is negligent or even grossly negligent, to the extent that such negligence is not deemed to constitute bad faith or intentional misconduct. In addition, although the Board anticipates that the amendment may have the positive effects outlined above, no assurances can be given that such results will be achieved.

     The Board believes that the diligence exercised by directors of the Company stems primarily from their desire to act in the best interest of the Company and not from a fear of monetary damage awards. Consequently, the Board believes that the level of scrutiny and care exercised by directors will not be lessened by the adoption of the Article amendment. The Board and its members have not been involved in any recent litigation which would have been affected by the proposed provision had it been in effect.

APPRAISAL RIGHTS

     Under the Corporate Code, the Company's shareholders are not entitled to dissenter's rights of appraisal with respect to the Articles Amendment Proposal because the Company has greater than 2,000 shareholders.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMPANY STOCK IS REQUIRED FOR APPROVAL OF THE ARTICLES AMENDMENT PROPOSAL. THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES AGAINST THE AMENDMENT OR ABSTAINS FROM VOTING BY MARKING THE APPROPRIATELY DESIGNATED BLOCK ON THE PROXY.

                PROPOSAL TO AMEND ARTICLE III, SECTION 1
                    OF THE BY-LAWS OF THE COMPANY
                              (ITEM 3)

     Article III, Section 1 of the Company's By-Laws stipulates that the annual meeting of shareholders shall be held in March of each year at a time and place established by the Board of Directors. As discussed below, the Board has concluded that it is in the best interest of the Company to amend Article III, Section 1 of the By-Laws to provide that the annual meeting of the Company's shareholders shall be held in May of each year. The By-Laws of the Company may only be altered, amended or repealed or a new by-law adopted by a vote of the shareholders at any annual shareholders' meeting or a special shareholders' meeting when the proposed amendment has been set out in the notice of such a meeting. Accordingly, approval of the shareholders is sought to amend Article III,
Section 1 of the By-Laws. Appendix C of this Proxy Statement sets forth the proposed revised by-law in its entirety.

     The Board of Directors has concluded that it is desirable that the Company's Annual Meeting be held in May of each year rather than in March. During 1995, the Company changed from a fiscal year ending September 30, to a fiscal year ending December 31. Although the Company has not held an Annual Meeting since February 8, 1990, the Surviving Corporation, which will have greater resources than the Company, intends to resume holding an Annual Meeting of shareholders for the election of directors and any other matters that may come before such a meeting. The Company has been advised that under Federal securities laws and regulations, an Annual Report to Shareholders containing audited financial statements must accompany any proxy statement for a meeting of shareholders at which directors will be elected. Because the Company's fiscal year now ends on December 31, management believes it is unrealistic to expect that the auditors of the Surviving Corporation would be able to complete an audit in time to mail an Annual Report to Shareholders prior to a March Annual Meeting.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMPANY STOCK IS REQUIRED FOR APPROVAL OF THE BY-LAW AMENDMENT PROPOSAL. THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES AGAINST THE AMENDMENT OR ABSTAINS FROM VOTING BY MARKING THE APPROPRIATELY DESIGNATED BLOCK ON THE PROXY.

        PROPOSAL TO PERMIT MANAGEMENT OF THE COMPANY TO ADJOURN THE SPECIAL
                       MEETING TO SOLICIT ADDITIONAL PROXIES
                                     (ITEM 4)

     If there are an insufficient number of affirmative votes to approve the Merger Proposal, the Articles Amendment Proposal or the By-Law Amendment Proposal, management of the Company may seek to adjourn the Special Meeting to permit solicitation of additional Proxies. The place and date to which the Special Meeting would be adjourned would be announced at the Special Meeting. In the event of such an adjournment, the Company would not be obligated to notify shareholders not attending the Special Meeting of the adjournment or to fix in advance thereof a new record date. Such an adjournment would not invalidate any Proxies previously filed.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY STOCK REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING IS REQUIRED FOR APPROVAL OF THE ADJOURNMENT PROPOSAL. THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES AGAINST THE PROPOSAL OR ABSTAINS FROM VOTING BY MARKING THE APPROPRIATELY DESIGNATED BLOCK ON THE PROXY.

                  INFORMATION CONCERNING ACCOUNTANTS


     For the last fiscal year and interim period, Randall C. Brown & Associates, P.C. has served as the Company's principal independent public accountants, and Moore & Cubbedge has served as ELI's principal independent public accountants. Representatives of Randall C. Brown & Associates and Moore & Cubbedge are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Neither the Company nor ELI has had any changes of or disagreements with its principal accountants during the periods for which financial statements are presented in this Proxy Statement.

                                EXPERTS

     The audited financial statements of the Company appearing in this Proxy Statement, have been audited by Randall C. Brown & Associates, P.C., independent auditors, as set forth in their report thereon included in the Proxy Statement. Such financial statements have been included in this Proxy Statement in reliance upon the authority of such firm as experts in accounting and auditing.

     The audited financial statements of ELI included in this Proxy Statement for the year ended December 31, 1995 have been audited by Grant Thornton, L.L.P., and the audited financial statements of ELI included in this Proxy Statement for the year ended December 31, 1994, have been audited by Moore & Cubbedge, each as set forth in their report thereon included in this Proxy Statement. Such financial statements have been included in this Proxy Statement in reliance upon the authority of such firms as experts in accounting and auditing.

                    DATE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

     If the By-Law Amendment Proposal is passed by the shareholders and the annual meeting of the Company's shareholders is held in May of 1997, proposals of shareholders intended to be presented at such annual meeting must be received by December 2, 1996 in order to be eligible for inclusion in the Company's Proxy Statement and Proxies for that meeting.
If the By-Law Amendment Proposal is not passed by the shareholders and the 1997 Annual Meeting is held on March of 1997, any shareholder proposal intended to be presented at such meeting should have been received by October 2, 1996 in order to be eligible for inclusion in the Company's Proxy Statement and Proxies for that meeting.

                              OTHER BUSINESS

     Management of the Company does not presently know of any matters which may be presented for action at the Special Meeting other than those set forth herein. However, if any other matters properly come before the Special Meeting, it is the intention of the persons named in the Proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective Proxies on such matters in accordance with their best judgment.

     If you do not expect to be personally present at this meeting, please fill in, date and sign the enclosed Proxy Card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

                                      By Order of the Board of Directors


                                     /s/ Bonnie L. Byers
                                     Bonnie L. Byers
                                     Vice President and  Secretary-Treasurer
October 8, 1996

                                                         INDEX TO FINANCIAL STATEMENTS

Historical Financial Statements:                                            Page
-------------------------------                                             ----

     SOUTHERN ACCEPTANCE CORPORATION
          Report of Independent Auditors....................................F-1
          Consolidated Balance Sheets as of December 31, 1995,
             December 31, 1994 and September 30, 1994.......................F-2
          Consolidated Statements of Operations and Retained-
             Earnings (Deficit) For the Years Ended December
             31, 1995 and September 30, 1994 and 1993 and the
             Quarter Ended December 31, 1994................................F-4
          Consolidated Statements of Cash Flows For the Years
             Ended December 31, 1995 and September 30, 1994 and
             1993 and the Quarter Ended December 31, 1994...................F-5
          Notes to Consolidated Financial Statements........................F-6
          Consolidated Balance Sheets as of June 30, 1996 and
             1995 (unaudited)..............................................F-10
          Consolidated Statement of Operations and Retained-
             Earnings (Deficit) for the Six Months Ended June
             30, 1996 and 1995 (unaudited).................................F-12
          Consolidated Statement of Cash Flows for the Six
             Months Ended June 30, 1996 and 1995 (unaudited)...............F-13
          Notes to Interim Consolidated Financial Statements
             (unaudited)...................................................F-14

     EFFICIENCY LODGES, INC.
          Report of Independent Certified Public Accountants...............F-15
          Reports of Independent Auditor...................................F-16
          Balance Sheets For the Years Ended December 31, 1995
             and 1994 and the Six Months Ended June 30, 1996
             (unaudited)...................................................F-17
          Statements of Earnings For the Years Ended December
             31, 1995 and 1994 and the Six Months Ended June
             30, 1996 and 1995 and the Three Months Ended June
             30, 1996 and 1995 (unaudited).................................F-18
          Statements of Stockholders Equity For the Years Ended
             December 31, 1993, 1995 and 1994 and the Six
             Months Ended June 30, 1996 (unaudited)........................F-19
          Statements of Cash Flows For the Years Ended December
             31, 1995 and 1994 and the Six Months Ended June
             30, 1995 and 1996 (unaudited).................................F-20
          Notes to Financial Statements....................................F-22




                                  F-i

     BARTOW LODGE (A DIVISION OF SOUND BUILDERS & INVESTMENT
        CORPORATION)
          Report of Independent Certified Public Accountants...............F-28
          Statement of Operations For the Period July 1, 1994
             through June 15, 1995.........................................F-29
          Statement of Cash Flow For the Period July 1, 1994
             through June 15, 1995.........................................F-30
          Statement of Changes in Division Equity For the
             Period July 1, 1994 through June 15, 1995.....................F-31
          Notes to Financial Statements....................................F-32

Unaudited Pro Forma Financial Statements
-----------------------------------------

          Pro Forma Condensed Combined Balance Sheet - June 30,
             1996 (Unaudited)..............................................F-34
          Pro Forma Condensed Combined Statement of Operations
             For the Year Ended December 31, 1995 (Unaudited)..............F-35
          Pro Forma Condensed Statement of Operations For the
             Six Months Ended June 30, 1996 (Unaudited)....................F-36
          Notes to Unaudited Pro Forma Condensed Combined
             Financial Statements..........................................F-37


               RANDALL C. BROWN & ASSOCIATES, P.C.
                   Certified Public Accountants
                         338 Paces Center
                  455 E. Paces Ferry Road, N.E.
                   Atlanta, Georgia  30305-3329
                           404-237-4732
                         Fax 404-266-2943

Report of Independent Auditors

Board of Directors
Southern Acceptance Corporation
Marietta, Georgia  30067

     We have audited the accompanying consolidated balance sheets of Southern Acceptance Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations and retained-earnings (deficit) and cash flows for each of the two years in the period ended September 30, 1994, the quarter ended December 31, 1994 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern Acceptance Corporation and subsidiaries at December 31, 1995 and 1994 and September 30, 1994, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1994, the quarter ended December 31, 1994 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ Randall C. Brown & Associates, P.C.

Atlanta, Georgia
March 20, 1996





CONSOLIDATED BALANCE SHEETS

SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES

                                                                      December 31,             September 30,
                                                                 -------------------          -------------
                                                                   1995         1994              1994
                                                                  -------    -------          ------------
                 ASSETS
CURRENT ASSETS

      Cash and cash equivalents                                  $128,728     $ 11,093          $  11,681
      Current maturities of note
       receivable - Note B                                            -0-       72,755             71,641
      Property for resale                                             -0-      167,735            167,735
      Other current assets                                            852        3,781              3,303
                                                                 --------     --------           --------
       TOTAL CURRENT ASSETS                                       129,580      255,364            254,360

PROPERTY, PLANT AND EQUIPMENT - Note A

      Land                                                         15,000       20,000             20,000
      Buildings and improvements                                  133,727      169,542            169,542
      Furniture and equipment                                      13,447       13,845             13,845
                                                                 --------     --------           --------
                                                                  162,174      203,387            203,387
      Less allowance for depreciation                             118,820      137,050            134,043
                                                                 --------     --------           --------
       TOTAL PROPERTY, PLANT AND
         EQUIPMENT                                                 43,354       66,337             69,344

INVESTMENT PROPERTY - Notes A, G and J                            125,694      175,988            175,988
                                                                 --------     --------           --------
                                                                 $298,628     $497,689           $499,692
                                                                 ========     ========           ========


                                                                      December 31,            September 30,
                                                                 -------------------          -------------
                                                                   1995         1994              1994
                                                                  -------    -------          ------------

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Note payable to bank                                  $        -0-      $    22,370       $       -0-
      Trade accounts payable                                      10,171            8,771             4,727
      Accrued interest                                               -0-               71               -0-
      Current maturities of long-term
       debt - Note C                                               3,603            4,958             4,814
      Other current liabilities                                    1,375            1,250             1,250
                                                                 -------         --------           -------
       TOTAL CURRENT LIABILITIES                                  15,149           37,420            10,791

LONG-TERM DEBT, less current
      maturities - Note C                                         38,943           59,431            60,726

STOCKHOLDERS' EQUITY - Note E
      Common Stock - par value $.10 per
       share - authorized 7,500,000
       shares; issued and outstanding
       (including 1,034,352 shares held
       in treasury); 6,273,257 shares                            627,326          627,326           627,326
      Additional paid-in capital                               2,615,506        2,615,506         2,615,506
      Retained-earnings (deficit)                             (2,892,317)      (2,736,015)       (2,708,678)
                                                              ----------       ----------        ----------
                                                                 350,515          506,817           534,154
      Less treasury stock, at cost                               105,979          105,979           105,979
                                                              ----------       ----------        ----------
        TOTAL STOCKHOLDERS' EQUITY                               244,536          400,838           428,175
                                                              ----------       ----------        ----------
                                                            $    298,628      $   497,689       $   499,692
                                                              ==========       ==========        ==========



See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED-EARNINGS (DEFICIT) SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES


                                                         Year Ended        Quarter Ended                Year Ended September 30,
                                                        December 31,       December 31,                -------------------------
                                                           1995                  1994                  1994               1993
                                                        ------------       -------------           ----------           ---------
Income
      Interest                                       $      5,594            $ 1,650             $     10 450        $     19,145
      Rental income                                         7,481              3,690                    9,255               8,800
      Sales commissions                                     2,341             10,885                    3,920              19,917
      Sales of property held
       for resale                                         180,263                -0-                      -0-              24,975
      Gain on sale of
       investment property                                 28,895                -0-                   61,447                 -0-
      Other income                                            -0-                -0-                      -0-                 711
                                                          -------            -------                  -------             -------
                                                          224,574             16,225                   85,072              73,548

Costs and Expenses
      Interest                                              8,104              2,046                    8,078               8,473
      Commissions                                          10,490              8,164                   22,510              16,813
      Cost of sales of property
       held for resale                                    175,327                -0-                      -0-              23,110
      Administrative and
       general expenses                                   125,742             30,345                  108,717              87,967
      Depreciation                                         10,919              3,007                   11,828              12,432
      Loss on write-down of investment
       property - Notes G and J                            50,294                -0-                      -0-                 -0-
                                                         --------            -------                 --------            --------
                                                          380,876             43,562                  151,133             148,795
                                                         --------            -------                 --------            --------
(LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                      (156,302)           (27,337)                 (66,061)            (75,247)

Provision for income taxes -
      Notes A and D                                           -0-                -0-                      -0-                 -0-
                                                        ---------           --------                 --------            --------
NET (LOSS)                                              (156,302)           (27,337)                 (66,061)            (75,247)

Retained-earnings (deficit)
      at beginning of period                          (2,736,015)        (2,708,678)              (2,642,617)         (2,567,370)
                                                      ----------         ----------               ----------          ----------
RETAINED-EARNINGS
 (DEFICIT) AT END OF PERIOD                          $(2,892,317)       $(2,736,015)             $(2,708,678)        $(2,642,617)
                                                      ==========         ==========               ==========          ==========
Net (loss) per common
 share - Note A                                      $      (.03)        $     (.01)             $      (.01)        $      (.01)
                                                      ==========         ==========               ==========          ==========
Average number of common
 shares outstanding
 during the period                                     5,238,905          5,238,905                5,591,129           6,157,204
                                                       =========          =========                =========           =========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES



                                                            Year Ended        Quarter Ended          Year Ended September 30,
                                                            December 31,       December 31,       -----------------------------
                                                               1995                1994              1994               1993
                                                            -----------        -------------      ---------          ---------
OPERATING ACTIVITIES
  Net (loss)                                                 $(156,302)          $(27,337)        $ (66,061)         $(75,247)
  Adjustments to reconcile net
    (loss) to net cash (used
    in) operating activities:
      Depreciation                                              10,919              3,007            11,828            12,432
      Bad debt expense (recovery)                                  -0-             (2,000)            6,609               -0-
      Property for resale:
        Additions to                                            (7,592)               -0-            (5,882)          (91,542)
        Proceeds from sale of                                  171,839                -0-               -0-            24,975
        (Gain) Loss on sale of                                   3,488                -0-               -0-            (1,865)
      (Gain) on sale of fixed assets
        or investment property                                 (25,675)               -0-           (35,354)              -0-
      Loss on write-down of investment
        property                                                50,294                -0-               -0-               -0-
      Change in assets and
       liabilities:
        Decrease in notes receivable                            72,755                886            32,796            68,703
        Decrease (increase) in other
          current assets and
          liabilities - net                                      4,383              3,637             3,610            (5,262)
                                                               -------            -------           -------            ------
  NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES                                       124,109            (21,807)          (52,454)          (67,806)

INVESTING ACTIVITIES
    Capital expenditures                                        (3,584)               -0-            (3,495)               -0-
    Proceeds from sale of fixed
     assets or investment property                              41,323                -0-           234,569                -0-
    Deductions from (additions to)
      deferred charges                                             -0-                -0-             3,879            (3,879)
                                                               -------            -------           -------            ------
  NET CASH PROVIDED BY (USED IN)
    INVESTING ACTIVITIES                                        37,739                -0-           234,953            (3,879)

FINANCING ACTIVITIES
    Short-term borrowing                                        10,500             22,370             5,000             93,000
    Payments on notes payable and
      long-term debt                                           (54,713)            (1,151)         (97,279)            (8,807)
    Purchase of treasury Stock                                     -0-                -0-          (91,782)               -0-
                                                               -------            -------           -------            ------
  NET CASH (USED IN) PROVIDED BY
    FINANCING ACTIVITIES                                       (44,213)            21,219         (184,061)            84,193
                                                               -------            -------           -------            ------
  NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                  117,635               (588)          (1,562)            12,508
  Cash and cash equivalents at
    beginning of period                                         11,093             11,681           13,243                735
                                                               -------            -------           -------            ------
  Cash and cash equivalents at
    end of period                                            $ 128,728           $ 11,093         $  11,681          $ 13,243
                                                              ========            =======          ========           =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for:
      Interest                                               $   7,855           $  2,296         $  11,617          $  10,572
      Income taxes                                                 -0-                -0-               -0-              -0-

See notes to consolidated financial statements.




NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES
December 31, 1995



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements
---------------------------
include the accounts of the Company and all of its subsidiaries. No minority interest is reflected as the subsidiary with minority ownership, Nu-Moo Lite Industries, Inc. (56.67% owned), had a negative net worth. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents - The Company considers all highly liquid investments
---------------
with a maturity of three months or less when purchased to be "cash equivalents."

Income Taxes - Income taxes reported for financial reporting purposes are
------------
substantially the same as amounts payable under applicable federal income tax rules and regulations. The investment tax credit is recognized as a reduction of the income tax provision in the year in which credits become available for tax purposes. The Company has sizeable net operating loss carryforwards, which are included in the same type of income of the current year that absorbs that particular operating loss and carryforward. (See Note D).

Property for Resale - Property for resale consists of residential lots,
-------------------
some of which include houses built by the Company. These properties are valued at the lower of cost or estimated net realizable value.

Investment Property - Investment property consists of land held for
-------------------
eventual development, subdivision, or sale depending on the market and other factors. Such properties are valued at the lower of cost or estimated net realizable value.

Revenue Recognition - Interest income is recognized when earned; rental
-------------------
income is recognized on a straight-line basis in accordance with the lease terms; and sales commissions, sales of property held for resale, and gains on sale of investment property are recognized when market transactions are consummated as evidenced by a real estate closing. Gain recognition with regard to sales of properties complies with the provisions of Statement of Financial Accounting Standards No. 66.

Property, Plant and Equipment - Property, plant and equipment are stated
-----------------------------
at cost. Depreciation is determined principally by the straight-line method over the estimated useful life of each asset as follows:

         Buildings                                          15 years
         Furniture and equipment                          5-10 years

Expenditures for maintenance, repairs and improvements which do not materially prolong the life of the related asset are charged to expense. The cost of assets retired or sold and the related accumulated depreciation are removed from the accounts upon such disposition and any gain or loss is included in income.

Net Income Per Common Share - Net income per common share is
---------------------------
based upon the number of shares of Common Stock outstanding during each period, not including the shares held in treasury by the Company. There were no common stock equivalents or dilutive instruments outstanding.

SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES
December 31, 1995

NOTE B - MORTGAGE NOTE RECEIVABLE
      The mortgage note receivable is summarized as follows:

                                                                        December 31,            September 30,
                                                                     -------------------        ------------
                                                                         1995       1994            1994
                                                                      --------     -------      ------------

      Mortgage note receivable                                        $   -0-      $72,755        $73,641
      Less allowance for doubtful amounts                                 -0-          -0-          2,000
                                                                       ------       ------         ------
                                                                          -0-       72,755         71,641
      Less current maturities                                             -0-       72,755         71,641
                                                                       ------       ------         ------
                                                                      $   -0-      $   -0-        $   -0-
                                                                       ======       ======         ======

The mortgage note receivable, which bears interest at 9%, consists of a first mortgage residential real estate and is secured by the property. This note did not arise from retail land sales activity.

NOTE C - Long-term Debt

      Long-term debt is summarized as follows:

                                                                        December 31,            September 30,
                                                                     -------------------        ------------
                                                                         1995       1994            1994
                                                                      --------     -------      ------------
    Mortgage note payable:
         10% note maturing in 2004                                     42,546      45,807          $46,572
       15.5% note maturing in 2001                                        -0-      18,582           18,968
                                                                       ------      ------           ------
                                                                       42,546      64,389           65,540
      Less current maturities                                           3,603       4,958            4,814
                                                                       ------      ------           ------
                                                                      $38,943     $59,431          $60,726
                                                                       ======      ======           ======

Minimum aggregate payments on long-term debt for the five fiscal years subsequent to December 31, 1995 are approximately as follows:

                          1996                                        $3,603
                          1997                                         3,980
                          1998                                         4,396
                          1999                                         4,857
                          2000                                         5,365

SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES
December 31, 1995


NOTE D - INCOME TAXES

The Company has available certain net operating loss carryovers and investment tax credit carryforwards, both of which are generally carried forward for fifteen years from the year incurred. The approximate remaining carryforwards at December
31, 1995 are summarized as follows:

                Date of                     Net Operating                 Investment
                Expiration                       Loss                      Tax Credit
              -------------                 -------------                 ----------
              September 30,
                       1996                    $107,671                      $166
                       1997                     106,028                       -0-
                       1999                      76,652                       381
                       2003                     276,723                       -0-
                       2004                      68,760                       -0-
                       2005                      39,863                       -0-
                       2006                      52,383                       -0-
                       2007                      78,820                       -0-
                       2008                      72,822                       -0-
                       2009                      56,693                       -0-
                                                -------                       ---
                                               $936,415                      $547
                                                =======                       ===

Nu-Moo Lite Industries, Inc., a 56.67% owned subsidiary, does not meet the 80% ownership requirement for filing a consolidated income tax return with Southern Acceptance Corporation. Thus this subsidiary may also generate net operating loss carryforwards which may be utilized to the extent of the income taxes on its future earnings.

NOTE E - CHANGES IN CAPITAL

The only change in Common Stock, additional paid-in capital, or treasury stock during the four and one-quarter years ended December 31, 1995 was the purchase of 918,299 shares of the Company's common stock for the treasury during the year ended September 30, 1994. This stock was purchased from a Canadian stockholder at the price he paid to acquire the stock from other stockholders when he wanted to be become active in the Company. He later decided to discontinue participating in the Company's activities and offered to sell his stock to the Company at his cost. After obtaining a favorable legal opinion, the Company accepted his offer.

NOTE F - PURCHASES AND SALES OF PROPERTY FOR RESALE

During the year ended September 30, 1993, the Company sold one of its residential lots at a gain of $1,865 and began construction of a house on another of its lots. The project was completed in the year ended September 30, 1994, and the improved property was sold during the year ended December 31, 1995 at a gain of $2,090.

During the year ended September 30, 1994, the Company repossessed a home which it had previously sold in 1986 because the buyers were experiencing financial difficulty and had become unable to service their mortgage debt to the Company. In recording the property at its estimated net realizable value in exchange for the note receivable and accrued interest, the Company recognized bad debt expense in the amount of $6,609.
The Company resold the property during the year ended December 31, 1995 at a gain of $2,846.

NOTE G - SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
         ACTIVITIES

During the fiscal year ended September 30, 1994, the Company repossessed a house due to a troubled loan (See Note F) resulting in the following noncash transaction:

     Assets exchanged for the property:

       Note receivable                     $51,569
       Accrued interest receivable           2,060
                                            ------
         Noncash items                      53,629
       Cash paid to attorney                   180
                                            ------
                                            53,809
     Cash paid for improvements              1,625
                                            ------
                                            55,434
     Estimated net realizable value         48,825
                                            ------
         Bad debt expense recognized       $ 6,609
                                            ======

During the fiscal year ended December 31, 1995, the Company wrote down the carrying value of its remaining piece of investment property to net realizable value as evidenced by a sale subsequent to year end (See Note J) resulting in the following noncash transaction:

      Cost of property                      $175,988
      Loss on valuation adjustment           (50,294)
                                            --------
        Net realizable value                $125,694
                                             =======

NOTE H - PROPOSED MERGER

On May 30, 1995 the Company signed a letter of intent to effect a merger with Efficiency Lodge, Inc. pursuant to which an unspecified number of shares of the Company's common stock would be issued in exchange for the net assets of Efficiency Lodge, Inc., at which time each of the latter's common stock issued and outstanding prior to the Effective Time would be canceled and extinguished. On January 25, 1996, a preliminary proxy statement which indicated, among other things, that under the proposed merger up to 992,390 shares of the Company's common stock would be exchanged for 900 shares of the common stock of Efficiency Lodge, Inc. was filed with the Securities and Exchange Commission.

NOTE I - CHANGE IN FISCAL YEAR

On September 12, 1995, the Company's Board of Directors voted to change the Company's fiscal year from September 30 to December 31 in anticipation of the proposed merger discussed in Note B, and a Form 8-K to report this event was filed with the Securities and Exchange Commission.

NOTE J - SUBSEQUENT EVENT

On February 1, 1996, the Company sold its remaining 29.433 acres of investment property at a loss in the amount of $50,294. The carrying amount of this property was accordingly reduced to net realizable value at December 31, 1995 with a corresponding charge to income at that date.


CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES
                                                                                June 30,
                                                                   ------------------------------
                                                                         1996             1995
                                                                   --------------     -----------
                                                                    (Unaudited)       (Unaudited)
                 ASSETS

CURRENT ASSETS

      Cash and cash equivalents                                       $200,105        $ 125,402
      Property for resale                                                 -0-            49,495
      Other current assets                                                 479            3,875
                                                                     ---------         --------
       TOTAL CURRENT ASSETS                                            200,584          178,772

PROPERTY, PLANT AND EQUIPMENT

      Land                                                               15,000          20,000
      Buildings and improvements                                        137,040         173,236
      Furniture and equipment                                            13,447          13,845
                                                                     ----------       ---------
                                                                        165,487         207,081
      Less allowance for depreciation                                   124,420         144,573
                                                                     ----------       ---------
       TOTAL PROPERTY, PLANT AND
         EQUIPMENT                                                       41,067          62,508

INVESTMENT PROPERTY                                                        -0-          175,988
                                                                     ----------       ---------
                                                                      $ 241,651       $ 417,268
                                                                     ==========       =========

                                                                                 June 30,
                                                                   -----------------------------------
                                                                         1996                1995
                                                                   --------------         ------------
                                                                    (Unaudited)           (Unaudited)
   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

      Trade accounts payable                                           $ 13,082             $   1,096
      Current maturities of long-term
       debt                                                               3,786                 5,260
      Other current liabilities                                             825                 3,275
                                                                      ---------             ---------
       TOTAL CURRENT LIABILITIES                                         17,693                 9,631

LONG-TERM DEBT, less current
      maturities                                                         37,003                56,724

STOCKHOLDERS' EQUITY
      Common Stock - par value $.10 per
       share - authorized 7,500,000
       shares; issued and outstanding
       (including 1,034,352 shares held
       in treasury); 6,273,257 shares                                   627,326               627,326
      Additional paid-in capital                                      2,615,506             2,615,506
      Retained-earnings (deficit)                                    (2,949,898)           (2,785,940)
                                                                      ---------            ----------
                                                                        292,934               456,892
      Less treasury stock, at cost                                      105,979               105,979
                                                                      ---------            ----------
        TOTAL STOCKHOLDERS' EQUITY                                      186,955               350,913
                                                                      ---------            ----------
                                                                       $241,651            $  417,268
                                                                      =========            ==========

See notes to interim consolidated financial statements (unaudited).

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED-EARNINGS (DEFICIT)
(UNAUDITED)
SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES

                                                           Six Months Ended
                                                                 June 30,
                                                  ----------------------------------
                                                        1996               1995
                                                    (Unaudited)         (Unaudited)
                                                   -------------        ------------
Income
      Interest                                       $   4,096            $  2,546
      Rental income                                      4,217               6,106
      Sales commissions                                  6,242               2,342
      Sales of property held
       for resale                                          -0-             127,922
                                                     ---------           ---------
                                                        14,555             138,916

Costs and Expenses
      Interest                                           2,091               4,800
      Commissions                                        9,461               8,777
      Cost of sales of property
       held for resale                                     -0-             125,470
      Administrative and
       general expenses                                 54,984              47,842
      Depreciation                                       5,600               7,020
                                                      --------           ---------
                                                        72,136             193,909
                                                      --------           ---------
(LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                     (57,581)            (54,993)

Provision for income taxes                                 -0-                 -0-
                                                      --------           ----------
NET (LOSS)                                             (57,581)            (54,993)

Retained-earnings (deficit)
      at beginning of period                        (2,892,317)          (2,730,947)
                                                    -----------         -----------
RETAINED-EARNINGS
 (DEFICIT) AT END OF PERIOD                         $(2,949,898)        $(2,785,940)
                                                    ============        ===========
Net (loss) per common share                            $   (.01)            $  (.01)
                                                       ========            ========
Average number of common
 shares outstanding
 during the period                                     5,238,905           5,238,905
                                                       =========           =========

See notes to interim consolidated financial statements (unaudited).

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES


                                                               Six Months Ended
                                                                   June 30,
                                                  --------------------------------------
                                                        1996                    1995
                                                    (Unaudited)              (Unaudited)
                                                   -------------           -------------
OPERATING ACTIVITIES
  Net (loss)                                         $ (57,581)              $ (54,993)
  Adjustments to reconcile net
    (loss) to net cash (used
    in) operating activities:
      Depreciation                                       5,600                   7,020
      Property for resale:
        Additions to                                       -0-                  (7,230)
        Proceeds from sale of                              -0-                 123,278
        (Gain) Loss on sale of                             -0-                   2,192
      Change in assets and
       liabilities:
        Decrease in notes receivable                       -0-                  72,755
        Decrease (increase) in other
          current assets and
          liabilities - net                               2,734                   (614)
                                                        -------              ---------
  NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES                                (49,247)               142,408

INVESTING ACTIVITIES
    Capital expenditures                                 (3,313)                (3,694)
    Proceeds from sale of fixed
     assets or investment property                      125,694                    -0-
                                                        -------              ---------
  NET CASH PROVIDED BY (USED IN)
    INVESTING ACTIVITIES                                122,381                 (3,694)

FINANCING ACTIVITIES
    Payments on notes payable and
      long-term debt                                     (1,757)               (24,405)
                                                        -------              ---------
  NET CASH (USED IN) PROVIDED BY
    FINANCING ACTIVITIES                                 (1,757)               (24,405)
                                                        -------              ---------
  NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                            71,377                114,309
  Cash and cash equivalents at
    beginning of period                                 128,728                 11,093
                                                        -------               --------
  Cash and cash equivalents at
    end of period                                      $200,105               $125,402
                                                        =======               ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the period for:
      Interest                                         $  2,091               $  4,800
      Income taxes                                         -0-                     -0-

See notes to interim consolidated financial statements (unaudited).

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SOUTHERN ACCEPTANCE CORPORATION AND SUBSIDIARIES - JUNE 30, 1996


NOTE A - BASIS OF PREPARATION



The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.


The results of operations for the quarter ended March 31, 1996 are not necessarily indicative of the results that may be expected for the full year. These interim consolidated financial statements should be read in conjunction with the Company's 1995 consolidated financial statements and related notes contained elsewhere herein.

NOTE B - RECENTLY ISSUED ACCOUNTING STANDARD


In March 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires that impairment losses be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of.
The Company adopted Statement 121 in the first quarter of 1996 and, based on current circumstances, does not believe that the effect of adoption will be material.

Grant Thornton
2300 North Tower
235 Peachtree Street, N.E.
Atlanta, Georgia  30303-1499
404-330-2000
fax - 404-330-2047

            Report of Independent Certified Public Accountants
            --------------------------------------------------


Board of Directors and Stockholders
Efficiency Lodge, Inc.

    We have audited the accompanying balance sheet of Efficiency Lodge, Inc. (a Georgia S Corporation) as of December 31, 1995, and the related statement of earnings, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Efficiency Lodge, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

Atlanta, Georgia
February 9, 1996

MOORE & CUBBEDGE, L.L.P.
366 Powder Springs Street
Marietta, Georgia  30064-3453
Phone:  770-422-0500
Fax:  770-421-0440
                             INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
Efficiency Lodge, Inc.
Mableton, Georgia

     We have audited the accompanying balance sheet of Efficiency Lodge, Inc. (an S Corporation) as of December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Efficiency Lodge, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary data is presented for purposes of additional analysis and it not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                      /s/ Moore & Cubbedge
                                      Moore & Cubbedge
                                      Marietta, Georgia

August 29, 1995

                                                             Efficiency Lodge, Inc.

                                                                 BALANCE SHEETS


                                                                     ASSETS

                                                                      December 31,
                                                             -----------------------------        June 30,
                                                                 1994             1995               1996
                                                              ----------     ------------       -----------
                                                                                                (Unaudited)

Property and equipment - net (Note B)                         $6,987,620      $ 9,058,165       $ 8,906,657
Cash                                                               6,933           84,064           299,362
Inventory                                                          4,694           23,611            31,424
Due from stockholder (Note F)                                     55,935          129,714           180,214
Note receivable - stockholder (Note C)                           470,000          470,000           470,000
Interest receivable - stockholder (Note C)                        44,800           58,639            70,089
Advances to affiliate                                               ---             ---             209,982
Loan fees, net of accumulated amortization (Note D)              266,755          248,053           220,019
Other assets                                                      42,407           82,949           116,793
                                                               ---------       ----------        ----------
                                                              $7,879,144      $10,155,195       $10,504,540
                                                               =========       ==========        ==========


                                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
  Mortgage notes payable (Note E)                             $8,281,458      $10,342,399       $10,182,795
  Accounts payable and accrued expenses                           37,341           26,329           218,975
  Customer deposits                                               11,399           10,462            10,462
  Due to stockholder (Note F)                                    130,010          130,010           100,010
                                                               ---------       ----------        ----------
         Total  liabilities                                    8,460,208       10,509,200        10,512,242

STOCKHOLDERS' DEFICIT
  Common stock - $1 par value, 100,000
    shares authorized; 900 shares issued
    and outstanding                                                  900              900               900
  Accumulated deficit                                           (581,964)        (354,905)           (8,602)
                                                               ---------       ----------        ----------
                                                                (581,064)        (354,005)           (7,702)
                                                               ---------       ----------        ----------
                                                              $7,879,144      $10,155,195       $10,504,540
                                                               =========       ==========        ==========

The accompanying notes are an integral part of these financial statements.


                                                        Efficiency Lodge, Inc.

                                                        STATEMENTS OF EARNINGS


                                                                                 Six months ended           Three months ended
                                            Year ended December 31,                   June 30,                 June 30,
                                            -----------------------              ------------------         ------------------
                                            1994             1995               1995          1996          1995           1996
                                          --------         ---------           -------       ------        --------     --------
                                                                                    (Unaudited)                 (Unaudited)
Revenue                                 $ 2,641,091       $3,292,952        $1,298,715    $ 2,002,577     $656,079     $1,028,649

Operating expenses                        1,554,811        2,058,869           746,669      1,146,961      364,843        595,396
                                          ---------        ---------         ---------    -----------      -------      ---------
         Operating profit                 1,086,280        1,234,083           552,046        855,616      291,236        433,253

Other expense (income)
  Interest income (Note B)                     (465)            (627)             (536)          (288)        (210)         (133)
  Interest income from stockholder          (25,450)         (32,681)          (16,450)       (11,450)      (8,225)       (3,225)
  Interest expense                          781,351        1,039,805           477,576        552,506      246,292       274,071
  Other income                               (1,474)          (9,473)           (7,474)       (41,455)      (3,486)      (35,379)
                                          ---------        ---------        ----------    -----------      -------       -------
                                            753,962          997,024           453,116        499,313      234,371       235,334
                                          ---------        ---------        ----------    -----------      -------       -------
         Net earnings                   $   332,318       $  237,059         $  98,930    $   356,303     $ 56,865      $197,919
                                          =========        =========        ==========    ===========      =======       =======

Net earnings per share                  $    369.24       $   264.40         $  109.92    $    395.89     $  63.18      $ 219.91
                                          =========        =========        ==========    ============     =======       ========

Weighted average shares outstanding             900              900               900            900          900          900
                                          =========        =========        ==========    ===========      =======       =======

Historical net earnings                 $   332,318       $  237,059         $  98,930    $   356,303     $ 56,865       $197,919

Pro forma income tax expense                128,000           87,000            36,000        140,000       20,000         81,000
                                          ---------        ---------        ----------    -----------      -------        -------
Pro forma net earnings                  $   204,318       $  150,059         $  62,930    $   216,303     $ 36,865       $116,919
                                          =========        =========        ==========    ===========     ========       ========

Pro forma net earnings per share        $    227.02       $   166.73         $   69.92    $    240.34     $  40.96       $ 129.91
                                          =========        =========        ==========    ===========      =======        =======

The accompanying notes are an integral part of these statements.

                                                        Efficiency Lodge, Inc.

                                                   STATEMENT OF STOCKHOLDERS' EQUITY



                                                                Common        Accumulated
                                                                 stock          deficit            Total
                                                                -------       -----------          -----

Balance at January 1, 1994                                    $    900       $  (714,282)     $   (713,382)

Net earnings for the year                                            -           332,318           332,318

Distributions to shareholders                                        -          (200,000)         (200,000)
                                                               -------         ---------         ---------

Balance at December 31, 1994                                       900          (581,964)         (581,064)

Net earnings for the year                                            -           237,059           237,059

Distributions to stockholders                                        -           (10,000)          (10,000)
                                                               -------         ---------         ---------

Balance at December 31, 1995                                       900          (354,905)         (354,005)

Net earnings for the quarter (Unaudited)                             -           158,384           158,384

Distributions to stockholders (Unaudited)                            -           (10,000)          (10,000)
                                                               -------         ---------         ---------

Balance at March 31, 1996 (Unaudited)                              900          (206,521)         (205,621)

Net earnings for the Quarter (Unaudited)                             -           197,919           197,919
                                                               -------         ---------         ---------
Balance at June 30, 1996 (Unaudited)                           $   900       $    (8,602)      $    (7,702)
                                                               =======      ============       ===========


The accompanying notes are an integral part of this statement.

                                                             Efficiency Lodge, Inc.

                                                            STATEMENTS OF CASH FLOWS

                                                                                     Six months ended
                                                 Year ended December 31,                  June 30,
                                                 -----------------------          ---------------------
                                                   1994             1995          1995             1996
                                                 --------        ---------     ---------         ---------
                                                                                        (Unaudited)
Increase (Decrease) in Cash

Cash flows from operating activities
  Net earnings                                   $ 332,318       $  237,059    $  98,930         $ 356,303
  Adjustments to reconcile net earnings
    to net cash provided by operating
    activities
      Depreciation and amortization                288,868          354,707      138,678           209,464
      Change in assets and liabilities
         Increase in interest receivable           (25,450)         (13,839)     (11,450)          (11,450)
          (Increase) decrease in inventories         3,306          (18,917)      (1,794)           (7,813)
         (Increase)decrease in other assets        (19,539)         (40,542)     (18,228)          (33,844)
         Increase (decrease) in accounts
           payable and accrued expenses             36,449          (11,012)     140,474           192,646
         Decrease in customer deposits                   -             (937)           -                 -
                                                 ---------       ----------    ---------         ---------
           Net cash provided by
             operating activities                  615,952          506,519      346,610           705,306

Cash flows from investing activities
  Purchases of property and equipment              (2,375)       (2,406,550)  (2,401,976)          (29.922)
  Increase in due from stockholder                (55,935)          (73,779)      (6,300)          (50 500)
  Increase in advance to affiliate                      -                 -            -          (209,982)
                                                 ---------       ----------    ---------         ---------
           Net cash used by investing
             activities                           (58,310)       (2,480,329)   (2,408,276)        (290,404)
Cash flows from financing activities
  Proceeds from notes payable                           -         2,382,903     2,382,903              -
  Payments made on notes payable                 (377,857)         (321,962)    (118,730)         (159,604)
  Decrease in due to stockholder                        -                 -            -           (30,000)
  Distributions made to shareholders             (200,000)          (10,000)           -           (10,000)
  Payments made on due to former
    stockholder                                   (21,000)                -            -                 -
                                                 ---------       ----------    ---------         ---------
           Net cash provided (used) by
             financing activities                (598,857)        2,050,941    2,264,173          (199,604)
                                                 ---------       ----------    ---------         ---------




                                                             Efficiency Lodge, Inc.

                                                      STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                       Six months ended
                                                 Year ended December 31,                  June 30,
                                                 -----------------------            --------------------
                                                  1994             1995              1995          1996
                                                 ------          -------            ------        ------
                                                                                      (Unaudited)

Net increase (decrease) in cash                 (41,215)          77,131           202,507       215,298

Cash at beginning of period                      48,148            6,933             6,933        84,064
                                                -------          -------          --------      --------

Cash at end of period                          $  6,933     $     84,064         $ 209,440     $ 299,362
                                                =======          =======          ========      ========
Cash paid during the period for
  interest                                    $ 781,351     $  1,039,805         $ 385,709     $ 532,623
                                                =======          =======          ========      ========





The accompanying notes are an integral part of these statements.


                         Efficiency Lodge, Inc.

                      NOTES TO FINANCIAL STATEMENTS




NOTE A - SUMMARY OF ACCOUNTING POLICIES

 A summary of the accounting policies consistently applied in the accompanying financial statements follows.

 1.  Nature of Operations
     --------------------

 The Company owns and operates lodging facilities in Georgia which offer both temporary (minimum seven days) and long-term accommodations which include fully-equipped cooking facilities and on-premises laundry facilities. Customers include people on short-term work or training assignments, recreational travelers, and people in the midst of relocation.

 2.  Inventory
     ---------

 Inventory consists of personal care items and snack foods for resale and is stated at the lower of cost or market using the first-in, first-out method.

 3.  Property and Equipment
     ----------------------

 Property and equipment are recorded at cost including capitalized interest cost incurred during the period of construction. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method for buildings and accelerated methods for furniture and equipment.

 4.  Loan Fees
     ---------

 Loan fees and other associated closing costs are recorded at cost. Amortization is calculated using the straight-line method over the term of the related loan.

 5.  Income Taxes
     ------------
 The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue code. Under those provisions, the Company does not pay federal and state income taxes. Instead, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal and state taxes has been included in these financial statements. The net income tax basis of the Company's assets and liabilities is approximately $425,000 less than the amounts reported in the Company's financial statements. If the Company were to convert to a Subchapter C corporation, in which income taxes are payable by the Company rather than it's stockholders, the Company would record a deferred tax liability and income tax expense for the income tax effect of the $425,000 difference noted above.

                          Efficiency Lodge, Inc.

                NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

 6.  Use of Estimates
     ----------------

 In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 7.  Recently Issued Accounting Standard

 Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, was issued in March 1995. This standard will be adopted as of January 1, 1996 and is not expected to have a material impact on financial position or results of operations. The Company currently evaluates impairment by consideration of the undiscounted cash flows from its properties.


 8.   Interim Financial Statements

 Interim financial statements reflected herein, include all adjustments which, in the opinion of management, are necessary in order to make the interim financial statements not misleading.

NOTE B - PROPERTY AND EQUIPMENT

 Property and equipment consists of the following as of:

                                                                      December 31,
                                             Depreciable    -----------------------------
                                                lives            1994            1995
                                             -----------      ----------      ----------


    Buildings                                  31 years       $6,901,369       $8,680,967
    Furniture and equipment                   5-7 years          836,307        1,138,259
                                                               ---------        ---------
                                                               7,637,676        9,819,226
         Less accumulated depreciation                         1,742,005        2,078,010
                                                               ---------        ---------
                                                               5,895,671        7,741,216
    Land                                                       1,091,949        1,316,949
                                                               ---------        ---------
                                                              $6,987,620       $9,058,165
                                                               =========        =========

                      Efficiency Lodge, Inc.

            NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE C - NOTE RECEIVABLE - STOCKHOLDER

 The $470,000 note receivable from stockholder bears interest at 7%, matures on February 14, 1998 and is uncollateralized. Accrued interest on this note totalled $44,800 and $58,639 as of December 31, 1994 and 1995, respectively. Interest income on this note totalled $25,450 and $32,681, for the years ended December 31, 1994 and 1995, respectively.


NOTE D - LOAN FEES

  Loan fees were as follows as of:

                                                                         December 31,
                                                                    1994          1995
                                                                 ----------     ---------

      Loan fees                                                $  405,522     $ 405,522
      Less: accumulated amortization                              138,767       157,469
                                                                ---------      --------
      Net loan fees                                            $  266,755     $ 248,053


NOTE E - MORTGAGE NOTES PAYABLE

  Mortgage notes payable consists of the following notes payable collateralized by all of the Company's real property.

                                                                       December 31,
                                                                     --------------------
                                                                     1994           1995
                                                                   --------     ---------

      Variable rate notes - 10.5% to 11% and
         payments of principal and interest totalling
         $104,000 per month at December 31, 1995,
         maturing on various dates through 2019                   $8,281,458  $  9,245,630

      Fixed rate notes - 10%, payments of principal
         and interest totalling $11,000 per month,
         maturing on various dates through 2025                            -     1,096,769
                                                                   ---------   -----------
                                                                  $8,281,458  $ 10,342,399
                                                                   =========   ===========

                      Efficiency Lodge, Inc.

            NOTES TO FINANCIAL STATEMENTS - CONTINUED


  Future maturities of long-term debt as of December 31, 1995 are as follows:

         1996                                  $    604,138
         1997                                     1,676,337
         1998                                       300,568
         1999                                       327,835
         2000                                       357,552
         Thereafter                               7,075,969
                                                 ----------
                                               $ 10,342,399

NOTE F - RELATED PARTY TRANSACTIONS

 Management fees of $71,582 and $117,500 were paid in 1994 and 1995, respectively, to a stockholder who owns fifty percent of the outstanding stock of the Company. Management fees are determined periodically by the Board of Directors based upon such factors as profitability and cash flows of the Company. Historically, there have been no written agreements or formulas for the calculation of these amounts.

 As of December 31, 1994 and 1995, $130,010 was due to a stockholder who owns fifty percent of the outstanding stock of the Company. This payable is non-interest bearing and has no specified repayment terms.

 As of December 31, 1994 and 1995, $55,935 and $129,714 was due
 from a stockholder who owns fifty percent of the outstanding stock of the Company. This unsecured receivable is non-interest bearing and has no specified repayment terms.

 During 1994 and 1995, the Company purchased maintenance supplies totalling $62,900 and $89,400, respectively, from a stockholder who owns fifty percent of the outstanding stock of the Company.

 On January 1, 1993, the Company repurchased and retired 600 shares of its common stock for $80,500. The purchase price consisted of forgiveness of a $32,000 note receivable from the stockholder and a non-interest bearing note payable for $48,500. Payments on the note payable totalled $27,500 in 1993 and $21,000 in 1994.



NOTE G - FINANCIAL INSTRUMENTS

 The table below includes estimated fair value information as of December 31, 1995 for the Company's financial instruments.
 Such information, which pertains to the Company's financial instruments, does not purport to represent the aggregate net fair value of the Company. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

 CASH: The carrying amount represents fair value because these amounts are on deposit at local banks and are available upon demand.

 NOTES RECEIVABLE AND DUE FROM RELATED PARTIES: The interest rates that would currently be offered by the Company for similar instruments are used to value these receivables.

 LONG-TERM DEBT: The current rates offered to the Company for debt of the same remaining maturities are used to estimated the fair value of the Company's long-term debt.

NOTE G - FINANCIAL INSTRUMENTS - Continued

 The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                        Carrying          Estimated
                                         Amount           Fair Value
                                      ------------      -------------
      Cash                            $     84,064      $     84,064
      Due from related parties        $    129,714      $    118,000
      Notes receivable - employees    $      9,936      $      9,936
      Note receivable - stockholder   $    470,000      $    455,000
      Long-term debt                  $(10,342,399)     $(10,342,399)

                      Efficiency Lodge, Inc.

            NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE H - BARTOW LODGE ACQUISITION

 On June 16, 1995, the Company acquired a lodge facility located in Bartow County, Georgia for $2,382,903. The purchase was accomplished by the assumption of loans totalling $1,382,903 and the issuance of a $1,000,000 note payable. The acquisition has been accounted for as a purchase and there was no goodwill associated with the transaction. Results of operations of the facility have been included in the statement of earnings from the date of acquisition. Unaudited pro forma financial information as if the acquisition had occurred at the beginning of fiscal year 1995 is as follows:

      Revenue                         $3,523,214
      Net earnings                    $  115,949
      Earnings per share              $   128.83

 These pro forma amounts are not necessarily indicative of what the actual results of operations might have been if the acquisition had occurred at the beginning of fiscal year 1995.


NOTE I - OPERATING LEASE

 During 1994 and the period January 1, 1995 through June 30, 1995 (termination date of the lease) the Company leased one of its facilities under an operating lease. Under this lease rental income of $190,000 and $102,000 was recognized during 1994 and 1995, respectively. No contingent rental revenue was recognized under this lease. The cost and accumulated depreciation for this facility as of December 31, 1995 was approximately $1,994,000 and $435,000, respectively.

Grant Thornton
2300 North Tower
235 Peachtree Street, N.E.
Atlanta, Georgia  30303-1499
404-330-2000

Fax 404-330-2047

         Report of Independent Certified Public Accountants
         --------------------------------------------------

Board of Directors
Sound Builders & Investment Corporation


     We have audited the accompanying statements of operations, cash flows and changes in division equity of Bartow Lodge (a division of Sound Builders & Investment Corporation) for the period July 1, 1994 through June 15,
1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the operations, cash flows and changes in division equity of Bartow Lodge (a division of Sound Builders & Investment Corporation) for the period July 1, 1994 through June 15, 1995 in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Atlanta, Georgia
May 24, 1996

                               Bartow Lodge
         (A Division of Sound Builders & Investment Corporation)

                         STATEMENT OF OPERATIONS

           For the period July 1, 1994 through June 15, 1995





Revenue                              $ 510,589

Operating expenses                     427,046
                                      --------
     Operating profit                   83,543

Interest expense                       135,900
                                      --------
     Net loss                        $ (52,357)
                                      ========


The accompanying notes are an integral part of this statement.


                               Bartow Lodge
         (A Division of Sound Builders & Investment Corporation)

                         STATEMENT OF CASH FLOWS

           For the period July 1, 1994 through June 15, 1995

Increase (decrease) in cash

Cash flows from operating activities
  Net loss                                                        $(52,357)
  Adjustments to reconcile net loss to net cash provided
   by operating activities
     Depreciation and amortization                                   75,479
                                                                  ---------
       Net cash provided by operating activities                     23,122

Cash flows from financing activities
  Payments on mortgage notes payable                                 (9,658)
  Distributions to corporate division                               (13,161)
                                                                   ---------
       Net cash used by financing activities                        (22,819)
                                                                  ----------
Net increase in cash                                                    303

Cash at July 1, 1994                                                 34,784
                                                                  ---------
Cash at June 15, 1995                                             $  35,087
                                                                  =========
Cash paid during the period for interest                          $ 135,900
                                                                  =========




The accompanying notes are an integral part of this statement.

                               Bartow Lodge
         (A Division of Sound Builders & Investment Corporation)

                    STATEMENT OF CHANGES IN DIVISION EQUITY

           For the period July 1, 1994 through June 15, 1995


Division equity at July 1, 1994                        $130,500

Net loss for the period                                 (52,357)

Distributions to the corporate division                 (13,161)
                                                       --------
Division equity at June 15, 1995                       $ 64,982
                                                       ========


The accompanying notes are an integral part of this statement.

                               Bartow Lodge
         (A division of Sound Builders & Investment Corporation)

                     NOTES TO FINANCIAL STATEMENTS

           For the period July 1, 1994 through June 15, 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES

 A summary of the accounting policies consistently applied in the accompanying financial statements follows.

 1.  Nature of Operations
     --------------------

 The Bartow Lodge division of Sound Builders & Investment Corporation (the "Company") owns and operates a lodging facility in Georgia that offers both temporary and long-term accommodations. Customers include people on short-term work or training assignments, recreational travelers, and people in the midst of relocation.

 2.  Basis of Presentation
     ---------------------
Bartow Lodge adopted a June 30 fiscal year end. As described is Note B, the Bartow Lodge Division was sold after the close of business on June 15, 1995. Consequently, these financial statements cover the period July 1, 1994 through June 15, 1995.

 3.  Depreciation
     ------------

 Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method for buildings and accelerated methods for furniture and equipment. Estimated service lives are 31 years for buildings and 5-7 years for furniture and equipment. Depreciation expense for the period January 1, 1995 to June 15, 1995 was $35,741.

 4.  Income Taxes
     ------------

 The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal and state income taxes. Instead, its stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or benefit for federal and state income taxes has been included in the accompanying financial statement.

 Proforma results of operations of the Bartow Lodge division, assuming the Company is a taxable entity, have not been provided, since the proforma results do not differ from the actual results. The potential tax benefit from the Bartow Lodge division's net loss has not been recognized due to uncertainty over whether the loss could be used to offset potential future income.


                               Bartow Lodge
         (A division of Sound Builders & Investment Corporation)

                     NOTES TO FINANCIAL STATEMENTS

              For the period July 1, 1994 through June 15, 1995

 5.  Use of Estimates
     ----------------

 In preparing the Division's financial statement, management is required to make estimates and assumptions that affect the recorded amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


NOTE B - SUBSEQUENT EVENT

Immediately after the close of business on June 15, 1995, the Bartow Lodge division was sold. Accordingly, the accompanying financial statements do not reflect this transaction.


                                                   UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                 June 30, 1996

                                                                     ASSETS

                                                                                                   Pro
                                                                              Pro Forma            Forma
                                              ELI             Company        Adjustments          Combined
                                         -----------        -----------     ------------        -----------
Property and equipment, net              $ 8,906,657        $    41,067      $ 100,000 (6)      $ 9,047,724
Cash                                         299,362            200,105         (1,600)(1)          497,867
Other assets                               1,298,521                479              -            1,299,000
                                         -----------        -----------     ------------        -----------
    Total assets                         $10,504,540        $   241,651      $  98,400          $10,844,591
                                         ===========        ===========     ==========          ===========


                                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



Mortgage notes payable                   $10,182,795        $    37,003      $       -          $10,219,798
Other liabilities                            329,447             17,693        200,000 (2,6)        547,140
                                         -----------        -----------     ----------           -----------
    Total liabilities                     10,512,242             54,696        200,000           10,766,938

Stockholders' deficit
  Common stock                                   900            521,347       (417,785)(1)           104,462
  Additional paid-in capital                       -          2,615,506     (2,471,713)(1,6)         143,793
  Accumulated deficit                         (8,602)        (2,949,898)     2,787,898 (1,2)        (170,602)
                                         -----------        -----------     ----------           -----------

    Total stockholders' deficit              (7,702)            186,955       (101,600)              (77,653)
                                         ----------         -----------     ----------           -----------
    Total liabilities and
      stockholders' deficit             $10,504,540         $   241,651      $  98,400           $10,844,591
                                        ===========         ===========     ==========           ===========

The accompanying notes are an integral part of this statement.


                          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                          Year ended December 31, 1995




                                                                                                  Pro forma        Pro forma
                                                        Company         ELI            Bartow    Adjustments        Combined
                                                      ----------    ----------      ----------   -----------      ----------
                 Revenues                             $        -    $3,292,952      $  230,262   $        -       $ 3,523,214
                 Operating expenses                            -     2,058,869         184,922      42,450(3)       2,286,241
                                                      ----------    ----------      ----------   -----------      -----------

                     Operating income                          -     1,234,083          45,340     (42,450)         1,236,973

                 Other (income) expense, net             156,302       997,024          66,786      57,214(4)       1,277,326
                                                      ----------    ----------      ----------   -----------      -----------
                     Income (loss) before
                       income taxes                     (156,302)      237,059         (21,446)    (99,664)           (40,353)

                 Provision for income taxes                    -             -               -          -                 -
                                                      ----------    ----------      ----------   ---------        -----------

                     Net income (loss)                $ (156,302)    $ 237,059      $  (21,446)  $ (99,664)       $   (40,353)
                                                      ==========    ==========      ==========   =========        ===========
                     Net loss per common
                       share                                                                                      $     (0.04)
                                                                                                                  ===========
                 Weighted average number of
                   common shares outstanding                                                                        1,044,620
                                                                                                                    =========


 The accompanying notes are an integral part of this statement.


                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                          Six months ended June 30, 1996




                                                                                   Pro forma       Pro forma
                                                      Company           ELI       Adjustments       Combined
                                                    ----------      ----------    -----------      ---------
Revenues                                            $        -      $2,002,577    $      -        $2,002,577
Operating expenses                                           -       1,146,961           -         1,146,961
                                                    ----------      ----------    ---------        ---------
    Operating income                                         -         855,616           -           855,616

Other (income) expense, net                             57,581         499,313            -          556,894
                                                    ----------      ----------    ---------        ---------
    Income (loss) before
      income taxes                                     (57,581)        356,303             -         298,722

Provision for income taxes                                   -               -       94,000(5)        94,000
                                                    ----------      ----------    ---------        ---------

    Net income (loss)                               $ (57,581)      $  356,303    $ (94,000)       $ 204,722
                                                    =========       ==========    =========        =========
    Net income per
      common share                                                                                 $    0.20
                                                                                                   =========
Weighted average number of
  common shares outstanding


                                                                                                   1,044,620
                                                                                                   =========




       The accompanying notes are an integral part of this statement.


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



1.  Assumptions
    -----------

At the effective time of the consummation of the Merger, ELI will be merged with and into the Company, which will be the Surviving Corporation. For accounting purposes, the transaction has been treated as a recapitalization of ELI with ELI as the acquirer (reverse acquisition).

The unaudited pro forma condensed balance sheet as of June 30, 1996 gives effect to the Merger as if the Merger had occurred on June 30, 1996. The unaudited pro forma condensed statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 give effect to the merger as if the merger had been consummated as of January 1, 1995. The unaudited pro forma condensed statement of operations for the year ended December 31, 1995 also includes the results of operations for Bartow Lodge for the period January 1, 1995 through June 15, 1995 (the date of acquisition by ELI).

Unaudited pro forma balance sheets and statements of operations are presented for informational purposes only and do not purport to be indicative of the financial condition that actually would have resulted if the merger had been consummated at June 30, 1996 or the results of operations that actually would have resulted if the merger had been consummated on January 1, 1995 nor which may result from future operations.

2. Stockholders' Equity
   --------------------

The pro forma adjustments to common stock and additional paid-in-capital as of June 30, 1996, reflect the one hundred for one conversion of the Company's outstanding stock, redemption of fractional shares for $1,600 and the issuance of 992,390 shares of common stock for all of the outstanding common stock of ELI.

3. Reclassifications
   -----------------

Certain reclassifications have been made to historical amounts of the Company to conform the financial presentation of the three companies.

4. Weighted Average Shares Outstanding
   -----------------------------------
The weighted average number of outstanding shares of common stock on a pro forma basis gives effect to the merger transactions described in Note 2.

                        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                               FINANCIAL STATEMENTS - CONTINUED




5. Pro Forma Adjustments
   ---------------------

The following adjustments have been made to the historical financial statements.

                                                         Year ended                     Six months
                                                        December 31,                  ended June 30
                                                           1995                            1996
                                                        -----------                   ---------------
(1)   Elimination of Southern Acceptance's
    equity as a result of the merger
     Common stock                                                                      $   (521,347)
     Additional paid-in capital                                                          (2,615,506)
     Accumulated deficit                                                                  2,949,898

    Elimination of ELI common stock
     Common stock                                                                              (900)

    Issuance of 1,044,620 shares in
     surviving corporation and redemption
     of fractional shares
      Cash                                                                                   (1,600)
      Common stock                                                                          104,462
      Additional paid-in capital                                                             81,793

    Summary of above adjustments
     Cash                                                                                    (1,600)
     Common stock                                                                          (417,785)
     Additional paid-in capital                                                          (2,533,713)
     Accumulated deficit                                                                  2,949,898

(2)   Change in ELI's tax status from a non-taxable
     to a taxable entity
      Deferred tax liability                                                                162,000
      Accumulated deficit                                                                  (162,000)

(3)   Additional depreciation expense for
     Bartow Lodge based on ELI's cost
      Operating expenses                               $  42,450




                         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                                FINANCIAL STATEMENTS - CONTINUED

                                                         Year ended                     Six months
                                                        December 31,                  ended June 30,
                                                           1995                            1996
                                                        -----------                   ---------------


5.  Pro Forma Adjustments - Continued
    ---------------------------------


(4)      Additional interest expense for Bartow
           Lodge based on ELI's financing cost
           Other expenses                              $    57,214                     $
(5)      Income tax expense based on the combined
           entity being a taxable entity
              Income tax expense                                                             94,000

(6)      Because the acquisition would be accounted for as
            a reverse acquisition, the purchase price is deemed to be the fair value of the net tangible assets of the Company. This is approximately $249,000 and was allocated to the net assets as follows:

              Property and equipment, 141,067; Cash 200,105;
              Other assets, 479; Mortgage notes payable, 37,003;
              Other liabilities, 55,693

              Property and Equipment                                                       100,000
              Other liabilities (Deferred Income Taxes)                                     38,000
              Additional paid-in capital                                                    62,000

                                APPENDIX A


                  AGREEMENT AND PLAN OF MERGER


                             between

                 SOUTHERN ACCEPTANCE CORPORATION

                               and

                      EFFICIENCY LODGE, INC.




                      Dated January 22, 1996

                   AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER is made and entered into this 22nd day of January, 1996, by and between SOUTHERN
ACCEPTANCE CORPORATION, a Georgia corporation ("SAC"), and
EFFICIENCY LODGE, INC. a Georgia corporation ("ELI").

     WHEREAS, the Boards of Directors of ELI and SAC deem it advisable and in the best interests of their respective shareholders to effect the merger (the "Merger") of ELI and SAC upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of SAC has duly approved the Merger and the other transactions contemplated by this Agreement and resolved to recommend the approval of this Agreement and such transactions to its shareholders; and

     WHEREAS, the Board of Directors and the shareholders of ELI have duly approved the Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ELI and SAC hereby agree as follows:


                      ARTICLE 1.  THE MERGER

     At the Effective Time (as defined in Section 3.3), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable corporation law of the state of Georgia, ELI shall be merged with and into SAC, the separate existence of ELI (except as may be continued by operation of law) shall cease, and SAC shall continue as the surviving corporation. SAC, after the Merger, is sometimes referred to herein as the "Surviving Corporation." At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of Georgia and shall succeed to all rights, privileges, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations, of SAC and ELI in accordance with the provisions of the laws of Georgia.


              ARTICLE 2.  THE SURVIVING CORPORATION

     2.1 Articles. The Articles of Incorporation of SAC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and in the Merger said Articles of Incorporation shall be amended as of the Effective Time to change the name of the Surviving Corporation to "Efficiency Lodge, Inc." and to change the principal address of the Surviving Corporation to 928 Bankhead Highway, Mableton, Georgia.

     2.2 Bylaws. The Bylaws of SAC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
Corporation until thereafter amended in accordance with applicable law, the Articles of Incorporation of such Surviving
Corporation and such Bylaws.


                 ARTICLE 3.  CONVERSION; CLOSING

     3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (a) every one hundred (100) shares of SAC common stock issued and outstanding immediately prior to Effective Time held by each shareholder of record ("Pre-Merger Shares") shall be converted into and become the right to receive one new share of the common stock of the Surviving Corporation, $.10 par value per Share (the common stock to be received by shareholders of SAC is referred to herein as the "New Shares"), and the number of New Shares received by shareholders of SAC shall constitute five percent (5%) of the shares of outstanding stock of the Surviving Corporation; (b) each share of common stock of ELI issued and outstanding immediately prior to the Effective Time that is owned by ELI or held in the treasury of ELI shall be cancelled and retired, and no payment shall be made with respect thereto; (c) all shares of common stock of ELI issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted into and become the right to receive such number of shares as shall constitute 95% of the outstanding shares of the common stock of the Surviving Corporation, $.10 par value per share (the common stock to be received by the shareholders of ELI is referred to herein as the "Shares") and each share of common stock of ELI shall be converted into that number of shares of the Surviving Corporation as shall constitute a proportionate share of the total Shares to be issued to the ELI shareholders upon consummation of the Merger. No scrip or fractional share certificate of the Surviving Corporation shall be issued to the SAC or ELI shareholders in connection with the Merger, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of the issuance of any fractional interest, there shall be paid in cash to (i) each former ELI shareholder an amount
(computed to the nearest cent) equal to such fraction multiplied by $.10 and (ii) to each former SAC shareholder an amount
(computed to the nearest cent) equal to the number of shares of SAC common stock held by such shareholder that were not converted to shares of the Surviving Corporation in the Merger multiplied by $.10 per share.

     3.2 Closing of Transfer Books. (a) At the Effective Time, the stock transfer books of ELI shall be closed and there shall be no further registration or transfers of shares thereafter on the records of ELI. If, after the Effective Time, certificates formerly representing shares of ELI are presented for transfer, they shall be cancelled and exchanged for Shares as provided in this Article 3. From and after the Effective Time, the holders of certificates representing shares of ELI shall cease to have any rights with respect to such shares, except as otherwise provided herein or by law, and such shares of ELI common stock shall instead represent the right to receive Shares as provided herein.

          (b) At the Effective Time, the stock transfer books of SAC shall be closed, and there shall be no further registration or transfers of Pre-Merger shares thereafter on the records of SAC. If, after the Effective Time, certificates formerly representing Pre-Merger Shares are presented for transfer, they shall be cancelled and exchanged for New Shares or cash as provided in this Article 3. From and after the Effective time, the holders of certificates representing Pre-Merger Shares shall cease to have any rights with respect to such shares, except as otherwise provided herein or by applicable law, and such

Pre-Merger Shares shall instead represent the right to receive
New Shares or cash as provided herein.

     3.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kilpatrick & Cody, 1100 Peachtree Street, Atlanta, Georgia 30309 at 10:00 a.m., local time, on the day after the later to occur of the Special Meeting (as defined in Section 6.4(c)) or the date on which all the conditions set forth in Article 7 hereof are satisfied or waived, or at such other date, time and place as SAC and ELI shall agree. On the date of Closing, SAC and ELI shall file the Certificate of Merger in accordance with Georgia law. The Merger shall become effective at the close of business on the date of Closing (the "Effective Time").


        ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF SAC

     SAC has delivered to ELI certain documents and materials pursuant to this Agreement, and all such documents and materials are true, correct and complete as of the date furnished, and any and all modifications or amendments thereto have been delivered to ELI. At all times prior to and including the date of Closing, SAC shall promptly provide ELI with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or in any other document or writing furnished to ELI pursuant to this Agreement. SAC represents and warrants to ELI as follows:

     4.1 Organization and Qualification. SAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite corporate power to own, lease or operate its properties and to carry on its business as and in all places where such business is now conducted and such properties are owned or leased. SAC is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not have a material adverse effect on its business, operations, properties, assets, liabilities, condition (financial or otherwise) or results of operations ("Material Adverse Effect").


     4.2 Capitalization. SAC's authorized share capital is as set forth in SAC's Form 10-K filed for the year ended September 30, 1994, and the Articles of Incorporation previously delivered to ELI. All of the issued and outstanding shares of SAC common stock, par value $.10 per share (the "SAC Stock"), have been duly and validly authorized and are validly issued, fully paid and non-assessable. Following the effectiveness of the Merger, the Shares will be duly authorized and reserved for issuance. There are no preemptive rights to the issuance of the Shares. There are no outstanding (a) securities of SAC convertible into or exchangeable for shares of share capital or other voting securities of SAC, and (b) options or other rights to acquire from SAC, and no other obligation of SAC to issue, any share capital, voting securities or other ownership interests in SAC.

There are no outstanding obligations of SAC to repurchase, redeem or otherwise acquire any of its outstanding securities.

     4.3 Subsidiaries. The Subsidiaries of SAC are as set forth on Exhibit 21 to SAC's Form 10-K filed for the year ended September 30,1994. For purposes of this Agreement, "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by a person, or (ii) any partnership (whether or not a limited partnership) or similar entity in which a person directly or indirectly owns an equity interest entitling such person to 50% or more of the voting interests therein.

     4.4 Authority; No Inconsistent Agreements. (a) The officers executing this Agreement on behalf of SAC have full power and authority to execute and perform this Agreement and the other agreements contemplated hereby and to perform SAC's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All proceedings and actions required to be taken by SAC to authorize the execution, delivery and performance of this Agreement have been properly taken. Except for the approval of SAC's shareholders to be sought at the Special Meeting, no other corporate proceeding on the part of SAC is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been, and any other agreements contemplated hereby to which SAC is or will be a party, have been, or will be, duly executed and delivered by SAC and constitute, or when executed and delivered will constitute, the valid and binding obligation of SAC and will be enforceable, in accordance with their respective terms, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court in which any proceeding may be brought.

          (b) Neither the execution, delivery or performance of this Agreement or of any other agreement contemplated hereby nor the consummation of the transactions contemplated hereby or thereby does or will (with the passage of time, the giving of notice or otherwise) constitute a violation of or conflict with any provision of (i) the Articles of Incorporation or the Bylaws of SAC; (ii) any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other agreement, instrument or commitment to which SAC is a party; (iii) any writ, order, judgment, decree, ruling, consent agreement or award ("Order") of any court, government or administrative body of competent jurisdiction; (iv) any constitution, statute, rule, regulation, ordinance, act, code, legislation, treaty, convention or judicial decision ("Law"); or
(v) any other written commitment or restriction to which SAC is a party or by which SAC or any of its assets or properties is subject or bound; nor will such actions result in (1) the creation of any lien, claim, charge, encumbrance, or restriction ("Lien") on any of the assets or properties of SAC; (2) the creation or acceleration of any obligation of SAC; or (3) the forfeiture of any right or privilege of SAC, except for violations or defaults which will not in the aggregate have a Material Adverse Effect on SAC.

     4.5 Corporate Books and Records. All of the minute books of SAC have heretofore been furnished to ELI by SAC and correctly show all corporate action taken by the shareholders, directors and committees of the Board of Directors of SAC and contain copies or originals of SAC's Articles of Incorporation and Bylaws and all amendments thereto.

     4.6 Commission Filings; Financial Statements. (a) SAC has heretofore made available to ELI the following reports, documents and other materials (collectively, the "SEC Reports"):

          (i) its Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

          (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, March 31, 1995, and December 31,
1994; and

          (iii)     all other reports and registration statements
(in the forms in which such registration statements were declared effective) filed by SAC with the Securities and Exchange
Commission (the "Commission") since September 30, 1990 through the date of this agreement.

     As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited financial statements and unaudited interim financial statements of SAC included or incorporated by reference in the SEC Reports (the "SAC Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position, results of operations and changes in financial position as of such dates and for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. As of September 30, 1995, the date of the unaudited interim financial statements in SAC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, to the knowledge of SAC, (a) SAC had no liability or expense of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which was not reflected in the September 30, 1995 Balance Sheet forming part of the SAC Financial Statements and which was of a nature required under GAAP to be reflected in the SAC Financial Statements or disclosed in the notes thereto; (b) all allowances and reserves set forth in the SAC Financial Statements were adequate for the respective purposes for which they were established; and (c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No.
5) which were of a nature required under GAAP to be reflected or disclosed therein and were not reflected in the SAC Financial Statements or disclosed in the notes thereto and which would have a Material Adverse Effect on SAC. Since September 30, 1995, except for liabilities that have been incurred in the ordinary course of business consistent with past practices, SAC has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise).

     4.7 Absence of Changes. Except as expressly provided for in this Agreement, since September 30, 1994:

          (a) there has been no change in the business, properties, financial condition or actual or anticipated results of operations of SAC or in its relationships with suppliers, customers, employees, lessors, or others, other than changes in the ordinary course of business, none of which have had or will
have, a Material Adverse Effect on SAC;           (b)  the
business of SAC has been operated in the ordinary course and consistent with its prior practices; and

          (c) the books, accounts and records of SAC have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years.

       4.8 No Violation. SAC is not in default under or in violation of (a) its Articles of Incorporation or Bylaws;
(b) any Order; (c) any Law; or (d) any material contract to which SAC is a party, in each case, except for violations or defaults which will not in the aggregate have a Material Adverse Effect on SAC.

    4.9 Compliance with Laws. SAC has in the past duly complied, and is presently duly complying, with all applicable Laws except where the failure to have so complied or be so complying would not have a Material Adverse Effect on SAC.
SAC has not received any notification of any asserted past or present failure by it to comply with any such Laws.

     4.10 Broker's Fees. SAC has not authorized any person to act as a broker, finder or financial advisor or in any similar capacity in connection with the Merger or the transactions contemplated by this Agreement in such a manner as to give rise to a valid claim against SAC or ELI for any brokers', finders', financial advisors' or similar fees or expenses.


        ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF ELI

     ELI has delivered to SAC certain documents and materials pursuant to this Agreement, and all such documents and materials are true, correct and complete as of the date furnished and any and all modifications or amendments thereto have been delivered to SAC. At all times prior to and including the date of Closing, ELI shall promptly provide SAC with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any other document or writing furnished to SAC pursuant to this Agreement. ELI represents and warrants to SAC as follows:

     5.1 Organization and Qualification. ELI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite corporate power to own, lease or operate its properties and to carry on its business as and in all places where such business is now conducted and such properties are owned or leased. ELI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not have a Material Adverse Effect on ELI.

     5.2 Capitalization. (a) The authorized share capital, the total number of outstanding shares of ELI, and the number of shares owned by each shareholder of ELI, are set forth on
Schedule 5.2 hereto. All of the issued and outstanding shares of ELI have been duly and validly authorized and are validly issued, fully paid and non-assessable, free and clear of Liens, were authorized, issued and sold in accordance with all applicable Law and were not issued in violation of the preemptive rights of any shareholder. The Articles of Incorporation of ELI do not provide for preemptive rights in favor of any person.

          (b) There are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued or unissued share capital, or other securities of ELI obligating ELI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of share capital, or other securities of ELI or obligating ELI to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment with respect thereto. ELI is not liable for any dividends declared or accrued, but unpaid, with respect to its share capital.

     5.3  Subsidiaries.  ELI has no Subsidiaries.

     5.4 Authority; No Inconsistent Agreements. (a) The officers executing this Agreement on behalf of ELI have full power and authority to execute and perform this Agreement and the other agreements contemplated hereby and to perform the obligations of ELI hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All proceedings and actions required to be taken by ELI to authorize the execution, delivery and performance of this Agreement have been properly taken. No other corporate proceedings on the part of ELI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been, and the other agreements contemplated hereby to which ELI is or will be a party, have been or will be, duly executed and delivered by ELI and constitute, or when executed and delivered will constitute, the valid and binding obligation of ELI, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court in which any proceeding may be brought.

          (b) Neither the execution, delivery or performance by ELI of this Agreement or of any other agreement contemplated hereby, nor the consummation by ELI of any of the transactions contemplated hereby or thereby, does or will (with the passage of time, the giving of notice or otherwise), constitute a violation or conflict with, any provision (i) of the Articles of Incorporation or Bylaws of ELI; (ii) any term of any indenture, note, mortgage, bond, security agreement, loan agreement, pledge or other agreement, instrument or commitment to which ELI is a party; (iii) any Order; (iv) any applicable Law; or (v) any other written commitment or restriction to which ELI is a party or by which ELI or any of its assets or properties is subject or bound; nor will such actions result in (1) the creation of any Lien on any of the assets or properties of ELI; (2) the creation or acceleration of any obligation of ELI; or (3) the forfeiture of any right or privilege of ELI, except for violations or defaults which will not in the aggregate have a Material Adverse Effect on ELI.

     5.5 Corporate Books and Records. All of the share records and minute books of ELI have heretofore been furnished to SAC by ELI and reflect fully all issuances, transfers and redemptions of the share capital of ELI, correctly show all corporate action taken by the shareholders, directors and committees of the Board of Directors of ELI, and contain copies or originals of ELI's Articles of Incorporation and Bylaws and all amendments thereto.

     5.6 Consents. Schedule 5.6 sets forth a true, correct and complete list of all consents as may be necessary or appropriate to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and to enable the Surviving Corporation to carry on and conduct the business of ELI in all material respects subsequent to the Closing in substantially the same manner as was carried on and conducted prior to the Closing, or that are necessary to prevent a breach of, or a default or penalty under, or increase the payments under, or decrease the obligations of any party to, or cause or permit a termination of, a contract relating to the business and operations of ELI, which would have a Material Adverse Effect on ELI.

     5.7 Financial Statements. (a) Prior to the date hereof, ELI has delivered to SAC copies of (i) the balance sheet of ELI as of December 31, 1994 and the related statements of income, changes in stockholders equity, and cash flows for the period ended December 31, 1994, together with the auditors' report thereon of Moore & Cubbedge, independent certified public accountants, and (ii) the unaudited balance sheet of ELI as of August 31, 1995, and the related statements of income, changes in stockholders equity, and cash flows for the period ended August 31, 1995 (the "ELI Financial Statements"). The ELI Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position, results of operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

          (b)  As of August 31, 1995, to the knowledge of ELI,
(i) ELI had no liability or expense of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which was not reflected in the August 31, 1995 Balance Sheet forming part of the ELI Financial Statements and which was of a nature required under GAAP to be reflected in the ELI Financial Statements or disclosed in the notes thereto; (ii) all allowances and reserves set forth in the ELI Financial Statements were adequate for the respective purposes for which they were established; and (iii) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) which were of a nature required under GAAP to be reflected or disclosed therein and were not reflected in the ELI Financial Statements or disclosed in the notes thereto and which would have a Material Adverse Effect on ELI. Since August 31, 1995, except for liabilities that have been incurred in the ordinary course of business consistent with past practices, ELI has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise).

     5.8 Absence of Changes. Except as expressly provided for in this Agreement, since December 31, 1994:

          (a) there has been no change in the business, properties, financial condition or actual or anticipated results of operations of ELI or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a Material Adverse Effect on ELI;

          (b) the business of ELI has been operated in the ordinary course and consistent with its prior practices;

          (c) the books, accounts and records of ELI have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years.

       5.9 No Violation. ELI is not in default under or in violation of (a) its Articles of Incorporation or Bylaws; (b) any Order; (c) any applicable Law; or (d) any material contract to which ELI is a party; except, in each case, for violations or defaults which will not in the aggregate have a Material Adverse Effect on ELI.

     5.10 Title to Properties. ELI owns or has the right to use all properties and assets necessary to conduct its business as such business is currently being conducted and was conducted during the periods covered by the ELI Financial Statements and through the date hereof. ELI has full title to all properties and assets owned by it, real and personal (including intellectual property), including, without limitation, those reflected on the August 31, 1995 Balance Sheet constituting part of the ELI Financial Statements, free and clear of Liens except:

          (a) assets sold or otherwise disposed of in the ordinary course of business, since August 31, 1995;

          (b)  as expressly set forth in the ELI Financial
Statements as securing specific liabilities (with respect to which no default exists);

          (c)  Liens for applicable taxes which are not past due;

          (d) easements for the erection and maintenance of public utilities serving the owned or leased properties of ELI;
and

          (e) minor imperfections of title and encumbrances, if any, which are not substantial in amount, did not arise from the borrowing of money or the obtaining of advances or credit, do not detract from the value of the property subject thereto or impair the operations of ELI and have arisen only in the ordinary course of business.

     5.11 Contracts. All material contracts to which ELI is a party are valid and binding upon ELI and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and ELI nor, to the knowledge of ELI, any other party to any of such material contracts has breached any provision of, or is in default in any respect under the terms of, any material contract.

     5.12 Compliance with Laws. ELI has in the past duly complied, and is presently duly complying, with all applicable Laws, except where the failure to have so complied or be so complying would not have a Material Adverse Effect on ELI. ELI has not received any notification of any asserted past or present failure by it to comply with any of such Laws. Without limiting the generality of the foregoing, ELI is in compliance with, and has been in compliance with, all permits, regulatory plans, and compliance schedules and applicable Laws relating to pollution and environmental control, including but not limited to, said requirements relating to the disposal, treatment, transportation or other handling of hazardous or toxic waste, materials and substances on, in, under or off-site from any facility used for manufacturing or for storage of raw materials or byproducts or relating to emissions or potential emissions into the environment of solids, liquids, gases, heat, light, noise, or radiation or the proper disposal of materials, including without limitation solid and liquid waste materials that are applicable to ELI.

     5.13 Broker's Fees. ELI has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby, and SAC shall not become obligated to pay any fee or commission to such persons or entities.


                ARTICLE 6.  ADDITIONAL AGREEMENTS

     6.1 Conduct of Businesses. Except as otherwise specifically provided in this Agreement, from the date hereof to the Effective Time, each of ELI and SAC shall carry on their respective businesses only in the ordinary and usual course and consistent with past practice and shall use their best efforts to
(a) preserve intact their respective business organizations, (b) maintain in effect all licenses, approvals, qualifications and authorizations that are required to carry on their respective businesses, (c) keep available the services of their respective key officers and employees, and (d) maintain satisfactory relationships with their lenders, suppliers, customers, and others having business relationships with them.

     6.2 Non-Solicitation of Third Party Offers. SAC, on the one hand, and ELI, on the other hand, each agrees not to initiate, solicit or encourage, and will direct and use its best efforts to cause each officer, director, employee, investment banker, attorney, accountant or other agent employed or retained by it not to initiate, solicit or encourage, any proposal or offer to acquire all or any substantial part of its business and properties or share capital, whether by merger, purchase of assets, tender offer or otherwise (each, a "Business Combination Transaction"), and not to engage in any negotiations concerning,

or provide any confidential information or data to, or have any discussions with a corporation, partnership, person or other entity or group ("Third Party") relating to a Business Combination Transaction; provided, however, that SAC may furnish information concerning its business, properties or assets to a Third Party which has expressed an interest in making a bona fide offer or proposal to enter into a Business Combination Transaction and which in the opinion SAC has the financial capability to consummate such a Business Combination Transaction subject to receipt of appropriate information (and when SAC has not initiated the offer or proposal and has not solicited or encouraged such Third Party to express such offer or proposal in breach of this Section) and, following receipt of such expression of interest, may negotiate any of the actions otherwise prohibited by this Section, including without limitation, entering into appropriate agreements with such Third Party with regard to a Business Combination Transaction, if outside counsel to SAC advises the Board of Directors of SAC to the effect that the failure to furnish such information or negotiate or enter into appropriate agreements with such Third Party would subject said directors to a substantial risk of liability for breach of their fiduciary duties or for failure to comply with the requirements of applicable Law. If either party shall receive an expression of interest or offer of the type referred to in this Section, it shall promptly inform the other party as to (and provide the other party with copies of) any such inquiry, offer or proposal.

     6.3 Access to Information. From the date hereof until the Closing, ELI and SAC shall, and shall cause the officers, directors, employees and agents of each to, afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access (during regular business hours and upon reasonable notice) to all of its officers, employees, agents, properties, offices and other facilities, and to the books, records and contracts of each and shall furnish to the other all financial, operating and other data and information as such other party may reasonably request through its officers, employees or agents from time to time. No investigation pursuant to this Section shall affect any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto.

     6.4 Proxy Statement; SAC Shareholder Approvals. (a) As promptly as practicable following the execution of this Agreement, SAC shall file with the Commission a Proxy Statement (the "Proxy Statement") with respect to the proposals described below. SAC and ELI shall (i) use all reasonable efforts to have the Proxy Statement cleared by the Commission at the earliest practicable time; and (ii) prepare and file any other filings required under the Securities Exchange Act of 1934, as amended, or any other federal or state securities or blue sky laws relating to the Merger and the other transactions contemplated hereby at the earliest practicable time. The Proxy Statement shall comply as to form in all material respects with all applicable requirements of the federal securities laws.

          (b) The information to be provided by ELI for use in the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances, not misleading at the time the documents are filed with the Commission, at the time it is mailed, and at the time of the Special Meeting.
          (c) SAC, acting through its Board of Directors, shall, in accordance with applicable Georgia law and its Articles of Incorporation and Bylaws, promptly and duly call and give notice of, convene and hold as soon as practicable a meeting of its shareholders (the "Special Meeting") for the purpose of voting to approve the Merger on the terms and conditions contained herein (the "Merger Proposal"). Consistent with the fiduciary duties of directors under Georgia law as advised by counsel, the SAC Board of Directors shall recommend approval of the Merger Proposal by the shareholders of SAC and include in the Proxy Statement such recommendations.

     6.5 Registration Rights; Resale. (a) If at any time during the three years after the Closing the Surviving Corporation shall file one or more registration statements under the Securities Act of 1933, as amended, with respect to a public offering of equity securities of the Surviving Corporation (the "1933 Act"), or of any such securities of the Surviving Corporation held by its security holders, the Surviving Corporation will include in any such registration statement such information as may be required to permit a public offering of the shares of the SAC Stock beneficially owned by the former shareholders of ELI or their respective designees or transferees (such shareholders and their designees or transferees are referred to collectively herein as the "Designees"). The number of shares of the Surviving Corporation stock held by such persons as may be requested by them shall be included in such registration statement. The Surviving Corporation shall bear all fees and expenses incurred in connection with the preparation and filing of such registration statement.

          (b) In the event of such a proposed registration, the Surviving Corporation shall furnish the Designees with not less than 30 days' written notice prior to the proposed date of filing of the registration statement. Such notice shall continue to be given by the Surviving Corporation to the Designees until such time as these "piggy-back" registration rights shall expire or until all of the Surviving Corporation stock owned by any of them shall have been registered pursuant to these "piggy-back" rights. The "piggy-back" rights provided for herein shall be exercised by written notice of the Designees given to the Surviving Corporation within 20 days of receipt of the Surviving Corporation's notice of its intention to file a registration statement.

          (c) In addition to the foregoing "piggy-back" registration rights, at any time during the three years after Closing, the Designees holding a majority of the Shares, acting together, shall have the one-time right to require the Surviving Corporation to use its reasonable best efforts to promptly file a registration statement under the 1933 Act in order to permit a public offering of the Shares beneficially owned by the Designees. Such right shall be exercised by written notice from Designees holding a majority of the Shares to the Surviving Corporation. The Surviving Corporation shall bear all fees and expenses incurred in connection with the preparation and filing of such registration statement.

          (d) Each Designee will not offer to sell, sell or otherwise dispose of any of the shares of the Surviving Corporation issued to him pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act of 1933.

     6.6 Best Efforts. Subject to the terms and conditions contained herein, SAC and ELI agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable under applicable Law to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective the transactions contemplated by this Agreement and to obtain in a timely manner all waivers, consents, approvals of, and to make filings with and notifications to, any third parties as are necessary in order to consummate the transactions contemplated by this Agreement.

     6.7 Notification of Certain Matters. ELI shall give prompt notice to SAC, and SAC shall give prompt notice to ELI, of the occurrence, or failure to occur, of any event which the occurrence or failure to occur is likely to cause (i) any representation or warranty contained in this Agreement (and made by the party required to give such notice) to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) any material failure of the party required to give such notice, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     6.8 Public Announcements. SAC and ELI will each consult with the other before issuing any press releases or making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation; provided, however, that SAC may issue such press releases or make other disclosures as required by applicable Law.


                      ARTICLE 7.  CONDITIONS

     7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. The Merger Proposal shall have been approved and adopted by the holders of a majority of the outstanding shares of SAC Stock.

          (b) Legal Proceedings. No Order issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission and no Law promulgated or enacted by any governmental authority shall be in effect which prohibits the consummation of the Merger shall have been issued or adopted and remain in effect.

          (c) Tax Opinion. ELI and SAC shall have received from Kilpatrick & Cody its opinion, in form and substance reasonably satisfactory to ELI, dated as of the date of Closing, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion:

               (i) The Merger of ELI into SAC and the issuance of Shares in connection therewith, as described herein, will constitute a tax-free reorganization under Section
          368 of the Code.

               (ii) No gain or loss will be recognized by ELI or SAC or by holders of share capital of ELI upon the exchange of such stock for Shares as a result of the Merger.

               (iii)     The tax basis of the Shares received in
          the Merger by any shareholder of ELI will (on an aggregate basis) be the same as the tax basis of the stock exchanged therefor.

               (iv) The holding period of the Shares received by the shareholders of ELI will include the holding period during which such shareholders respectively held the shares of ELI exchanged for the Shares, provided that such shares were held as a capital asset at the Effective Time.

          (d)  Governmental Consents.  All consents,
authorizations, orders, and approvals from any and all public or governmental authorities, bodies or agencies and judicial authorities having jurisdiction over the transactions contemplated by this Agreement, or any part hereof (including without limitation permits or other actions regarding the issuance of securities pursuant to this Agreement and approvals under the HSR Act), necessary for the consummation thereof shall have been received, and such transactions shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

     7.2 Conditions to the Obligations of SAC. The obligations of SAC to effect the Merger shall also be subject to the satisfaction or waiver at or prior to the date of Closing of each of the following conditions:

          (a) Performance of Obligations. ELI shall have performed or complied with all agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the date of Closing, and ELI shall have delivered to SAC a certificate to that effect.

          (b)  Representations and Warranties.  The
representations and warranties of ELI contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be true and correct in all material respects on the date of execution of this Agreement and at and as of the date of Closing as if made at and as of such date, and ELI shall have delivered to SAC certificates to that effect.

          (c) Legal Opinion. ELI shall have delivered to SAC an opinion of Barnes, Browning, Tanksley & Casurella, counsel for
ELI, as of the date of Closing in form and substance reasonably satisfactory to SAC and its counsel.

          (d) Consents. ELI shall have obtained prior to the date of Closing each consent or waiver specified in Schedule 5.6.

          (e) Absence of Material Adverse Changes. ELI shall not have experienced or suffered any material adverse change in its business, prospects, operations, assets or condition
(financial or otherwise) since the date hereof.

     7.3  Conditions to Obligations of ELI.  The obligations of
ELI to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Performance of Obligations. SAC shall have performed or complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Time and shall have delivered to ELI a certificate to that effect.

          (b)  Representations and Warranties.  The
representations and warranties of SAC contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be true and correct in all material respects at and as of the date of Closing as if made at and as of such date and SAC shall have delivered to ELI a certificate to that effect.

          (c) Legal Opinion. SAC shall have delivered to ELI an opinion of Kilpatrick & Cody, counsel for SAC, as of the date of Closing in form and substance reasonably satisfactory to ELI and its counsel.

          (d) Consents. ELI shall have obtained prior to the date of Closing each consent or waiver specified in Schedule 5.6.

          (e) Board of Directors. Wesley Howard Stembridge, Harry W. Chappell, Jr., and Bonnie L. Byers shall have tendered their resignations from the Board of Directors of SAC effective as of the Effective Time, and the remaining directors of SAC shall have appointed Roy Barnes, Ray Barnes and Annette Bone as directors to fill the vacancies created by their resignations, which appointment will be contingent upon consummation of the Merger and will be effective as of the Effective Time.

          (f) Resignation of Officers. All of the officers of SAC shall have tendered their resignations as officers of SAC effective as of the Effective Time, and the Board of Directors of SAC shall have appointed Roy Barnes as Chairman of the Board of Directors and Secretary of SAC, Annette Bone as Vice President and Chief Operating Officer and Ray Barnes as President and Chief Executive Officer of SAC, which appointments shall be contingent upon consummation of the Merger and will be effective as of the Effective Time.

          (g) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby by SAC shall have been duly and validly taken on or prior to the date of Closing.

          (h) Absence of Material Adverse Changes. SAC shall not have experienced or suffered any material adverse change in its business, prospects, operations, assets or condition
(financial or otherwise) since the date hereof.


                     ARTICLE 8.  TERMINATION

     8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the shareholders of SAC and
ELI:

          (a)  by mutual written consent of SAC and ELI.

          (b)  By SAC or ELI if:

               (i) the Merger has not been consummated on or prior to 120 days after filing of the Proxy Statement with the Commission (the "Termination Date") or such other date, if any, as SAC and ELI shall agree upon, provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated by such date;

               (ii) the stockholders of SAC fail to adopt and approve the Merger Proposal at the Special Meeting
          (including any adjournment thereof);

               (iii) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any action contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iv) there shall be any Law that makes
          consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited.

          (c) By SAC if prior to the Effective Time (i) the Board of Directors of SAC shall have withdrawn, modified or amended in a manner adverse to ELI its approval or recommendation that the shareholders of SAC adopt and approve the Merger Proposal in order to permit SAC to execute a definitive agreement providing for the acquisition of SAC, or in order to approve an offer for any or all of the SAC Stock, in either case, as determined by the Board of Directors of SAC, pursuant to the actions permitted by Section 6.4, or (ii) if there has been (x) a material breach of any covenant or agreement herein on the part of ELI which has not been cured or adequate assurance (acceptable to SAC in its reasonable discretion) of cure given, in either case within 10 business days following receipt of notice of such breach, or (y) a breach of a representation or warranty herein which by its nature cannot be cured prior to the Termination Date, or (iii) if SAC shall have discovered, upon a review of any document or upon an investigation of the matters to which any of such documents pertain, a condition existing with respect to the earnings of ELI or any of the properties or assets of ELI which might materially adversely affect the earnings, business or prospects of ELI. SAC shall notify ELI in writing of any such condition on or before February 1, 1996, and such notice shall be deemed to be a termination of this Agreement. SAC's failure to so notify ELI on or before such date shall be deemed to conclusively indicate that the conditions set forth in Subsection 8(c)(iii) have been satisfied.

          (d) By ELI, if prior to the Effective Time, (i) the SAC Board of Directors shall have withdrawn, modified or amended in a manner adverse to ELI its approval or recommendation that the shareholders of SAC adopt and approve the Merger Proposal in order to permit SAC to execute a definitive agreement providing for the acquisition of SAC, or in order to approve an offer for any or all of the SAC Stock, in either case, as determined by the Board of Directors of SAC pursuant to the actions permitted by
Section 6.4, or (ii) if there has been (x) a material breach of any covenant or agreement herein on the part of SAC which has not been cured or adequate assurance (acceptable to ELI in its reasonable discretion) of cure given, in either case within 10 business days following receipt of notice of such breach, or (y) a breach of a representation or warranty of SAC herein which by its nature cannot be cured prior to the Termination Date.

     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall become void and of no further force or effect; provided, however, that such termination shall not eliminate any claims which one party may have against the other arising out of a breach of this Agreement before such termination.

                    ARTICLE 9.  MISCELLANEOUS

     9.1 Survival. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive the date of Closing, the consummation of the transactions contemplated hereby and any investigation made at any time by or on behalf of the parties and shall continue in full force and effect for a period of three years after the date of Closing. Covenants and agreements set forth in this Agreement to be performed after the Closing will survive the Closing in accordance with their terms.

     9.2 Amendments; No Waivers. Any provision of this Agreement may be amended or waived prior to the date of Closing, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by ELI and SAC or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

     9.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally or by telecopy to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to SAC, to:

               Southern Acceptance Corporation
               c/o Cochran, Camp & Snipes
               2950 Atlanta Street, S.E.
               Smyrna, Georgia  30080
               Telephone No. (770) 435-2131
               Fax No. (770) 436-6877
               Attn.:  J. Al Cochran, President

          with copies to:

               Kilpatrick & Cody
               1100 Peachtree Street
               Atlanta, Georgia  30309
               Telephone No. (404) 815-6500
               Fax No. (404) 815-6555
               Attn.:  Michael H. Trotter, Esq.

          (b)  if to ELI:

               Efficiency Lodge, Inc.
               P.O. Box 635
               Mableton, Georgia  30059
               Attn.:  W. Ray Barnes
          with a copy to:

               Barnes, Browning, Tanksley & Casurella
               166 Anderson Street
               Suite 225
               Marietta, Georgia  30060
               Telephone No. (770) 424-1500
               Fax No. (770) 424-1740
               Attn.:  Roy E. Barnes, Esq.

Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

     9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

     9.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     9.7 Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity of this Agreement in any other jurisdiction.

     9.8 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written by their respective duly authorized officers.

                              SOUTHERN ACCEPTANCE CORPORATION



                              By: /s/ J. A. Cochran
                                  Name: J.A. Cochran
                                  Title: President

Attest: /s/ Bonnie L. Byers
       Name: Bonnie L. Byers
       Title:Vice President/Sec.Treas.

                              EFFICIENCY LODGE, INC.


                              By: /s/ W. Ray Barnes
                                  Name: w/ Ray Barnes
                                  Title: President

Attest: /s/ Roy E. Barnes
       Name: Roy E. Barnes
       Title: Secretary

                          SCHEDULE 5.2

                      CAPITALIZATION OF ELI


Authorized Share Capital:  100,000 shares, $1.00 par value per share



Number of Outstanding Shares:  900 shares



Shareholders:  Ray Barnes, 450 shares

          Roy Barnes, 450 shares

                          SCHEDULE 5.6

                        REQUIRED CONSENTS


None

                     AMENDMENT NUMBER ONE TO
                   AGREEMENT AND PLAN OF MERGER



     THIS AMENDMENT NUMBER ONE TO AGREEMENT AND PLAN OF MERGER is made and entered into this 11th day of June, 1996, by and between SOUTHERN ACCEPTANCE CORPORATION, a Georgia corporation ("SAC"), and EFFICIENCY LODGE, INC. a Georgia corporation ("ELI").

     WHEREAS, ELI and SAC have entered into an Agreement and Plan of Merger dated January 22, 1996 (the "Merger Agreement") providing for the merger (the "Merger") of ELI and SAC upon the terms and subject to the conditions set forth in the Merger
Agreement; and

     WHEREAS, under the Merger Agreement either party may terminate the Agreement because the Merger was not consummated within 120 days of the date that the Proxy Statement of SAC with respect to the Merger (the "Proxy Statement") was filed with the Securities and Exchange Commission, unless the parties agree otherwise; and

     WHEREAS, the parties now desire to amend the Merger
Agreement to extend the date by which the Merger Agreement may be terminated due to the passage of time;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ELI and SAC hereby agree to amend the Merger Agreement as follows:


     1. Section 8.1(b)(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               (i) the Merger has not been consummated on or prior to August 31, 1996 (the "Termination Date") or such other date, if any, as SAC and ELI shall agree upon, PROVIDED that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated by such date;

     2.   Except as specifically set forth herein, the Merger
Agreement shall continue in full force and effect until further modified or terminated in accordance with its terms.

     3. This Amendment shall be binding upon the respective parties hereto and their respective heirs, personal representatives, successors and assigns.

     4. This Amendment shall be construed under and governed by the internal laws of the State of Georgia without regard to principles of conflicts of laws.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Merger Agreement.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first above written by their respective duly authorized officers.

                              SOUTHERN ACCEPTANCE CORPORATION




                              By: /s/ J. A. Cochran
                                  Name: J.A. Cochran
                                  Title: President

Attest: /s/ Bonnie L. Byers
       Name: Bonnie L. Byers
       Title:Vice President/Sec.Treas.

                              EFFICIENCY LODGE, INC.


                              By: /s/ W. Ray Barnes
                                  Name: s/ Ray Barnes
                                  Title: President

Attest: /s/ Roy E. Barnes
       Name: Roy E. Barnes
       Title: Secretary

                     AMENDMENT NUMBER TWO TO
                   AGREEMENT AND PLAN OF MERGER



     THIS AMENDMENT NUMBER TWO TO AGREEMENT AND PLAN OF MERGER is made and entered into this 6th day of September, 1996, by and between SOUTHERN ACCEPTANCE CORPORATION, a Georgia corporation
("SAC"), and EFFICIENCY LODGE, INC. a Georgia corporation
("ELI").

     WHEREAS, ELI and SAC have entered into an Agreement and Plan of Merger dated January 22, 1996 (the "Merger Agreement") providing for the merger (the "Merger") of ELI and SAC upon the terms and subject to the conditions set forth in the Merger
Agreement; and

     WHEREAS, under the Merger Agreement either party may terminate the Agreement because the Merger was not consummated on or prior to August 31, 1996, unless the parties agree otherwise;
and

     WHEREAS, the parties now desire to amend the Merger
Agreement to extend the date by which the Merger Agreement may be terminated due to the passage of time;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ELI and SAC hereby agree to amend the Merger Agreement as follows:


     1. Section 8.1(b)(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               (i)    the Merger has not been
          consummated on or prior to November 30, 1996 (the "Termination Date") or such other date, if any, as SAC and ELI shall agree upon, provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated by such date;

     2.   Except as specifically set forth herein, the Merger
Agreement shall continue in full force and effect until further modified or terminated in accordance with its terms.

     3. This Amendment shall be binding upon the respective parties hereto and their respective heirs, personal representatives, successors and assigns.

     4. This Amendment shall be construed under and governed by the internal laws of the State of Georgia without regard to principles of conflicts of laws.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Merger Agreement.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first above written by their respective duly authorized officers.

                              SOUTHERN ACCEPTANCE CORPORATION


                              By: /s/ J. A. Cochran
                                  Name: J.A. Cochran
                                  Title: President

Attest: /s/ Bonnie L. Byers
       Name: Bonnie L. Byers
       Title:Vice President/Sec.Treas.

                              EFFICIENCY LODGE, INC.


                              By: /s/ W. Ray Barnes
                                  Name: /s/ W. Ray Barnes
                                  Title: President

Attest: /s/ Roy E. Barnes
       Name: Roy E. Barnes
       Title: Secretary

                            APPENDIX B


                    PROPOSED ARTICLE AMENDMENT



                               11.

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

          Any appeal or modification of the foregoing provisions of this Article V shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.






                            APPENDIX C

                    PROPOSED BY-LAW AMENDMENT

                    ARTICLE III:  STOCKHOLDERS


     Section 1. Stockholders' Meetings: The annual meeting of the stockholders shall be held in the month of May in each year. The day, hour and place of such meeting shall be fixed by the Board of Directors in their regular monthly meeting held in the month preceding the proposed stockholders' meeting, the purpose of which will be the election of Directors and the transaction of such other business as may come before the meeting.



                                 APPENDIX D



                               January 25, 1996


Southern Acceptance Corporation
277 Pat Mell Road, Suite A
Marietta, GA  30060

Ladies and Gentlemen:

      We have been requested, as special tax counsel for Southern Acceptance Corporation (the "Company"), to render our opinion expressed below to the Company in connection with the proposed merger (the "Merger") of Efficiency Lodge, Inc., a Georgia corporation ("ELI"), with and into the Company, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of January 22, 1996, by and between the Company and ELI (the "Merger Agreement"), as described in that certain Proxy Statement on Schedule 14A to be filed by the Company with the Securities and Exchange Commission (the "Proxy Statement"). This opinion is delivered to you pursuant to Section 7.1(c) of the Merger Agreement. Unless otherwise indicated, capitalized terms used herein shall have the same meanings as defined in the Proxy Statement.

      In rendering our opinion, we have examined copies of the Merger Agreement and the Proxy Statement. We also have considered such matters of applicable law and of fact, together with such other regulations, rulings, decisions, records, and documents as we have deemed appropriate for the opinions and confirmations herein set forth.

      Our opinions set forth below are subject to the following assumptions, qualifications, and exceptions:

      A. During the course of all of the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the legal capacity of all individuals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (v) the authority of each person or persons who executed any document on behalf of another person.

      B. As to various factual matters that are material to our opinions set forth herein, we have relied upon the factual representations and warranties set forth in the Merger Agreement, the Proxy Statement, and related documents. We have not independently verified, nor do we assume any responsibility for, the factual accuracy or completeness of any such representations, warranties, statements, or certificates.

      Based on and in reliance on the foregoing and the further qualifications set forth below, and provided that the Merger is consummated in accordance with the Merger Agreement, it is our opinion that:

      (1) The Merger and the issuance of Post-Merger Shares to the holders of ELI Stock in connection therewith, as described in the Merger Agreement, will constitute a tax-free reorganization under section 368(a)(1)(A) of the Code. The issuance of Post-Merger Shares to the holders of Company Stock in connection with the Merger, as described in the Merger Agreement, will constitute a tax-free reorganization under section 368(a)(1)(E) of the Code.

Southern Acceptance Corporation
January 25, 1996
Page 2


      (2) Except for the recognition of gain as required by section 302 of the Code with respect to the receipt by the holders of Company Stock and ELI Stock of cash in lieu of the issuance of fractional Post-Merger Shares, no gain or loss will be recognized by the Company, ELI, or holders of Company Stock or ELI Stock as a result\
            of the Merger.

      (3) The aggregate tax basis of the Post-Merger Shares received by a holder of Company Stock or ELI Stock pursuant to the Merger will be the same as the tax basis of the shares of Company Stock or ELI Stock exchanged therefor, decreased by any portion of such tax basis allocated to shares of Company Stock or ELI Stock that are treated as redeemed by the Company.

      (4) The holding period of the Post-Merger Shares received by a holder of Company Stock or ELI Stock as part of the Merger will include the holding period of the shares of Company Stock or ELI Stock exchanged therefor, provided that the Company Stock or ELI Stock, as the case may be, is held as a capital asset on the date of consummation of the Merger.

      We express no opinion as to the following: (a) the tax consequences that might be relevant to a particular holder of Company Stock or ELI Stock who is subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, persons who do not hold their Company Stock or ELI Stock as "capital assets" within the meaning of section 1221 of the Code, and persons who acquired their Company Stock or ELI Stock pursuant to the exercise of options or otherwise as compensation, or (b) any consequences arising under the laws of any state, locality, or foreign jurisdiction.

      This opinion has been delivered solely for the benefit of ELI and the Company in connection with the Merger and, except for any holder of Company Stock or ELI Stock, it may not be relied upon by any other person or entity or for any other purpose without our express prior written permission. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may affect any of our opinions expressed herein; provided that we will update this letter to reflect changes in fact or law prior to the effectiveness of the Proxy Statement.


                                    KILPATRICK & CODY


                                    By: /s/ Lynn E. Fowler
                                       Lynn E. Fowler, a partner

                           COMMON STOCK
                 SOUTHERN ACCEPTANCE CORPORATION
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
     THE NOVEMBER 7, 1996 SPECIAL MEETING OF SHAREHOLDERS

  The undersigned hereby appoints J. A. Cochran and Dr. Roy W.
Sweat, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of SOUTHERN
ACCEPTANCE CORPORATION (the "Company") to be held on November 7, 1996 and any adjournment thereof.

THE BOARD OF DIRECTORS OF THE COMPANY FAVORS A VOTE "FOR" EACH OF
THE FOLLOWING PROPOSALS:


1. MERGER PROPOSAL RESULTING IN CHANGE OF CONTROL OF THE COMPANY. Proposal for the approval and adoption of an Agreement and Plan of Merger, dated as of January 22, 1996 as amended on June 11, 1996 (the "Merger Agreement"), by and between the Company and Efficiency Lodge, Inc., a Georgia corporation ("ELI"), pursuant to which, among other things, (i) ELI will be merged with and into the Company (the "Merger"); (ii) shareholders of the Company will receive one share of Company Stock outstanding after the proposed Merger for each one hundred shares held prior to the Merger; (iii) in lieu of the issuance of fractional share amounts there will be paid an amount equal to $.10 multiplied by the number of shares held by each shareholder prior to the Merger and not converted into a whole share; and (iv) as a result of the Merger, shareholders of ELI will receive 95% of the outstanding shares of Company Stock, resulting in control of the Company by the former ELI shareholders.

   / /   FOR   / /   AGAINST  / /   ABSTAIN


2. ARTICLES AMENDMENT PROPOSAL. Proposal for the approval and adoption of an amendment of the Company's Articles of Incorporation to add certain provisions regarding the limitation of a director's liability for monetary damages for certain breaches of fiduciary duty.

   / /   FOR     / /   AGAINST  / /   ABSTAIN

3.  BY-LAW AMENDMENT PROPOSAL.  Proposal to amend Article
    III, Section 1 of the Company's By-Laws to permit the annual meeting of the Company's shareholders to be held in May of each year.

   / /   FOR     / /   AGAINST  / /   ABSTAIN

4. ADJOURNMENT PROPOSAL. Proposal to allow for the adjournment of the Special Meeting in the discretion of management to permit the solicitation of additional Proxies.

   / /   FOR     / /   AGAINST  / /   ABSTAIN


5. In accordance with their best judgment with respect to any other matters that may properly come before the Board.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE
    PROPOSALS DESCRIBED ABOVE AND IN THE PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

  Please date and sign this Proxy exactly as name appears.

                         Signed:________________________________

                         Dated:_________________________________


                         NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.